As filed with the Securities and Exchange Commission on September 25, 2025.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rezolve AI plc

(Exact name of registrant as specified in its charter)

United Kingdom	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21 Sackville Street

London, W1S 3DN

United Kingdom
(+44 204 625 9700)

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, N.Y. 10016
Tel: +1 (212) 947-7200
(Name, address, and telephone number of agent for service)

Copies to:

Gerry Williams
Penny Minna
DLA Piper LLP
1201 W Peachtree St NE #2800
Atlanta, GA 30309
(404) 736-7800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Pursuant to Rule 429(b) under the Securities Act, upon effectiveness, this registration statement shall constitute (i) post-effective amendment no. 2 to the registrant’s registration statement on Form F-1 (File No. 333-282004), (ii) post-effective amendment no. 2 to the registrant’s registration statement on Form F-1 (File No. 333-283622), (iii) post-effective amendment no. 2 to the registrant’s registration statement on Form F-1 (File No. 333-284240), (iv) post-effective amendment no. 1 to the registrant’s registration statement on Form F-1 (File No. 333-287390) and (v) post-effective amendment no. 1 to the registrant’s registration statement on Form F-1 (File No. 333-289103), in each case which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

Rezolve AI plc (the “Company”) is filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 429 under the Securities Act, the prospectus included herein is a combined prospectus which relates to:

(i)
the issuance by the Company of 7,499,994 ordinary shares, par value £0.0001 ("Ordinary Shares"), issuable upon the exercise of public warrants to purchase Ordinary Shares at a price of $11.50 per share (“Public Warrants”); such ordinary shares are currently registered and remain unsold under the Company’s registration statement on Form F-1 (File No. 333-282004), initially filed with the SEC on September 9, 2024, as subsequently amended (the “First F-1 Registration Statement”), which was declared effective by the SEC on November 27, 2024;
(ii)
the offer and sale, from time to time, by the selling holders named therein of an aggregate of up to 145,307,861 Ordinary Shares of the Company (which includes 569,982 Ordinary Shares issuable upon the exercise of private warrants to purchase ordinary shares at a price of $8.00 per share (the "Private Warrants"); such Ordinary Shares are currently registered and remain unsold under the Company's First F-1 Registration Statement.
(iii)
the offer and sale, from time to time, by the selling holders named therein of up to 8,444,482 Ordinary Shares of the Company; such Ordinary Shares are currently registered and remain unsold under the Company's registration statement on Form F-1 (File No. 333-284240), initially filed with the SEC on January 13, 2025, as subsequently amended (the "Second F-1 Registration Statement"), which was declared effective by the SEC on January 31, 2025. Excludes 49,948,806 ordinary shares registered in the name of YA II PN, LTD ("YA") on the Third F-1 Registration Statement, which were issuable pursuant to that certain standby equity purchase agreement, dated February 23, 2023 (as amended, the "SEPA"). The Company is excluding these shares because, as previously disclosed in the Fourth F-1 Registration Statement (as defined below) (i) the Company alleged that YA is in breach of the SEPA and (ii) the Company does not intend to make any further drawdown pursuant to the SEPA, and, accordingly, does not intend to issue any of such 49,948,806 ordinary shares to YA.
(iv)
the offer and sale, from time to time, by the selling holders named therein of up to 13,793,812 Ordinary Shares of the Company; such ordinary shares are currently registered and remain unsold under the Company's registration statement on Form F-1 (File No. 333-287390), initially filed with the SEC on May 16, 2025 (the "Third F-1 Registration Statement"), which was declared effective by the SEC on May 23, 2025.
(v)
the offer and sale, from time to time, by the selling holders named therein of up to 20,000,000 Ordinary Shares of the Company; such Ordinary Shares are currently registered and remain unsold under the Company's registration statement on Form F-1 (File No. 333-289103), initially filed with the SEC on July 30, 2025 (the "Fourth F-1 Registration Statement" and together with the First F-1 Registration Statement, Second F-1 Registration Statement and Third F-1 Registration Statement, the "Prior Registration Statements"), which was declared effective by the SEC on September 16, 2025. This registration statement is also being filed to convert the Prior Registration Statements into a registration statement on Form F-3.

Pursuant to Rule 429 under the Securities Act, this registration statement, which is a new registration statement, also constitutes: (a) post-effective amendment no. 2 to the First F-1 Registration Statement; (b) post-effective amendment no. 2 to the Second F-1 Registration Statement; (c) post-effective amendment no 1 to the Third F-1 Registration Statement; (e) post-effective amendment no. 1 to the Fourth F-1 Registration Statement. Such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. No securities may be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 25, 2025

PRELIMINARY PROSPECTUS

Rezolve AI plc

Up to 7,499,994 Ordinary Shares (for issuance)

Up to 187,546,155 Ordinary Shares (for resale)

This prospectus relates to the issuance by us of up to 7,499,994 Ordinary Shares issuable upon the exercise of the Public Warrants.

This prospectus also relates to the offer and sale, from time to time, by the selling security holders named herein (the “Selling Holders”) of an aggregate of up to 187,546,155 Ordinary Shares issued or issuable to the Selling Holders, as described in this prospectus.

Certain of the Selling Holders may have acquired the securities registered hereunder at prices substantially below current market prices and may therefore have incentive to sell their securities in this offering. Public securityholders who purchased their Rezolve securities at higher prices than the Selling Holders may experience lower rates of return (if any) than the Selling Holders, due to differences in purchase prices and the potential trading price at which they may be able to sell (see “Risk Factors —  Risks Related to Ownership of Ordinary Shares and Rezolve Operating as a Public Company —  The trading price of Ordinary Shares could be volatile, and the value of Ordinary Shares may decline.”). The Ordinary Shares being offered for resale pursuant to this prospectus by the Selling Holders represent approximately 65.8% of the outstanding Ordinary Shares as of the date of this prospectus. Given the substantial number of Ordinary Shares being registered for potential resale by Selling Holders pursuant to this prospectus, the sale of shares by the Selling Holders, or the perception in the market that the Selling Securityholders of a large number of shares intend to sell shares, could increase the volatility of the market price of the Ordinary Shares or result in a significant decline in the public trading price of the Ordinary Shares.

This prospectus provides you with a general description of such securities and the general manner in which the Selling Holders may offer or sell the securities. More specific terms of any securities that the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Holders pursuant to this prospectus. We will pay the expenses in connection with the preparation of this prospectus and associated with the sale of securities pursuant to this prospectus. Our registration of the securities covered by this prospectus does not mean that either the Selling Holders will issue, offer or sell, as applicable, any of the securities. The Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

The Ordinary Shares and the Public Warrants (as defined herein) are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “RZLV" and "RZLVW." On September 24, 2025, the closing price of the Ordinary Shares and Public Warrants was $6.82 per share and $2.585 per warrant, respectively.

Given the substantial amount of redemptions in connection with the Business Combination, and the relative lack of liquidity in our stock, sales of the Ordinary Shares under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 and in any applicable prospectus supplement.

None of the U.S. Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf’ registration process. Under this shelf registration process, we and the Selling Holders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 7,499,994 Ordinary Shares issuable upon the exercise of the Public Warrants. The Selling Holders may use the shelf registration statement to sell up to an aggregate of 187,546,155 Ordinary Shares from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Holders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Ordinary Shares being offered and the terms of the offering the Selling Holders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings.

Any document incorporated by reference in this prospectus and any prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or incorporated by reference modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Holders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The directors of the Company have taken all reasonable care to ensure that the facts stated in this prospectus are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in the document, whether or facts or of opinion. The directors accept responsibility accordingly.

It should be remembered that the price of securities and the income from them can go down as well as up.

If you are in any doubt about the contents of this prospectus, you should consult your stockbroker, bank manager, solicitor, accountant or financial adviser.

Unless the context indicates otherwise, references to the “Company,” “Rezolve,” “we,” “us” and “our”, prior to the Pre-Closing Demerger, refer to Rezolve Limited and after the Pre-Closing Demerger, Rezolve AI plc (formerly Rezolve AI Limited), including its subsidiaries.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Market and Industry Data

This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

SELECTED DEFINITIONS

Terms defined in the body of this document shall have the meanings attributed to them therein and in addition the following terms shall have the following meanings:

•
“Articles” means Rezolve’s articles of association;
•
“Business Combination Agreement” means the business combination agreement dated as of December 17, 2021, as amended on November 10, 2022 and as further amended and restated on June 16, 2023, as amended on August 4, 2023, and as may be amended from time to time, by and among Armada, Rezolve Limited, Rezolve and Rezolve Merger Sub;
•
“Channels” means the Rezolve’s distribution partners who distribute Rezolve’s offerings and services;
•
“Closing” means the closing of the Business Combination;
•
“Closing Date” means August 15, 2025;
•
"Cohen Note" means the unsecured convertible loan issued by Rezolve to Cohen & Company Financial Management LLC on August 14, 2024;
•
“Convertible Notes” means the convertible loan notes issued on the terms of the Loan Note Instrument;
•
“GeoZone” means a location-based marketing tool which is a feature of Rezolve’s platform;
•
“Investor Rights Agreement” means the amended form investor rights agreements entered into by Rezolve, Armada, the Sponsor and certain stockholders of Rezolve;
•
“JVB Note” means the convertible note issued by Rezolve to J.V.B. Financial Group, LLC, a registered broker-dealer,on August 14, 2024.
•
“Loan Note Instrument” means the secured convertible loan note instrument dated December 16, 2021, as amended and restated on November 21, 2022 and May 23, 2023 and further amended on and on December 18, 2023, December 29, 2023 and January 26, 2024, to which Rezolve is party;
•
“Nasdaq” means The Nasdaq Stock Market LLC;
•
“Ordinary Shares” means the ordinary shares of Rezolve, par value £0.0001;
•
“Pre-Closing Demerger” means the demerger effected pursuant to UK legislation under which (x) part of Rezolve Limited’s business and assets (being all of its business and assets except for certain shares in Rezolve Information Technology (Shanghai) Co Ltd and its wholly owned subsidiary Nine Stone (Shanghai) Ltd and Rezolve Information Technology (Shanghai) Co Ltd Beijing Branch) were transferred to the Company in exchange for the issue by the Company of shares of the same classes as in Rezolve Limited for distribution among the original shareholders of Rezolve Limited in proportion to their holdings of shares of each class in Rezolve Limited as at immediately prior to the Pre-Closing Demerger, (y) the Company assumed the secured convertible notes issued by Rezolve Limited and (z) Rezolve Limited was wound up.
•
“Rezolve” and the “Company” means Rezolve AI Limited, a private limited liability company registered under the laws of England and Wales with registration number 14573691 and, following its re-registration as a public limited company, Rezolve AI plc;
•
“Rezolve Founder” means Daniel Wagner;
•
“Rezolve Limited” means Rezolve Limited, a private limited company organized under the laws of England and Wales;
•
“Rezolve Merger Sub” means Rezolve Merger Sub, Inc., a Delaware corporation;
•
“Rezolve Shareholder” means a holder of shares of stock in the capital of Rezolve;

•
“Private Warrant” means a private warrant to purchase one Ordinary Share;
•
“Public Warrant” means a public warrant to purchase one Ordinary Share;
•
“Warrant” mean, collectively, the Private Warrants and the Public Warrants;
•
“Selling Holders” means the selling security holders named in this Registration Statement on Form F-3;
•
“SMBs” means small and medium-sized businesses;
•
“Sponsor” means Armada Sponsor LLC;
•
“UK” means the United Kingdom;
•
“UK Companies Act” means the UK Companies Act 2006 (as amended from time to time);
•
“U.S.” refers to the United States of America; and
•
“USD” refers to the U.S. Dollar.

Unless otherwise stated in this prospectus or the context otherwise requires, all references in this prospectus to the Warrants include such Ordinary Shares underlying the Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We believe that certain of the information in this prospectus constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “might,” “could,” “will,” “would,” “should,” “expect,” “possible,” “potential,” “anticipate,” “contemplate,” “believe,” “estimate,” “plan,” “predict,” “project,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•
discuss future expectations;
•
contain projections of future results of operations or financial condition; or
•
state other “forward-looking” information.

We believe it is important to communicate our expectations to our security holders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this prospectus, including in the section titled “Risk Factors,” provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations we described in such forward-looking statements, including among other things:

•
our ability to continue to meet Nasdaq’s listing standards;
•
changes adversely affecting our business;
•
the impact of global political and economic uncertainties, including public health crises, geopolitical conflicts and inflation;
•
the outcome of any legal proceedings that may be instituted against us;
•
general economic conditions;
•
the effect of the conflict in Ukraine, the Middle East or other hostilities;
•
changes in applicable law or regulations;
•
our business strategy and plans
•
the result of future financing efforts; and
•
other factors detailed in the section entitled “Risk Factors.”

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Rezolve undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

The forward-looking statements contained in this prospectus and in any document incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” beginning on page 12 of this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult.

For additional information, please see the section of this prospectus titled “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in the Ordinary Shares.

Overview

Rezolve

We are recognized1 to stand at the vanguard of the mobile commerce industry, providing an engagement platform, powered by cutting-edge artificial intelligence and machine learning. This platform empowers retailers, brands, and manufacturers to create robust, dynamic connections with consumers, transcending barriers of location and device, whether they are mobile or desktop. Harnessing the potential of AI, our platform fosters unprecedented mobile engagement, aiding businesses in their quest to reach their consumers in innovative ways. By leveraging the capabilities of mobile devices and personal computers-from cameras and microphones to location services and wireless connectivity-we bring the commercial experience directly into consumers’ hands. The hallmark of our platform is the integration of AI-driven systems, which simplify and enhance the purchasing process. Our technology enables merchants to understand their customers intent, provide the most relevant and helpful information to assist with their product selection and then enables them to complete transactions, access information, or contribute donations with a single tap on their device screen, depending on the context. This streamlined, seamless interaction, facilitated by the power of artificial intelligence, ensures an effortless and intuitive consumer experience. Since, the launch of our pilot platform, we believe we have harnessed the transformative potential of artificial intelligence, redefining the landscape of mobile commerce and engagement. As we continue to innovate, we remain committed to driving forward the digital commerce industry, shaping a future where technology and commerce intersect seamlessly for the benefit of both businesses and consumers.

Our platform allows for mobile engagement with merchants using our software to extend their business to consumers’ mobile devices and computers in innovative ways. By using a mobile device’s camera, microphone, location awareness, Bluetooth or Wi-Fi capabilities, our platform enables a user to make purchases, request information or make donations with only one tap on their screen, in certain circumstances. We deployed our pilot platform (which was developed prior to the Pre-Closing Demerger) in 2017.

We expect to commercialize the Rezolve platform in quarter 3 of 2025, initially in Europe and the USA. Revenues from braincommerce are also forecast to begin in Q3 2025, increasing significantly in Q4 2025. We also expect to generate revenues in Q4 2025 in South America and Asia. We expect revenues to increase in 2026 through our signed partner agreements with Microsoft, Google and others. For additional information regarding the partner agreements see “Business of Rezolve-Partner Agreements”

Rezolve was incorporated in England and Wales as a private limited company on January 5, 2023 under the name Rezolve Group Limited with company number 14573691 and changed its name on June 5, 2023 to Rezolve AI Limited. Rezolve Limited was incorporated in England and Wales as a private limited company on September 11, 2015 under the name Soul Seeker Limited with company number 09773823. On March 28, 2025, Rezolve AI Limited altered its legal status under English law from a private limited company and re-registered as a public limited company. In connection with the re-registration as a public limited company in England and Wales, the Company changed its name from Rezolve AI Limited to Rezolve AI plc (the “Company” or “Rezolve”).

The mailing address of Rezolve AI plc’s registered office is 21 Sackville Street, London, W1S 3DN, United Kingdom, +44 204 625 9700 and its principal executive office is 21 Sackville Street, London, W1S 3DN, United Kingdom.

Business Combination

On August 15, 2024, Armada Acquisition Corp. I, a Delaware corporation (“Armada”), Rezolve and Rezolve Merger Sub consummated the business combination pursuant to the terms of the Business Combination Agreement, dated as of December 17, 2021 (as amended or supplemented from time to time, the “Business Combination Agreement”), pursuant to which, among other things, (i) on July 4, 2024, Rezolve Limited effected the Pre-Closing Demerger pursuant to UK legislation under which (x) part of Rezolve Limited’s business and assets (being all of its business and assets except for certain shares in Rezolve Information Technology (Shanghai) Co Ltd and its wholly owned subsidiary Nine Stone (Shanghai) Ltd and Rezolve Information Technology (Shanghai) Co Ltd Beijing Branch) were transferred to the Company in exchange for the issue by the Company of shares of the same classes as in Rezolve Limited for distribution among the original shareholders of Rezolve Limited in proportion to their holdings of shares of each class in Rezolve Limited as at immediately prior to the Pre-Closing Demerger, (y) the Company assumed the secured

1 Please see Rezolve Press Release dated July 25, 2023, available at https://www.rezolve.com/investors/britains- brain-heralds-new-era-of-commerce-enabled-ai/

convertible notes issued by Rezolve Limited and (z) Rezolve Limited was wound up, (ii) on the Closing Date, the Company effected a company reorganization whereby the Company’s series A shares were reclassified as Ordinary Shares and (iii) on the Closing Date, Armada merged with and into Rezolve Merger Sub, with Armada surviving as a wholly owned subsidiary of Rezolve, with shareholders of Armada receiving Ordinary Shares in exchange for their existing Armada common stock and Armada warrant holders having their warrants automatically exchanged for warrants of Rezolve. Upon the closing of the Business Combination, the Company became the direct parent of Armada.

In connection with the closing of the Business Combination, holders of an aggregate of 1,300,391 shares of Armada common stock exercised their right to redeem such shares for a pro rata portion of the funds in Armada’s Trust Account. Following redemptions and the payment of transaction expenses, Armada delivered an aggregate of approximately $14.8 million to the Company on the Closing Date.

Investor Rights Agreement

At the Closing, the Company entered into that certain Investor Rights Agreement with certain directors and officers and certain other parties identified therein (such persons, the “Holders”) (the “Investor Rights Agreement”). Pursuant to the terms of the Investor Rights Agreement, the Holders are entitled to certain piggyback registration rights and customary registration rights.

Convertible Notes

In connection with the Business Combination Agreement, on December 16, 2021, Rezolve Limited entered into a secured convertible loan note instrument, as amended and restated on November 21, 2022 and May 23, 2023 and as further amended on December 18, 2023, December 29, 2023 and January 26, 2024. Upon the closing of the Pre-Closing Demerger, the Loan Note Instrument was novated to Rezolve and was secured by a debenture over the assets of Rezolve. As of December 5, 2024, there was outstanding an aggregate amount of approximately $49 million of convertible notes (the "Convertible Notes") outstanding under the Loan Note Instrument.

On December 5, 2024, pursuant to the terms of the Loan Note Instrument, one of the holders of the Convertible Notes converted all of his approximately $8 million of outstanding Convertible Notes at a conversion price of $7 per ordinary share.

On December 17, 2024, the Company, Apeiron Investment Group Ltd. and Bradley Wickens, the beneficial holders of the majority of Convertible Notes entered into an agreement (the “Agreement”) to amend the Loan Note Instrument (the “Amendment”) and that the beneficial holders shall procure that the registered nominees holding their Convertible Notes provide the necessary consents to the Amendment. Pursuant to the Amendment, the conversion price with respect to approximately $41 million of outstanding Convertible Notes was revised to equal $2 per ordinary share.

In December 2024, all of the remaining Convertible Note holders elected to convert. As of the date herof, none of the Convertible Notes remained outstanding under the Loan Note Instrument.

The Bluedot Acquisition

On February 4, 2025, Rezolve entered into a Purchase Agreement (the “First Bluedot Purchase Agreement”), by and between the Company and DBLP Sea Cow Ltd, a limited company organized under the laws of the Seychelles (“DBLP”), pursuant to which the Company agreed to purchase, and DBLP agreed to sell, the entire issued and to be issued share capital of each of Bluedot Industries, Inc., a Delaware corporation, and Bluedot Industries Pty. Ltd, an Australian proprietary limited company registered in Victoria on 7 December 2013 with Australian Company Number 165 206 566 (the “First Bluedot Acquisition”).

On February 20, 2025, Rezolve closed the First Bluedot Acquisition. As consideration for the First Bluedot Acquisition, Rezolve issued 819,737 ordinary shares of the Company in a private placement to DBLP.

On March 17, 2025, Rezolve entered into a Purchase Agreement (the “Second Bluedot Purchase Agreement”), by and between the Company and Tanist Group Limited, a limited company organized under the laws of the British Virgin Islands (“Tanist”), pursuant to which the Company agreed to purchase, and Tanist agreed to sell, the entire issued and to be issued share capital of Bluedot Innovation Pty. Ltd, an Australian proprietary limited company registered in South Australia 161 734 621 (the “Second Bluedot Acquisition, and together with the First Bluedot Acquisition, the “Bluedot Acquisition”).

On March 17, 2025, Rezolve closed the Second Bluedot Acquisition. As consideration for the Second Bluedot Acquisition, Rezolve issued 1,941,111 ordinary shares of the Company in a private placement to Tanist.

DBLP is a related party and is wholly legally owned by Daniel Wagner, a director of DBLP and the Company. Prior to his death, DBLP was beneficially owned by John Wagner, a former director of Rezolve.

The GroupBy Acquisition

On February 11, 2025, Rezolve entered into a Purchase Agreement (the “GroupBy Purchase Agreement”), by and among the Company, GroupBy Inc., an Ontario, Canada corporation (“GroupBy”), GroupBy International Ltd., an Ontario, Canada corporation (“GroupBy International”) and Fortis Advisors LLC, a Delaware limited liability company, as the representative of the sellers party thereto (the “Sellers”), pursuant to which the Company agreed to purchase, and the Sellers agreed to sell, the entire issued and to be issued share capital of each of GroupBy and GroupBy International (the “GroupBy Acquisition”).

On March 25, 2025, Rezolve closed the GroupBy Acquisition. As consideration for the GroupBy Acquisition, the Company issued an aggregate of 3,999,902 of its ordinary shares of the Company in a private placement to the Sellers.

WAB Subscription Letter

In connection with the Closing of the GroupBy Acquisiton, on March 25, 2025, the Company entered into a Subscription Letter (the "Subscription Letter"), by and between the Company and WAB, pursuant to which the Company agreed to issue to WAB a number of Ordinary Shares equal to $12,300,000 (the "Subscription Shares").

In consideration for the allotment of the Subscription Shares, WAB will irrevocably and unconditionally release and discharge the Company from the obligations owed by the Company to WAB.

DBLP Settlement Agreement

On February 7, 2025, the Company entered into a Settlement Agreement (the "DBLP Settlement Agreement") with DBLP, pursuant to which the Company agreed to issue DBLP 800,000 Ordinary Shares in exchange for the full and final settlement of all amounts owed to DBLP in the amount of $5,958,593.22.

PIPE Financing

On July 24, 2025, Rezolve entered into certain securities purchase agreements (the "Purchase Agreements") with certain Selling Holders (the "Purchasers"), for the purchase and sale of 20,000,000 Ordinary Shares (the "PIPE Shares") in a private placement at a price of $2.50 per share (the "PIPE Financing").

Concurrently with the Purchase Agreements, on July 24, 2025, Rezolve and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”). In accordance with Rezolve's obligations under the Registration Rights Agreement, among other things, Rezolve has filed the registration statement of which this prospectus forms a part with the SEC.

On July 25, 2025, Rezolve closed the PIPE Financing and received aggregate gross proceeds of approximately $50 million, before deducting placement agent fees and other offering expenses. The PIPE Shares were offered pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws.

Corporate Information

The Company was incorporated in England and Wales as a private limited company on January 5, 2023 under the name Rezolve Group Limited with company number 14573691 and changed its name on June 5, 2023 to Rezolve AI Limited. Rezolve Limited was incorporated in England and Wales as a private limited company on September 11, 2015 under the name Soul Seeker Limited with company number 09773823. On March 28, 2025, Rezolve AI Limited altered its legal status under English law from a private limited company and re-registered as a public limited company. In connection with the re-registration as a public limited company in England and Wales, the Company changed its name from Rezolve AI Limited to Rezolve AI plc (the “Company” or “Rezolve”).

The Ordinary Shares and Public Warrants are listed on Nasdaq under the symbols “RZLV” and “RZLVW,” respectively. The mailing address of the Company’s registered office is 21 Sackville Street, London, W1S 3DN, United Kingdom, +44 204 625 9700 and its principal executive office is 21 Sackville Street, London, W1S 3DN, United Kingdom. Our website address is www.rezolve.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the closing of the IPO of Armada, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our outstanding Ordinary Shares that are held by non-affiliates exceeds $700 million as of the prior June 30; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

We qualify as a “foreign private issuer” under U.S. securities laws. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from compliance with certain laws and regulations of the Exchange Act including, but not limited to, those related to the solicitations of proxies, consents or authorizations, those related to the public reporting of insider stock ownership and trading activities, and those requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K.

We intend to take all actions necessary for us to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the Nasdaq corporate governance rules and listing standards. Because we are a foreign private issuer, our officers, directors and principal shareholders are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

We may utilize these exemptions until such time as we are longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.

Risk Factors

You should consider carefully the risks and uncertainties described in this prospectus before investing in our securities. These risks are discussed more fully in the section titled “Risk Factors” following this summary. If any of these risks actually occur, our business, financial condition or results of operations would likely be materially adversely affected. These risks include, but are not limited to, the following:

•
Rezolve has generated limited revenues from existing Channels and there is no guarantee that it will be able to attract and retain new merchants and increase sales to new merchants.
•
Rezolve is an early-stage company with a history of financial losses and expects to incur significant expenses and continuing losses for the foreseeable future.
•
The impact of worldwide economic conditions, including the resulting effect on spending by SMBs and spending on technology, may adversely affect Rezolve’s business, operating results and financial condition.
•
Uneven economic growth or downturns or international trade and other global disruptions, geopolitical tensions, or disputes could adversely affect our business and operating results.
•
Rezolve’s limited operating history in a new and developing market makes it difficult to evaluate its current business and future prospects and may increase the risk that it will not be successful.
•
Rezolve’s growth depends in part on the success of its strategic relationships with third parties.
•
The markets for Rezolve’s offerings are new and evolving and may develop more slowly or differently than we expect. Rezolve’s future success is dependent on the growth and expansion of these markets, its ability to adapt and respond effectively to evolving market conditions and its relationship with its business partners.
•
Non-performance under, termination, non-renewal or material modification of agreements with Rezolve’s business partners could have a material adverse effect on Rezolve’s business, financial condition and/or results of operations.
•
Rezolve’s business could be harmed if it fails to manage its growth effectively.
•
Rezolve does not have the history with its solutions or pricing models necessary to accurately predict optimal pricing necessary to attract new merchants and retain existing merchants.
•
As a result of Rezolve’s business model, it may not be able to accurately assess its financial position and results of operations.
•
Rezolve’s business is susceptible to risks associated with international sales and the use of its platform in various countries.
•
As Rezolve and its channels and merchants adopt its proprietary machine learning systems, it may be exposed to risks related to systems efficiency and disclosure and changes to the political and regulatory framework for AI technology, which can adversely affect Rezolve’s business, financial condition and results of operations.
•
Exchange rate fluctuations may negatively affect Rezolve’s results of operations.
•
Rezolve’s operating results are expected to be subject to seasonal fluctuations.
•
If Rezolve fails to improve and enhance the functionality, performance, reliability, design, security and scalability of its platform in a manner that responds to merchants’ evolving needs, its business may be adversely affected.
•
Rezolve may not be able to compete successfully against current and future competitors.
•
Payment transactions on Rezolve’s platform may be subject to regulatory requirements and other risks that could be costly and difficult to comply with or that could harm Rezolve’s business.
•
Rezolve has in the past made and in the future may make acquisitions and investments, which could divert management’s attention, result in operating difficulties and dilution to Rezolve’s shareholders and otherwise disrupt Rezolve’s operations and adversely affect its business, operating results or financial position.
•
Rezolve may need to raise additional funds to pursue its growth strategy or continue its operations, and Rezolve may be unable to raise capital when needed or on acceptable terms.
•
Failure to effectively develop and expand Rezolve’s marketing, sales, customer service, and content management capabilities could harm its ability to increase Rezolve’s customer base and achieve broader market acceptance of Rezolve’s platform.

•
If the availability of Rezolve’s platform does not meet its service-level commitments to customers, Rezolve’s current and future revenues may be negatively impacted.
•
Rezolve does not intend to pay dividends for the foreseeable future.
•
Expansion into geographies such as the U.S., Latin America, India, and China in the future, is important to the growth of Rezolve’s business, and if Rezolve does not manage the business and economic risks of international expansion effectively, it could materially and adversely affect Rezolve’s business, financial condition and results of operations.
•
A regional or global health pandemic, including the global COVID-19 pandemic, may adversely impact Rezolve’s business, results of operations and financial performance.
•
If Rezolve is unable to hire, retain and motivate qualified personnel, its business will be adversely affected.
•
Rezolve is dependent on the continued services and performance of its senior management and other key employees, the loss of any of whom could adversely affect Rezolve’s business, operating results and financial condition.
•
Rezolve expects to be dependent upon consumers’ and merchants’ willingness to use the internet and internet-enabled mobile devices for commerce.
•
If Rezolve’s software or platform contains serious errors or defects, Rezolve may lose revenues and market acceptance and may incur costs to defend or settle claims with its merchants.
•
A denial of service attack or security breach or incident could delay or interrupt service to Rezolve’s merchants and their customers, harm Rezolve’s reputation and subject Rezolve to significant liability.
•
Rezolve uses a limited number of data centers to deliver its services. Any disruption of service at these facilities could harm Rezolve’s business.
•
Rezolve’s business and prospects would be harmed if changes to technologies used in Rezolve’s platform or new versions or upgrades of operating systems and internet browsers adversely impact the process by which merchants and consumers interface with Rezolve’s platform.
•
Rezolve relies on computer hardware, purchased or leased, and software licensed from and services rendered by third parties in order to provide its solutions and run its business.
•
If Rezolve does not or cannot maintain the compatibility of its platform with third-party applications that its customers use in their businesses, Rezolve’s revenues will decline.
•
Mobile devices are increasingly being used to conduct commerce, and if Rezolve’s solutions do not operate as effectively when accessed through these devices, Rezolve’s merchants and their customers may not be satisfied with Rezolve’s services, which could harm Rezolve’s business.
•
Rezolve may store and process personal data of its merchants and their customers. If the security of this information is compromised or otherwise subjected to unauthorized access, Rezolve’s reputation may be harmed and Rezolve may be exposed to liability.
•
Rezolve’s brand is important to its success. If Rezolve fails to effectively maintain, promote and enhance Rezolve’s brand, Rezolve’s business and competitive advantage may be harmed.
•
Activities of merchants or the content of their shops could damage Rezolve’s brand, subject Rezolve to liability and harm its business and financial results.
•
If Rezolve fails to maintain a consistently high level of customer service, Rezolve’s brand, business and financial results may be harmed.
•
Rezolve may be unable to maintain or protect its intellectual property rights and proprietary information, or obtain registrations in such rights or information, or otherwise prevent third parties from making unauthorized use of the foregoing, including its technology.
•
Rezolve may be subject to claims by third parties of intellectual property infringement.
•
Rezolve’s use of “open source” software could negatively affect its ability to sell its solutions and subject Rezolve to possible litigation.
•
Claims for indemnification by Rezolve’s directors and officers may reduce Rezolve’s available funds to satisfy successful third-party claims against Rezolve and may reduce the amount of money available to Rezolve.

•
Rezolve is subject to anti-corruption and anti-bribery laws and similar laws, and non-compliance with such laws can subject Rezolve to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect its business, prospects, financial condition, results of operations and reputation.
•
Enhanced trade tariffs, import restrictions, export restrictions, United States regulations or other trade barriers may materially harm Rezolve’s business.
•
From time to time, Rezolve may be involved in legal proceedings and commercial or contractual disputes, which could have an adverse impact on Rezolve’s profitability and consolidated financial position.
•
Certain provisions of the Articles and English law could deter takeover attempts.
•
The trading price of Ordinary Shares could be volatile, and the value of Ordinary Shares may decline.
•
A market for our securities may not be sustained, which would adversely affect the liquidity and price of Ordinary Shares.
•
There can be no assurance that Rezolve will be able to comply with the continued listing standards of Nasdaq.
•
If securities or industry analysts publish reports that are interpreted negatively by the investment community or publish negative research reports about our business, our share price and trading volume could decline.
•
We are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our Ordinary Shares less attractive to investors.
•
Rezolve is a “foreign private issuer” and, as a result, we are permitted to rely on exemptions from certain stock exchange corporate governance standards applicable to U.S. issuers. This may afford less protection to holders of Ordinary Shares.
•
We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense.
•
Our issuance of additional Ordinary Shares in connection with financings, acquisitions, investments, our stock incentive plans, or otherwise will dilute all other shareholders.
•
We incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.
•
U.S. holders that directly or indirectly own 10% or more of our equity interests may be subject to adverse U.S. federal income tax consequences under rules applicable to U.S. shareholders of controlled foreign corporations.
•
Our U.S. shareholders may suffer adverse tax consequences if we are classified as a “passive foreign investment company.”
•
The Internal Revenue Service may not agree that Rezolve should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

THE OFFERING

We are registering the resale by the Selling Holders or their permitted transferees of up to 187,546,155 Ordinary Shares. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 8 of this prospectus.

The following information is as of September 25, 2025 and does not give effect to issuances of Ordinary Shares after such date.

Issuance of Ordinary Shares

Ordinary Shares to be issued upon exercise of all Public Warrants	Up to 7,499,994 Ordinary Shares underlying the Public Warrants.

Exercise Price of Public Warrants	$11.50

Use of Proceeds

We will receive up to an aggregate of approximately $86.3 million from the exercise of all Public Warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, to the extent we elect the exercise of such warrants for cash, we intend to use the net proceeds from such exercise for general corporate purposes. To the extent the warrants are exercised on a “cashless” basis, we will receive no proceeds.

Resale of Ordinary Shares

Ordinary Shares offered by the Selling Holders

Up to 187,546,155 Ordinary Shares, consisting of:

(i)
106,134,552 Ordinary Shares;
(ii)
569,982 Ordinary Shares underlying the Private Warrants;
(iii)
23,074,054 Ordinary Shares issued upon conversion of the Convertible Notes;
(iv)
15,207,479 Ordinary Shares issued upon conversion of the Advance Subscriptions;
(v)
695,033 Ordinary Shares issued upon the conversion of the Promissory Notes;
(vi)
3,043,735 Ordinary Shares issued upon conversion of the Cohen Note;
(vii)
5,027,508 Ordinary Shares issued upon conversion of the J.V.B. Note;
(viii)
2,760,848 Ordinary Shares issued in connection with the Bluedot Acquisition
(ix)
3,986,531 Ordinary Shares issued in connection with the GroupBy Acquisition
(x)
5,857,143 Ordinary Shares issuable to WAB;
(xi)
89,290 Ordinary Shares issuable to Roth Capital Partners, LLC as transaction-based compensation for the performance of advisory services rendered to the Company in connection with the Business Combination
(xii)
300,000 Ordinary Shares issued to Radio Group Holding GmbH and certain other holders in connection with the settlement of an agreement;
(xiii)
800,000 Ordinary Shares issued to DBLP in connection with the DBLP Settlement Agreement; and
(xiv)
20,000,000 Ordinary Shares issued in connection with the PIPE Financing.

Use of proceeds	We will not receive any proceeds from the sale of the Ordinary Shares to be offered by the Selling Holders.

Ordinary Shares outstanding prior to the exercise of all Warrants	285,174,536 (as of September 25, 2025)

Ordinary Shares outstanding assuming exercise of all Warrants	293,244,512 (as of September 25, 2025)

Risk factors

See the section titled “Risk Factors” beginning on page 8 of this prospectus and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in Ordinary Shares and Warrants.

Nasdaq symbol for our Ordinary Shares	“RZLV.”

Nasdaq symbol for our Public Warrants	"RZLVW"

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following risks, as revised or supplemented by our reports subsequently filed after the date hereof with the Commission and incorporated by reference in this prospectus, together with the financial and other information we include or incorporate by reference in this prospectus, before you decide to purchase our securities. If any of the following risks actually occur, our business, financial condition and operating results could be materially and adversely affected. In that case, the market price of our securities could decline and you may lose all or a part of your investment. The risks discussed below are not the only risks we face. Additional risks or uncertainties not currently known to us, or that we currently deem immaterial, may also have a material adverse effect on our business, financial condition and operating results. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

Rezolve has generated limited revenues from existing channels and there is no guarantee that it will be able to attract and retain new merchants and increase sales to new merchants.

Rezolve expects to generate revenues principally through subscription fees and one-time transaction fees. Rezolve expects to be dependent on agreements with certain business partners to service merchants and remit subscription fees to Rezolve, including Microsoft, Google and ACI in North America and Europe, and Grupo Carso in Latin America. While we expect to generate revenues from these partners, these partnerships are currently pre-revenue. There is no guarantee that Rezolve will be able to renew existing agreements on similar terms or at all when they expire or that they will not be terminated at an earlier time. As a result, there can be no assurance that Rezolve will be able to retain these partnerships. Rezolve’s costs associated with subscription renewals are substantially lower than costs associated with generating revenues from new merchant relationships associated with new partners or costs associated with generating sales of additional solutions to merchants associated with existing partners. Therefore, if Rezolve is unable to retain partners, even if such losses are offset by an increase in new merchants associated with new partners or an increase in other revenues, Rezolve’s operating results could be adversely impacted.

Rezolve may also fail to attract new partners and retain existing partners as a result of a number of other factors, including

A.
competitive factors affecting the software as a service, or SaaS, business software applications market, including the introduction of competing platforms, discount pricing and other strategies that may be implemented by Rezolve’s competitors;
B.
Rezolve’s ability to execute on Rezolve’s growth strategy and operating plans;
C.
a decline in Rezolve’s partners’ level of satisfaction with Rezolve’s platform and usage of Rezolve’s platform;
D.
changes in Rezolve’s relationships with third parties, including Rezolve’s partners, app developers, theme designers, referral sources and payment processors;
E.
the timeliness and success of Rezolve’s solutions;
F.
the frequency and severity of any system outages
G.
technological change; and
H.
Rezolve’s focus on long-term value over short-term results, meaning that Rezolve may make strategic decisions that may not maximize Rezolve’s short-term revenues or profitability if Rezolve believes that the decisions are consistent with its mission and will improve its long-term financial performance.

Rezolve is an early-stage company with a history of financial losses and expects to incur significant expenses and continuing losses for the foreseeable future.

Rezolve incurred a net loss of $172.6 million in the year ended December 31, 2024 and $30.7 million in the year ended December 31, 2023, respectively. At December 31, 2024, Rezolve had a total shareholders’ deficit of $38.0 million. These losses and accumulated deficit are a result of the substantial investments Rezolve made to grow its business, and Rezolve expects to make significant expenditures to expand its business in the future. Rezolve expects to increase its investment in sales and marketing as it continues to spend on marketing activities and expand its partner referral programs. Rezolve also plans to increase its investment in research and development as it continues to introduce new offerings and services to extend the functionality of its platform. Rezolve intends to invest in its merchant service and support operations, which it considers critical for its continued success. To support the continued growth of its business and to comply with continuously changing security and operational requirements, Rezolve plans to continue investing in its technical infrastructure, marketing and payroll systems. Rezolve expects that these increased expenditures will make it harder for Rezolve to achieve profitability, and Rezolve cannot predict if it will achieve profitability in the near-term or at all. Historically, Rezolve’s costs have increased each year due to these factors and Rezolve expects to continue to incur increasing costs to support its anticipated future growth. Rezolve also expects to incur additional general and administrative expenses as a result of both its growth and the increased costs associated with being a public company. Rezolve’s expenses may be greater than it anticipates, and

Rezolve’s investments to improve the efficiency of its business, technical infrastructure, marketing and payroll systems may not be successful. Increases in costs may adversely affect Rezolve’s business and results of operations.

The impact of worldwide economic conditions, including the resulting effect on spending by SMBs and spending on technology, may adversely affect Rezolve’s business, operating results and financial condition.

Rezolve’s performance is subject to worldwide economic conditions and overall demand for technology and the impact of these factors on the economic performance of Rezolve’s current and prospective Channels and the levels of spending of their customers. In general, worldwide economic conditions may remain unstable, including inflation, and these conditions would make it difficult for Rezolve’s Channels, prospective Channels and merchants and Rezolve to forecast and plan future business activities accurately, and they could cause Rezolve’s Channels or prospective Channels and merchants to reevaluate their decision to purchase Rezolve’s solutions. Weak global economic conditions, changes in consumer behavior or a reduction in technology spending even if economic conditions stabilize, could adversely impact Rezolve’s business and results of operations in a number of ways, including longer sales cycles, lower demand or prices for Rezolve’s platform, fewer subscriptions and lower or no growth. For example, recent increased inflation, the residual effects of the collapse of Silicon Valley Bank and other financial institutions in March and April 2023, and resultant instability in global financial markets, may cause Rezolve’s customers to reduce spending, including on Rezolve’s services. Merchants and Channels may be disproportionately affected by economic downturns. Merchants and Channels frequently have limited budgets and may choose to allocate their spending to items other than Rezolve’s platform, especially in times of economic uncertainty or recessions.

Prolonged economic uncertainties or downturns could adversely affect Rezolve’s business, financial condition, and results of operations. Negative conditions in the global economy, including conditions resulting from financial and credit market fluctuations, heightened interest rates, changes in economic policy, trade uncertainty, including changes in tariffs, sanctions, international treaties and other trade restrictions, the occurrence of a natural disaster or global public health crisis, such as the COVID-19 pandemic, or armed conflicts, such as the conflict in Ukraine, and resulting sanctions imposed by countries, and retaliatory actions taken by Russia in response to such sanctions, could negatively affect the growth of Rezolve’s business.

Economic downturns may also adversely impact retail sales, which could result in merchants who use Rezolve’s platform going out of business or deciding to stop using Rezolve’s services in order to conserve cash. Weakening economic conditions may also adversely affect third-parties with whom Rezolve has entered into relationships and upon which Rezolve depends in order to grow its business. Uncertain and adverse economic conditions may also lead to increased refunds and chargebacks or reduced transaction fees, any of which could adversely affect Rezolve’s business.

Uneven economic growth or downturns or international trade and other global disruptions, geopolitical tensions, or disputes could adversely affect our business and operating results.

Trade and other global disputes and interruptions, including related to tariffs, trade protection measures, import or export licensing requirements, the imposition of trade sanctions or similar restrictions by the U.S. or other governments, international tension and conflicts, as well as economic stagnation, cost inflation, strains on global transportation, manufacturing, and labor markets, and public health outbreaks, epidemics, or pandemics affect our ability to do business. Among other risks, the use of tariffs and other trade restrictions increase costs and may impact or otherwise complicate aspects of our business.

Rezolve’s limited operating history in a new and developing market makes it difficult to evaluate its current business and future prospects and may increase the risk that it will not be successful.

Rezolve is constantly evolving with new offerings and services such as Instant Checkout. This evolving platform makes it difficult to accurately assess Rezolve’s future prospects. Rezolve also operates in developing markets that may not develop as it expects. You should consider Rezolve’s future prospects in light of the challenges and uncertainties that it faces, including the fact that it may not be possible to discern fully the trends that Rezolve is subject to, that Rezolve operates in developing markets, and that elements of its business strategy are new and subject to ongoing development. Rezolve has encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, including, among other factors, increasing and unforeseen expenses as Rezolve continues to grow its business, undercapitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of revenues. If Rezolve does not manage these risks successfully, its business, results of operations and prospects will be harmed.

Rezolve’s growth depends in part on the success of its strategic relationships with third parties.

Rezolve anticipates that the growth of its business will continue to depend on third-party relationships, including relationships with its referral sources, resellers, payment processors and other partners. Identifying, negotiating and documenting relationships with third parties requires significant time and resources as does integrating third-party content and technology. Rezolve’s agreements with providers of cloud hosting, technology, content and consulting services are typically non-exclusive and do not prohibit such service providers from working with competitors or from offering competing services. These third-party providers may choose to terminate their relationship with Rezolve or to make material changes to their businesses, offerings or services. Rezolve’s competitors may be effective in providing incentives to third parties to favor their offerings or services or to prevent or reduce subscriptions to Rezolve’s platform. In addition, these providers may not perform as expected under Rezolve’s agreements or under their agreements with Rezolve’s merchants, and Rezolve or its merchants may in the future have disagreements or disputes with such providers. If Rezolve loses access to products, offerings or services from a particular supplier, or experiences a significant disruption in the supply of products, offerings or services from a current supplier, including any single-source supplier, it could have an adverse effect on Rezolve’s business and operating results.

The markets for Rezolve’s offerings are new and evolving and may develop more slowly or differently than we expect. Rezolve’s future success is dependent on the growth and expansion of these markets, its ability to adapt and respond effectively to evolving market conditions and its relationship with its business partners.

The markets for Rezolve’s offerings are relatively new, rapidly evolving and unproven. Accordingly, it is difficult to predict customer adoption and renewals, demand for Rezolve’s platform and Rezolve’s offerings, the entry of competitive offerings, the success of existing competitive offerings, or the future growth rate, expansion, longevity and the size of Rezolve’s target markets. The expansion of, and Rezolve’s ability to penetrate, these new and evolving markets depends on a number of factors, including widespread awareness among key organizational decision makers of, and the cost, performance, effectiveness and perceived value associated with, digital adoption platforms and technologies. If we or other software and SaaS providers experience security incidents, loss or unauthorized acquisition or other processing of customer data, or disruptions in delivery or service, the market for these applications as a whole, including our platform and offerings, may be negatively affected. If digital adoption technologies and software do not continue to achieve market acceptance, or if there is a reduction in demand caused by decreased customer or user acceptance, technological challenges, weakening economic conditions (including in connection with international conflicts, economic downturns, and global pandemics like the COVID-19 pandemic), privacy, data protection, and cybersecurity concerns, governmental regulation, competing technologies and offerings, decreases in information technology spending or otherwise, or if software providers begin to implement digital adoption solutions natively within their existing products, the markets for our platform and offerings might not continue to develop or might develop more slowly than we expect, which could adversely affect our business, financial condition and results of operations.

Non-performance under, termination, non-renewal or material modification of agreements with Rezolve’s business partners could have a material adverse effect on Rezolve’s business, financial condition and/or results of operations.

Rezolve expects to be dependent on its business partners to service its existing customers and ensure that subscription payments from expected merchant customers are subsequently remitted to Rezolve. Rezolve’s business partners may fail to meet their settlement obligations on a timely basis or at all. Such failures to pay, payment delays or other non-performance may be due to their insolvency or bankruptcy, a downturn in the economic cycle or factors specific to the relevant business partner. The failure of Rezolve’s business partners to meet their settlement obligations and/or Rezolve’s inability to find new business partners in a timely manner could have a material adverse effect on Rezolve’s financial condition and/or results of operations.

No assurance can be given that business partners will renew their agreements upon expiration of those agreements or that they will not request unfavorable amendments to existing agreements. Also, no assurance can be given that Rezolve will be successful in negotiating favorable terms with these business partners. Any failure to obtain renewals of existing agreements or failure to successfully negotiate favorable terms for such renewals of or amendments to existing agreements could result in a reduction in revenues and, accordingly, have a material adverse effect on Rezolve’s business, prospects, financial condition and/or results of operations.

Rezolve’s business could be harmed if it fails to manage its growth effectively.

Rezolve’s plans to grow in Germany, Latin America, U.S. and India and to expand into new geographies places significant demands on its operational infrastructure. The scalability and flexibility of its platform depends on the functionality of its technology and network infrastructure and its ability to handle increased traffic and demand. As merchant numbers grow and merchants increase their use of Rezolve’s platform, the number of orders processed through Rezolve’s platform and the amount of data and requests that it processes will increase. Any problems with the transmission of increased data and requests could result in harm to Rezolve’s brand or reputation. Moreover, as Rezolve’s business grows, Rezolve will need to devote additional resources to improving its operational infrastructure and continuing to enhance its scalability to maintain the performance of its platform.

Rezolve’s growth will likely continue to place, a significant strain on its managerial, administrative, operational, financial and other resources. Rezolve has grown from 21 employees at December 31, 2019 to 26 employees at December 31, 2024. Rezolve intends to further expand its overall business, including headcount, with no assurance that its revenues will grow. As Rezolve grows, it will be required to continue to improve its operational and financial controls and reporting procedures and it may not be able to do so effectively. As such, Rezolve may be unable to manage its expenses effectively in the future, which may negatively impact its gross profit or operating expenses.

In addition, Rezolve believes that an important contributor to its success has been its corporate culture, which it believes fosters innovation, teamwork, passion for its merchants and a focus on attractive designs and technologically advanced and well-crafted software. Most of Rezolve’s employees have been with Rezolve or Rezolve Limited for fewer than two years as a result of its rapid growth. As Rezolve continues to grow, Rezolve must effectively integrate, develop and motivate a growing number of new employees. As a result, Rezolve may find it difficult to maintain its corporate culture, which could limit its ability to innovate and operate effectively. Any failure to preserve Rezolve’s culture could also negatively affect its ability to retain and recruit personnel, continue to perform at current levels or execute its business strategy.

Rezolve does not have the history with its solutions or pricing models necessary to accurately predict optimal pricing necessary to attract new merchants and retain existing merchants.

Rezolve has limited experience determining the optimal prices for its solutions. Rezolve has changed its pricing model from time to time and expects to do so in the future. Given Rezolve’s limited experience with selling new solutions, Rezolve may not offer new solutions at the optimal price, which may result in Rezolve’s solutions not being profitable or not gaining market share. As competitors introduce new solutions that compete with Rezolve’s, especially in the payments space where Rezolve faces significant competition, Rezolve may be unable to attract new merchants at competitive pricing models. Pricing decisions may also impact the mix of adoption among Rezolve’s plans and negatively impact Rezolve’s overall revenues. Moreover, SMBs, which are generally sensitive to price and are expected to comprise a portion of the merchants using Rezolve’s platform, may be quite sensitive to price increases or prices offered by competitors. As a result, in the future, Rezolve may be forced to reduce its prices, which could adversely affect its financial results.

As a result of Rezolve’s business model, it may not be able to accurately assess its financial position and results of operations.

Rezolve intends to offer its platform primarily through a mix of monthly and single-year subscription agreements and is expected to recognize revenue ratably over the related subscription period. As a result, a large percentage of the revenues Rezolve expects to report each quarter may be derived from agreements entered into during prior months or years. In addition, Rezolve does not and will not record deferred revenues beyond amounts invoiced as a liability on its balance sheet. Such declines may negatively affect its revenues and deferred revenues balances in future periods, and the effect of significant downturns in sales and market acceptance of its platform, and potential changes in Rezolve’s rate of renewals, may not be fully reflected in Rezolve’s results of operations until future periods. Rezolve’s subscription model also may make it difficult for Rezolve to rapidly increase its total revenues and deferred revenues balance through additional sales in any period, as revenues from new customers must be recognized over the applicable subscription term. These factors may have an adverse effect on Rezolve’s business, results of operations and financial condition.

Rezolve’s business is susceptible to risks associated with international sales and the use of its platform in various countries.

Rezolve’s international sales and the use of its platform in various countries subject Rezolve to risks that include, but are not limited to:

A.
lack of familiarity and burdens and complexity involved with complying with multiple, conflicting and changing foreign laws, standards, regulatory requirements, tariffs, export controls and other barriers;
B.
difficulties in ensuring compliance with countries’ multiple, conflicting and changing international trade, customs and sanctions laws;
C.
difficulties in complying with laws relating to privacy, data protection, and cybersecurity, including the UK General Data Protection Regulation, some of which may require that merchant and customer data be stored and processed in a designated territory;
D.
difficulties in managing systems integrators and technology partners;
E.
differing technology standards;
F.
potentially adverse tax consequences, including the complexities of foreign value added tax (or other tax) systems and restrictions on the repatriation of earnings;

G.
greater difficulty in enforcing contracts, including Rezolve’s universal terms of service and other agreements;
H.
uncertain political and economic climates, including the economic impact of inflation, the possibility of a global economic recession, the COVID-19 pandemic and other geopolitical uncertainty and instability, such as the ongoing conflict in Ukraine, resulting sanctions imposed by countries, and retaliatory actions taken by Russia in response to such sanctions;
I.
currency exchange rates;
J.
reduced or uncertain protection for intellectual property rights in some countries; and
K.
new and different sources of competition.

These factors may cause Rezolve’s international costs of doing business to increase and may also require significant management attention and financial resources. Any negative impact from Rezolve’s international business efforts could adversely affect Rezolve’s business, results of operations and financial condition.

As Rezolve and its channels and merchants adopt its proprietary machine learning systems, it may be exposed to risks related to systems efficiency and disclosure and changes to the political and regulatory framework for AI technology, which can adversely affect Rezolve’s business, financial condition and results of operations.

Rezolve’s future success will depend in large part on establishing and growing a market for its solutions and systems, which proprietary machine learning algorithm processes vast amounts of data collected from user interactions. Rezolve’s AI capabilities analyze user behavior and preferences, and identify patterns and trends that inform the creation of personalized experiences for each user, which allows merchants to deliver marketing campaigns, content, offers, and promotions that cater specifically to individual users, leading to higher engagement and conversion rates. Rezolve’s machine learning systems may inadvertently reduce the efficiency of Rezolve’s systems, or may cause unintentional or unexpected outputs that are incorrect, do not match Rezolve’s business goals, do not comply with Rezolve’s policies, or otherwise are inconsistent with Rezolve’s brand. Any errors or vulnerabilities discovered in our code could also result in damage to its reputation, loss of its channels and merchants, unauthorized disclosure of personal and confidential information, loss of revenues or liability for damages, any of which could adversely affect Rezolve’s growth prospects and its business.

The political and regulatory framework for AI technology and machine learning is evolving and remains uncertain. It is possible that new laws and regulations will be adopted in the countries in which Rezolve operates, or existing laws and regulations may be interpreted in new ways, that would affect the operation of Rezolve’s network and the way in which Rezolve uses AI technology and machine learning, including with respect to laws related to privacy, data protection, cybersecurity and processing customer information. The cost to comply with such laws or regulations could be significant and would increase Rezolve’s operating expenses, which could adversely affect its business, financial condition and results of operations.

Exchange rate fluctuations may negatively affect Rezolve’s results of operations.

Exchange rate fluctuations may affect Rezolve’s merchant solutions as Rezolve may generate revenues in different currencies. For example, if in the future Rezolve generates revenues through Instant Buy in the local currency of the country in which the applicable merchant is located, Rezolve will be exposed to currency fluctuations to the extent revenues in foreign currencies from Instant Buy payments increase. Fluctuations in these foreign currencies could adversely affect Rezolve’s growth prospects and its business.

Rezolve’s operating results are expected to be subject to seasonal fluctuations.

Rezolve’s merchant transaction-based revenues are expected to be correlated with the number of transactions that Rezolve’s merchants process through its platform. Certain of its merchants are expected to be subject to seasonal fluctuations as a result of holidays in the countries in which they operate resulting in increased or decreased consumer spending. If Rezolve grows its merchant solutions offerings, Rezolve cannot guarantee that its business will not become more seasonal in the future, and historical patterns in its business may not be a reliable indicator of Rezolve’s future sales activity or performance.

If Rezolve fails to improve and enhance the functionality, performance, reliability, design, security and scalability of its platform in a manner that responds to merchants’ evolving needs, its business may be adversely affected.

The markets in which Rezolve competes are characterized by constant change and innovation, and Rezolve expects them to continue to evolve rapidly. Rezolve’s ability to attract new merchants and increase sales to new merchants will depend in large part on its ability to continue to improve and enhance the functionality, performance, reliability, design, security and scalability of its platform as well as introduce new features, capabilities and offerings to its platform.

Rezolve may experience difficulties with software development that could delay or prevent the development, introduction or implementation of new solutions and enhancements. Software development involves a significant amount of time for Rezolve’s research and development team, as it can take Rezolve’s developers months to update, code and test new and upgraded solutions and integrate them into its platform. Rezolve must also continually update, test and enhance its software platform. For example, Rezolve’s design team spends a significant amount of time and resources incorporating various design enhancements, such as customized colors, fonts, content and other features, into its platform. The continual improvement and enhancement of Rezolve’s platform requires significant investment and Rezolve may not have the resources to make such investment. To the extent Rezolve is not able to improve and enhance the functionality, performance, reliability, design, security and scalability of its platform in a manner that responds to Rezolve’s merchants’ evolving needs, Rezolve’s business, operating results and financial condition will be adversely affected.

Rezolve may not be able to compete successfully against current and future competitors.

Rezolve faces competition in various aspects of its business, and Rezolve expects such competition to grow in the future. Rezolve has competitors with longer operating histories, larger customer bases, greater brand recognition, more experience and more extensive commercial relationships in certain jurisdictions, and greater financial, technical, marketing and other resources than Rezolve. As a result, Rezolve’s current and potential competitors may be able to develop products, offerings and services better received by merchants or may be able to respond more quickly and effectively than Rezolve can to new or changing opportunities, technologies, regulations or merchant requirements. In addition, certain of Rezolve’s larger competitors may be able to leverage a larger installed customer base and distribution network to adopt more aggressive pricing policies and offer more attractive sales terms, which could cause Rezolve to lose potential sales or to sell Rezolve’s solutions at lower prices.

Competition may intensify as Rezolve’s competitors enter into business combinations or alliances or raise additional capital, or as established companies in other market segments or geographic markets expand into Rezolve’s market segments or geographic markets. For example, certain competitors could use strong or dominant positions in one or more markets to gain a competitive advantage against Rezolve in areas where Rezolve operates including: by integrating competing platforms or features into products or offerings they control such as search engines, web browsers, mobile device operating systems or social networks; by making acquisitions; or by making access to Rezolve’s platform more difficult. Further, current and future competitors could choose to offer a different pricing model or to undercut prices in an effort to increase their market share. If Rezolve cannot compete successfully against current and future competitors, Rezolve’s business, results of operations and financial condition could be negatively impacted.

Payment transactions on Rezolve’s platform may be subject to regulatory requirements and other risks that could be costly and difficult to comply with or that could harm Rezolve’s business.

Rezolve may become subject to a number of risks related to payments processed through Instant Buy, including:

1.
the payment of interchange and other fees, which may increase Rezolve’s operating expenses;
2.
if Rezolve is unable to maintain its chargeback rate at acceptable levels, its credit card fees may increase or credit card issuers may terminate their relationship with Rezolve;
3.
increased costs and diversion of management time and effort and other resources to deal with fraudulent transactions or chargeback disputes;
4.
potential fraudulent or otherwise illegal activity by merchants, their customers, developers, employees or third parties;
5.
restrictions on funds or required reserves related to payments; and
6.
additional disclosure and other requirements, including new reporting regulations and new credit card association rules.

Rezolve is required by its payment processors to comply with payment card network operating rules. The payment card networks set and interpret the card rules. Rezolve faces the risk that one or more payment card networks or other processors may, at any time, assess penalties against Rezolve or terminate its ability to accept credit card payments or other forms of online payments from customers, which would have an adverse effect on Rezolve’s business, financial condition and operating results.

If Rezolve fails to comply with the rules and regulations adopted by the payment card networks, including the Payment Card Industry Data Security Standard, or PCI DSS, Rezolve would be in breach of its contractual obligations to its payment processors, financial institutions, partners and merchants. Such failure to comply may subject Rezolve to fines, penalties, damages, higher transaction fees and civil liability, and could eventually prevent Rezolve from processing or accepting payment cards or could lead to a loss of payment processor partners, even if there is no compromise of customer information.

Rezolve is currently subject to a variety of laws and regulations in the U.S., Mexico, the UK, Europe, India and elsewhere related to payment processing, including those governing cross-border and domestic money transmission, electronic funds transfers, foreign exchange, anti-money laundering, counter-terrorist financing, banking and import and export restrictions. Depending on how Instant Buy and Rezolve’s other merchant solutions evolve, Rezolve may be subject to additional laws in the U.S., Mexico, China, the UK, Europe, India and elsewhere. In certain jurisdictions, the application or interpretation of these laws and regulations is not clear. Rezolve’s efforts to comply with these laws and regulations could be costly and result in diversion of management time and effort and may still not guarantee compliance. In the event that Rezolve is alleged to be in violation of any such legal or regulatory requirements, it may be subject to claims, demands, and litigation by private parties, and governmental investigations and other proceedings, which may result in Rezolve being subject to cease and desist orders, monetary fines or other penalties or liabilities, or being required to make changes to its platform or other aspects of its operations, any of which could have an adverse effect on its business, financial condition and results of operations.

Rezolve has in the past made and in the future may make acquisitions and investments, which could divert management’s attention, result in operating difficulties and dilution to Rezolve’s shareholders and otherwise disrupt Rezolve’s operations and adversely affect its business, operating results or financial position.

From time to time, Rezolve evaluates potential strategic acquisition or investment opportunities. Any transactions that Rezolve enters into could be material to its financial condition and results of operations. The process of acquiring and integrating another company or technology could create unforeseen operating difficulties and expenditures. Acquisitions and investments involve a number of risks, such as:

1.
diversion of management time and focus from operating Rezolve’s business;
2.
use of resources that are needed in other areas of Rezolve’s business;
3.
in the case of an acquisition, implementation or remediation of controls, procedures and policies of the acquired company;
4.
in the case of an acquisition, difficulty integrating the accounting systems and operations of the acquired company, including potential risks to Rezolve’s corporate culture;
5.
in the case of an acquisition, coordination of product, engineering and selling and marketing functions, including difficulties and additional expenses associated with supporting legacy services and offerings and hosting infrastructure of the acquired company and difficulty converting the customers of the acquired company onto Rezolve’s platform and contract terms, including disparities in the revenues, licensing, support or professional services model of the acquired company;
6.
in the case of an acquisition, retention and integration of employees from the acquired company;
7.
unforeseen costs or liabilities;
8.
adverse effects to Rezolve’s existing business relationships with partners and merchants as a result of the acquisition or investment;
9.
the possibility of adverse tax consequences;
10.
litigation or other claims arising in connection with the acquired company or investment; and
11.
in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries.

In addition, a significant portion of the purchase price of companies that Rezolve acquires may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment on at least an annual basis. In the future, if Rezolve’s acquisitions do not yield expected returns, Rezolve may be required to take charges to its operating results based on this impairment assessment process, which could adversely affect Rezolve’s results of operations.

Acquisitions and investments may also result in dilutive issuances of equity securities, which could adversely affect Rezolve’s share price, or result in issuances of securities with superior rights and preferences to the Ordinary Shares or the incurrence of debt with restrictive covenants that limit Rezolve’s future uses of capital in pursuit of business opportunities.

Rezolve may not be able to identify acquisition or investment opportunities that meet Rezolve’s strategic objectives, or to the extent such opportunities are identified, Rezolve may not be able to negotiate terms with respect to the acquisition or investment that are acceptable to Rezolve.

Rezolve may need to raise additional funds to pursue its growth strategy or continue its operations, and Rezolve may be unable to raise capital when needed or on acceptable terms.

From time to time, Rezolve may seek additional equity or debt financing to fund its growth, enhance its platform, respond to competitive pressures or make acquisitions or other investments. Rezolve’s business plans may change, general economic, financial or political conditions in its markets may deteriorate or other circumstances may arise, in each case that have a material adverse effect on Rezolve’s cash flows and the anticipated cash needs of Rezolve’s business. Any of these events or circumstances could result in significant additional funding needs, requiring Rezolve to raise additional capital. Rezolve cannot predict the timing or amount of any such capital requirements at this time. If financing is not available on satisfactory terms, or at all, Rezolve may be unable to expand Rezolve’s business at the rate desired and Rezolve’s results of operations may suffer. Financing through issuances of equity securities would be dilutive to holders of Rezolve’s shares.

Failure to effectively develop and expand Rezolve’s marketing, sales, customer service, and content management capabilities could harm its ability to increase Rezolve’s customer base and achieve broader market acceptance of Rezolve’s platform.

Rezolve’s sales cycle, from initial contact to contract execution and implementation can take significant time. Rezolve’s sales efforts involve educating its clients about the use, technical capabilities and benefits of Rezolve’s platform. Certain of Rezolve’s clients undertake an evaluation process that frequently involves not only its platform but also the offerings of Rezolve’s competitors. As a result, it is difficult to predict when Rezolve will obtain new clients and begin generating revenues from new clients. Even if Rezolve’s sales efforts result in obtaining a new client, under Rezolve’s usage-based pricing model, to a large degree the client controls when and to what extent it uses Rezolve’s platform. As a result, Rezolve may not be able to add clients or generate revenues as quickly as Rezolve may expect, which could harm Rezolve’s revenue growth rates.

If the availability of Rezolve’s platform does not meet its service-level commitments to customers, Rezolve’s current and future revenues may be negatively impacted.

Rezolve typically commits to its customers that its platform will maintain a minimum service-level of availability. If Rezolve is unable to meet these commitments, Rezolve may be obligated to provide customers with additional capacity, which could significantly affect its revenues. Further, any failure to meet its service-level commitments could damage its reputation and adoption of its platform, and Rezolve could face loss of revenues from reduced future consumption of its platform. Any service-level failures could adversely affect Rezolve’s business, financial condition, and results of operations.

Rezolve does not intend to pay dividends for the foreseeable future.

Rezolve may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay any cash dividends for the foreseeable future. As a result of Rezolve’s current dividend policy, you may not receive any return on an investment in Ordinary Shares unless you sell Ordinary Shares for a price greater than that which you paid for them. Any future determination to declare and pay cash dividends will be at the discretion of Rezolve’s board of directors and will depend on, among other things, Rezolve’s financial condition, results of operations, cash requirements, contractual restrictions and such other factors as Rezolve’s board of directors deems relevant.

Expansion into geographies such as the U.S., Latin America, India, and China in the future, is important to the growth of Rezolve’s business, and if Rezolve does not manage the business and economic risks of international expansion effectively, it could materially and adversely affect Rezolve’s business, financial condition and results of operations.

Rezolve’s future success depends, in part, on Rezolve’s ability to expand its penetration of the international markets in which it currently operates and to expand into additional international markets. Rezolve’s ability to expand internationally will depend upon its ability to deliver functionality and other features that reflect the needs and preferences of the international customers that we target and to successfully navigate the risks inherent in operating a business internationally. Any new geographic market could have different characteristics from the markets in which Rezolve currently operates, and Rezolve’s success in such markets will depend on its ability to adapt properly to these differences. These differences may include limited or unfavorable intellectual property protection, international political or economic conditions, restrictions on the repatriation of earnings, longer sales cycles, warranty expectations, differing regulatory requirements, tax laws, trade laws, labor regulations, corporate formation laws and requirements and tariffs. In addition, expanding into new geographic markets will increase Rezolve’s exposure to presently existing risks, such as fluctuations in the value of foreign currencies and difficulties and increased expenses in complying with U.S. and foreign laws, regulations and trade standards.

A regional or global health pandemic, including the global COVID-19 pandemic, may adversely impact Rezolve’s business, results of operations and financial performance.

A regional or global health pandemic, depending upon its duration and severity, could have a material adverse effect on our business. For example, in March 2020, the World Health Organization characterized COVID-19 as a global pandemic, which has had numerous effects on the global economy. The COVID-19 pandemic and efforts to control its spread significantly curtailed the movement of people, goods and services, including in most or all of the regions in which Rezolve sells its offerings and services and conducts its business operations. While Rezolve has so far been able to mitigate the impacts of the COVID-19 pandemic on its business, Rezolve cannot guarantee that this will continue to be the case or that a pandemic in the future will have the same outcome.

Although Rezolve’s results have not been materially affected by COVID-19 to date, Rezolve is unable to accurately predict the impact that other global health crises will have on Rezolve’s or its business partners’ or customers’ operations.

To the extent the COVID-19 pandemic, or any similar future pandemic or related events could have a material adverse effect on Rezolve’s or Rezolve’s customers’ and business partners’ business, financial condition, results of operations and/or liquidity, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

If Rezolve is unable to hire, retain and motivate qualified personnel, its business will be adversely affected.

Rezolve’s future success depends, in part, on its ability to continue to attract and retain highly skilled personnel. The inability to attract or retain qualified personnel or delays in hiring required personnel may seriously harm Rezolve’s business, financial condition and operating results. Rezolve’s ability to continue to attract and retain highly skilled personnel, specifically employees with technical and engineering skills and employees with high levels of experience in designing and developing software and internet-related services, will be critical to Rezolve’s future success. Competition for highly skilled personnel can be intense due in part to the more limited pool of qualified personnel as compared to other types of employees. In addition, to the extent Rezolve hires personnel from competitors, Rezolve may be subject to allegations that such personnel have been improperly solicited or divulged proprietary or other confidential information. While Rezolve intends to issue stock options or other equity awards as key components of its overall compensation and employee attraction and retention efforts, it is required under U.S. GAAP to recognize compensation expense in its operating results for employee stock-based compensation under its equity grant programs which may increase the pressure to limit stock-based compensation.

Rezolve is dependent on the continued services and performance of its senior management and other key employees, the loss of any of whom could adversely affect Rezolve’s business, operating results and financial condition.

Rezolve’s future performance depends on the continued services and contributions of Rezolve’s senior management, including Rezolve’s Chief Executive Officer, Daniel Wagner, Chief Financial Officer, Richard Burchill, Chief Technology Officer, Salman Ahmad, and Chief Executive Officer for Technology, Product and Digital Services, Sauvik Banerjjee, and other key employees to execute its business plan and to identify and pursue new opportunities and offering innovations. The loss of services of senior management or other key employees could significantly delay or prevent the achievement of Rezolve’s strategic objectives. In addition, certain of the members of Rezolve’s current senior management team have only been working together for a short period of time, which could adversely impact Rezolve’s ability to achieve its goals. From time to time, there may be changes in Rezolve’s senior management team resulting from the hiring or departure of executives, which could disrupt Rezolve’s business. Rezolve does not maintain key person life insurance policies on any of its employees other than a policy providing limited coverage on the life of its Chief Executive Officer. The loss of the services of one or more of Rezolve’s senior management or other key employees for any reason could adversely affect Rezolve’s business, financial condition and operating results and require significant amounts of time, training and resources to find suitable replacements and integrate them within Rezolve’s business, and could affect Rezolve’s corporate culture.

Rezolve expects to be dependent upon consumers’ and merchants’ willingness to use the internet and internet-enabled mobile devices for commerce.

Rezolve’s success depends upon the general public’s continued willingness to use the internet and internet-enabled mobile devices as a means to pay for purchases, communicate, access social media, research and conduct commercial transactions, including through mobile devices. If consumers or merchants become unwilling or less willing to use the internet or internet-enabled mobile devices for commerce for any reason, including lack of access to high-speed communications equipment, congestion of traffic on the internet, internet outages or delays, disruptions or other damage to merchants’ and consumers’ computers, increases in the cost of accessing the internet and cybersecurity, data protection, and privacy risks or the perception of such risks, Rezolve’s business could be adversely affected.

Risks related to Rezolve’s Software, Platform, and Security

If Rezolve’s software or platform contains serious errors or defects, Rezolve may lose revenues and market acceptance and may incur costs to defend or settle claims with its merchants.

Software or platforms such as Rezolve’s may contain errors, defects, security vulnerabilities or bugs that are difficult to detect and correct, particularly when first introduced or when new versions or enhancements are released. Despite internal testing, Rezolve’s software or platform may contain serious errors or defects, security vulnerabilities or bugs that Rezolve may be unable to successfully detect, correct or otherwise address in a timely manner or at all, which could result in security breaches or incidents, interruptions, lost revenues, significant expenditures of capital, a delay or loss in market acceptance, damage to Rezolve’s reputation and brand, and other harm, any of which could have an adverse effect on its business, financial condition, and operations. Furthermore, Rezolve’s software and platform is a multi-tenant cloud-based system that allows Rezolve to deploy new versions and enhancements to all of its merchants simultaneously. To the extent Rezolve deploys new versions or enhancements that contain errors, defects, security vulnerabilities or bugs to all of its merchants simultaneously, the consequences would be more severe than if such versions or enhancements were only deployed to a smaller number of its merchants.

Since Rezolve expects its merchants will use its software or platform for processes that are critical to their businesses, errors, defects, security vulnerabilities, service interruptions or bugs, or security breaches or incidents of, Rezolve’s software or platform could result in losses to its merchants. Rezolve’s merchants may seek significant compensation from Rezolve for any losses they suffer or believe they may have suffered or cease conducting business with Rezolve altogether. Further, merchants could share negative information about their experiences with Rezolve on social media or in other channels or forums, which could result in damage to Rezolve’s reputation and loss of future sales. There can be no assurance that provisions typically included in Rezolve’s agreements with its merchants that attempt to limit its exposure to claims would be enforceable or adequate or would otherwise protect Rezolve from liabilities or damages with respect to any particular claim. Even if not successful, a claim brought against Rezolve by any of its merchants would likely be time-consuming and costly to defend against and could seriously damage Rezolve’s reputation and brand, making it harder for Rezolve to sell its offerings and services.

A denial of service attack or security breach or incident could delay or interrupt service to Rezolve’s merchants and their customers, harm Rezolve’s reputation and subject Rezolve to significant liability.

Rezolve’s platform and systems may be subject to distributed denial-of-service (“DDoS”) attacks and other sources of disruption or interruption, or security breaches or incidents, including catastrophic events, error or malfeasance by employees, contractors, or other third parties, equipment malfunction or constraints, software defects or deficiencies, bugs, vulnerabilities, computer viruses, ransomware, and other malware, phishing attacks, and cyberattacks. Rezolve cannot guarantee that applicable recovery systems, security protocols, network protection mechanisms and other procedures or measures are or will be adequate to identify, detect, prevent or mitigate any such events. Techniques used to obtain unauthorized access to systems and data change frequently and the size of DDoS attacks is increasing while other threats, including ransomware, increasingly are prevalent in Rezolve’s industry. Such threats also may be heightened as a result of many of Rezolve’s employees and contractors working remotely. Rezolve may be unable to identify or implement adequate preventative measures for any cyberattack, disruption, interruption or other security breach or incident, cease or mitigate attacks or other sources of system disruptions or security breaches or incidents, or remediate them in a timely manner or at all. A DDoS attack or security breach or incident could delay or interrupt service to Rezolve’s merchants and their customers and may deter consumers from visiting Rezolve’s merchants’ shops. In addition, any actual or perceived DDoS attack or other source of system interruption or disruption, or security breach or incident, could result in a loss of or unauthorized use, alteration, unavailability, disclosure or other processing or compromise of personal data, intellectual property or confidential data of Rezolve and its customers, damage Rezolve’s reputation and brand, result in a loss of business, expose Rezolve to a risk of claims, demands and litigation by private parties, and investigations or other proceedings by governmental authorities, possible fines, penalties and other liabilities, and require Rezolve to expend significant capital and other resources in efforts to alleviate problems caused by the interruption, disruption or security breach or incident. Rezolve also may be required to incur significant costs in an effort to prevent and mitigate system and network disruptions and cyberattacks and other sources of security breaches and incidents. Rezolve engages third-party service providers to store and otherwise process certain of its data, including confidential information and personal and other data relating to individuals. Its service providers may also be the targets of cyberattacks and other malicious activity and other sources of security breaches and incidents, which create similar risks for Rezolve.

Certain jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data and Rezolve’s agreements with certain customers require Rezolve to notify them in the event of a security incident. Such mandatory disclosures or any other disclosures regarding any such event could lead to negative publicity and may cause Rezolve’s merchants to lose confidence in the effectiveness of its data security measures. Moreover, if a high-profile security breach or incident occurs with respect to another SaaS provider, merchants may lose trust in the security of the SaaS business model generally, which could adversely impact Rezolve’s ability to retain existing merchants or attract new ones. Any of these circumstances could have an adverse effect on Rezolve’s business, financial condition and results of operations.

Rezolve uses a limited number of data centers to deliver its services. Any disruption of service at these facilities could harm Rezolve’s business.

Rezolve currently manages its services and serves all of its merchants from third-party data center facilities. While Rezolve owns the hardware on which its platform runs and deploys this hardware to the data center facilities, Rezolve does not control the operation of these facilities. Rezolve has experienced, and may in the future experience, failures at the third-party data centers where its hardware is deployed. Data centers are vulnerable to damage or interruption from human error, intentional bad acts, earthquakes, hurricanes, floods, fires, conflicts (including the conflict in Ukraine), terrorist attacks, power losses, hardware failures, systems failures, outages, telecommunications failures, and other events. Any of these events could result in lengthy interruptions in Rezolve’s services. Changes in law or regulations applicable to data centers in various jurisdictions, or in their interpretation or enforcement, could also cause a disruption in service. Certain jurisdictions may also impose data localization requirements, which mandate information to be stored in the jurisdiction of origin. These regulations may inhibit Rezolve’s ability to expand into those markets or prohibit Rezolve from offering services in those markets without significant additional costs. Interruptions in Rezolve’s services would reduce its revenues, subject Rezolve to potential liability and adversely affect its ability to retain its merchants or attract new merchants. The performance, reliability and availability of Rezolve’s platform are critical to its reputation and ability to attract merchants. Merchants could share negative information about experiences with Rezolve on social media and in other forums, which could result in damage to Rezolve’s reputation and loss of future sales. Any of the risks above, if realized, could have an adverse effect on Rezolve’s business, financial condition and results of operations.

Rezolve’s business and prospects would be harmed if changes to technologies used in Rezolve’s platform or new versions or upgrades of operating systems and internet browsers adversely impact the process by which merchants and consumers interface with Rezolve’s platform.

Providers of internet browsers may from time to time introduce new features that could make it difficult for merchants to use Rezolve’s platform. In addition, internet browsers for desktop or mobile devices could introduce new features or change existing browser specifications, which could result in them being incompatible with Rezolve’s platform, or preventing consumers from accessing Rezolve’s merchants’ shops. Any changes to technologies used in Rezolve’s platform, to existing features that Rezolve relies on, or to operating systems or internet browsers, that make it difficult for merchants to access Rezolve’s platform or consumers to access Rezolve’s merchants’ shops, could adversely impact Rezolve’s business, financial condition, results of operations, and prospects.

Rezolve relies on computer hardware, purchased or leased, and software licensed from and services rendered by third parties in order to provide its solutions and run its business.

Rezolve relies on computer hardware, purchased or leased, and software licensed from and services rendered by third parties to provide its solutions and run its business. Third-party hardware, software and services may not continue to be available on commercially reasonable terms, or at all. Any loss of the right to use or any failures of third-party hardware, software or services, particularly when such third-party is a sole source supplier to Rezolve, could result in delays in Rezolve’s ability to provide its solutions or run its business until equivalent hardware, software or services are developed by Rezolve or, if available, identified, obtained and integrated, which could be costly and time-consuming and may not result in an equivalent solution, any of which could have an adverse effect on Rezolve’s business, financial condition and operating results. Further, merchants could assert claims against Rezolve in connection with such service disruptions or cease conducting business with Rezolve completely. Even if not successful, a claim brought against Rezolve by any of Rezolve’s merchants would likely be time-consuming and costly to defend and could seriously damage Rezolve’s reputation and brand, making it harder for Rezolve to sell its solutions.

If Rezolve does not or cannot maintain the compatibility of its platform with third-party applications that its customers use in their businesses, Rezolve’s revenues will decline.

Rezolve’s technologies that allow its platform to interoperate with various third-party applications are critically important to its business. Third-party systems are constantly evolving, and it is difficult to predict the challenges that Rezolve may encounter in developing its platform for use with such third-party systems, and Rezolve may not be able to modify its platform to assure its compatibility with the systems of other third parties following any changes to their systems. Without a convenient way for customers that Rezolve expects to have to integrate with Rezolve’s offerings and services, customers may be less likely to renew or upgrade their subscriptions or prospective customers may be less likely to acquire subscriptions, at current prices or at all.

Mobile devices are increasingly being used to conduct commerce, and if Rezolve’s solutions do not operate as effectively when accessed through these devices, Rezolve’s merchants and their customers may not be satisfied with Rezolve’s services, which could harm Rezolve’s business.

Rezolve is dependent on the interoperability of its platform with third-party mobile devices and mobile operating systems as well as web browsers that Rezolve does not control. Any changes in such devices, systems or web browsers that degrade the functionality of its platform or give preferential treatment to competitive services could adversely affect usage of its platform. Effective mobile functionality is integral to Rezolve’s current business and long-term development and growth strategy. In the event that Rezolve’s merchants and their customers have difficulty accessing and using Rezolve’s platform on mobile devices, its business, financial condition, and operating results could be adversely affected.

Rezolve may store and process personal data of its merchants and their customers. If the security of this information is compromised or otherwise subjected to unauthorized access, Rezolve’s reputation may be harmed and Rezolve may be exposed to liability.

Rezolve may in the future store and otherwise processes data, including personal data, credit card information, and other confidential information, of its merchants and their customers. Rezolve does not expect to regularly monitor or review the content of data that its merchants upload and store and, therefore, does not control the substance of the content on its servers, which may include personal data. Rezolve may experience successful attempts by third parties to obtain unauthorized access to, or to exfiltrate, alter, or otherwise process without authorization, data of its merchants and their customers. This data could also be lost, used, altered, rendered unavailable, disclosed or otherwise processed or compromised through human error or malfeasance. The unauthorized access to, or loss, unauthorized use, alteration, unavailability, disclosure, processing or other compromise of, this data could have an adverse effect on Rezolve’s business, financial condition and results of operations.

Rezolve is also subject to laws and regulations regarding privacy, data protection, and cybersecurity, including the EU General Data Protection Regulation, the UK General Data Protection Regulation, and the ePrivacy Directive (collectively, “European Data Protection Laws”). European Data Protection Laws regulate the collection, use and other processing of personal data, and impose requirements in connection with such processing that often are more restrictive than in other jurisdictions. For example, European Data Protection Laws may, for example, require companies processing personal data on behalf of customers to cooperate with data protection authorities, implement security measures, enter into data processing agreements, execute standard contractual clauses to effectuate data transfers to third countries, and keep records of data processing activities. Numerous other jurisdictions have also proposed or enacted laws and regulations addressing these matters.

European Data Protection Laws and other laws, regulations and other actual and asserted obligations applicable to privacy, data protection and cybersecurity evolve rapidly and are subject to varying interpretations, and Rezolve may not be or have been, and may face allegations that its activities are not or have not been, compliant with such applicable laws, regulation, or obligations. Certain jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data and Rezolve’s agreements with certain merchants require Rezolve to notify them in the event of a security incident. Rezolve posts on its website its privacy policy and terms of service, which describe its practices concerning the use, transmission and disclosure of merchant data and certain other data relating to their customers. In addition, the interpretation of laws, regulations, and obligations in certain jurisdictions, and their application to Rezolve, are unclear and in a state of flux. There is a risk that these laws, regulations, and obligations may be interpreted and applied in conflicting ways, and in manners inconsistent with Rezolve’s practices. Changes to laws, regulations, and other obligations applicable or alleged to be applicable to Rezolve, including certain industry standards and contractual obligations, such as the Payment Card Industry Data Security Standard, may impose more stringent requirements for compliance and impose significant penalties for non-compliance or provide for significant damages in the event of breach or violation. Rezolve expects that there will continue to be new proposed laws, regulations, and obligations relating to privacy, data protection, and cybersecurity, including in the European Economic Area, the United Kingdom and other jurisdictions, and Rezolve cannot yet determine the impact such future laws, regulations, and obligations may have on its business. Any such new laws, regulations, or other actual or asserted obligations relating to privacy, data protection or cybersecurity, or changing interpretations of such laws, regulations, or obligations, may cause Rezolve to modify its policies and practices, which may involve expending substantial costs and require substantial time and effort from management and technical personnel, in efforts to comply with them. Because Rezolve’s services are accessible worldwide, certain foreign jurisdictions may claim that Rezolve is required to comply with their laws, regulations, and obligations, including in jurisdictions where Rezolve has no local entity, employees or infrastructure.

Rezolve’s failure or perceived failure to comply with federal, state, provincial, and foreign laws, regulations, or other actual and asserted obligations regarding privacy, data protection or cybersecurity could lead to investigations, inquiries, and other proceedings by governmental authorities, significant fines, penalties and other liabilities imposed by regulators, as well as claims, demands and litigation by Rezolve’s merchants or their customers or other private actors. These matters could force Rezolve to spend money in efforts to defend or settle proceedings, result in the imposition of monetary and other liabilities, including orders to modify or cease certain practices and other obligations, divert management’s time and attention, increase Rezolve’s costs of doing business, and adversely affect Rezolve’s reputation and market position and the demand for Rezolve’s solutions. For example, noncompliance with the UK General Data Protection Regulation can trigger fines of up to GBP 17.5 million or 4% of global annual revenues, whichever is higher. If Rezolve’s efforts to comply with laws, regulations, and obligations are not or are not perceived to be successful, Rezolve may be subject to penalties and fines that could adversely impact its business, financial condition, and operating results, and could face significant impairment of its ability to conduct business in the United Kingdom, the European Economic Area, and other jurisdictions. In addition, if Rezolve’s security measures fail to protect credit card information adequately, Rezolve could be liable to both its merchants and their customers for their losses, as well as Rezolve’s payments processing partners under its agreements with them. As a result, Rezolve could be subject to fines and higher transaction fees, Rezolve could lose its ability to accept certain types of payments, Rezolve could face regulatory and private action, and Rezolve’s merchants could end their relationships with it. There can be no assurance that the limitations of liability in Rezolve’s contracts would be enforceable or adequate or would otherwise protect Rezolve from any such liabilities or damages with respect to any particular claim. The successful assertion of one or more large claims against Rezolve could have an adverse effect on Rezolve’s business, financial condition and results of operations.

Risks related to Rezolve’s Brand

Rezolve’s brand is important to its success. If Rezolve fails to effectively maintain, promote and enhance Rezolve’s brand, Rezolve’s business and competitive advantage may be harmed.

Rezolve believes that maintaining, promoting and enhancing the Rezolve brand is important to expanding its business. Maintaining and enhancing Rezolve’s brand will depend largely on Rezolve’s ability to provide high-quality, well-designed, useful, reliable and innovative solutions, which Rezolve may not do successfully.

Errors, defects, disruptions or other performance problems with Rezolve’s platform may harm Rezolve’s reputation and brand. Rezolve may introduce new solutions or terms of service that its merchants and their customers do not like, which may negatively affect Rezolve’s brand. Additionally, if Rezolve’s merchants or their customers have a negative experience using Rezolve’s solutions such an experience may affect Rezolve’s brand.

Rezolve believes that the importance of brand recognition will increase as competition in its market increases. In addition to Rezolve’s ability to provide reliable and useful solutions at competitive prices, successful promotion of its brand will depend on the effectiveness of its marketing efforts. While Rezolve markets its platform primarily through advertisements, targeted media campaigns and social networking and media sites, Rezolve’s platform is also marketed through a number of free-traffic sources, including customer referrals and word-of-mouth. Rezolve’s efforts to market its brand have involved significant expenses, which Rezolve intends to increase. Rezolve’s marketing spend may not yield increased revenues, and even if it does, any increased revenues may not offset the expenses Rezolve incurs in building and maintaining its brand.

Activities of merchants or the content of their shops could damage Rezolve’s brand, subject Rezolve to liability and harm its business and financial results.

Rezolve’s terms of service prohibit Rezolve’s merchants from using Rezolve’s platform to engage in illegal activities and Rezolve’s terms of service permit Rezolve to take down a merchant’s shop if Rezolve becomes aware of such illegal use. Merchants may nonetheless engage in prohibited or illegal activities or upload store content in violation of applicable laws, which could subject Rezolve to liability. Furthermore, Rezolve’s brand may be negatively impacted by the actions of merchants that are deemed to be hostile, offensive, inappropriate or illegal. Rezolve does not proactively monitor or review the appropriateness of the content of Rezolve’s merchants’ shops and Rezolve does not have control over merchant activities. The safeguards Rezolve has in place, including deep-learning tools which analyze text, URLs, images, audio and video for unwanted material (including, but not limited to, profanity, mature or adult material, content depicting violence, hate speech, depictions of illegal drugs and data or internet locations recognized as spam), may not be sufficient for Rezolve to avoid liability or avoid harm to Rezolve’s brand, especially if such hostile, offensive, inappropriate or illegal use is high profile, which could adversely affect Rezolve’s business and financial results.

If Rezolve fails to maintain a consistently high level of customer service, Rezolve’s brand, business and financial results may be harmed.

Rezolve believes its focus on customer service and support is critical to onboarding new merchants and growing its business. As a result, Rezolve has invested heavily in the quality and training of its support team along with the tools used to provide this service. If Rezolve is unable to maintain a consistently high level of customer service, Rezolve may lose customers. In addition, Rezolve’s ability to attract new merchants is highly dependent on its reputation and on positive recommendations from its existing merchants. If Rezolve fails to achieve and maintain a consistently high level of customer service, or there is a market perception that Rezolve does not maintain high-quality customer service, such failure or perception could adversely affect Rezolve’s reputation and the number of positive merchant referrals that it receives.

Risks Relating to Rezolve’s Intellectual Property

Rezolve may be unable to maintain or protect its intellectual property rights and proprietary information, or obtain registrations in such rights or information, or otherwise prevent third parties from making unauthorized use of the foregoing, including its technology.

Rezolve’s intellectual property rights are important to its business. Rezolve relies on the rights and protections afforded by a combination of confidentiality clauses with employees and third parties, trade secrets, copyrights, patents and trademarks to protect its intellectual property, all of which offer only limited protection. The steps Rezolve takes to protect its intellectual property require significant resources and may be inadequate. Rezolve will not be able to protect its intellectual property if Rezolve is unable to enforce its rights or if Rezolve does not detect or is otherwise not made aware of unauthorized use of its intellectual property. Rezolve may be required to use significant resources to monitor and protect these rights. Despite Rezolve’s precautions, it may be possible for unauthorized third parties to copy its platform and use information that Rezolve regards as proprietary to create services that compete with, or otherwise undermine, Rezolve’s. Certain license provisions protecting against unauthorized use, copying, transfer and disclosure of Rezolve’s intellectual property and/or proprietary information may be unenforceable under the laws of certain jurisdictions and foreign countries, or, if legally enforceable, may otherwise be difficult to enforce for other business and legal reasons.

Rezolve enters into confidentiality and invention assignment agreements with its employees and consultants and enters into confidentiality agreements with the parties with whom it has strategic relationships and business alliances. No assurance can be given that these agreements will be effective in controlling access to Rezolve’s proprietary information and trade secrets. The confidentiality agreements on which Rezolve relies to protect certain technologies may be breached, may not be adequate to protect Rezolve’s confidential information, trade secrets and proprietary technologies and may not provide an adequate remedy in the event of unauthorized use or disclosure of its confidential information, trade secrets or proprietary technology. Further, these agreements do not prevent Rezolve’s competitors or others from independently developing software that is substantially equivalent or superior to Rezolve’s software. In addition, others may independently discover Rezolve’s trade secrets and confidential information, and in such cases, Rezolve likely would not be able to assert any trade secret rights against such parties. Additionally, Rezolve may from time to time be subject to opposition or similar proceedings with respect to applications for registrations of its intellectual property, including its patents and trademarks. While Rezolve aims to acquire adequate protection of its brand through trademark registrations in key markets, occasionally third parties may have already registered or otherwise acquired rights to identical or similar marks for similar, related, or complimentary services. Rezolve relies on its brand and trademarks to identify its platform and to differentiate its platform and services from those of its competitors, and if Rezolve is unable to adequately protect its trademarks, third parties may use its brand names or trademarks similar to Rezolve’s in a manner that may cause confusion in the market, which could decrease the value of Rezolve’s brand and adversely affect Rezolve’s business and competitive advantages.

Policing unauthorized use of Rezolve’s intellectual property and misappropriation of Rezolve’s technology and trade secrets is difficult and Rezolve may not always be aware of such unauthorized use or misappropriation. Despite Rezolve’s efforts to protect its intellectual property rights, unauthorized third parties may attempt to use, copy or otherwise obtain and market or distribute its intellectual property rights or technology or otherwise develop services with the same or similar functionality as Rezolve’s platform. If Rezolve’s competitors infringe, misappropriate or otherwise misuse Rezolve’s intellectual property rights and Rezolve is not adequately protected, or if Rezolve’s competitors are able to develop a platform with the same or similar functionality as Rezolve’s without infringing Rezolve’s intellectual property, Rezolve’s competitive advantage and results of operations could be harmed. Litigation brought to protect and enforce Rezolve’s intellectual property rights could be costly, time consuming and distracting to management and could result in the impairment, dilution, or loss of portions of Rezolve’s intellectual property rights. As a result, Rezolve may be aware of infringement by its competitors but may choose not to bring litigation to enforce its intellectual property rights due to the strategic considerations, cost, time and distraction of bringing such litigation. Furthermore, if Rezolve does decide to bring litigation, its efforts to enforce its intellectual property rights may be met with defenses, counterclaims or countersuits challenging or opposing Rezolve’s right to use and otherwise exploit particular intellectual property rights, services and technology or the enforceability of Rezolve’s intellectual property rights. Rezolve’s inability to protect its proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of Rezolve’s management’s attention and resources, could delay further sales or the implementation of Rezolve’s services and offerings, impair the functionality of Rezolve’s platform, prevent or delay introductions of new or enhanced services or offerings, result in Rezolve substituting inferior or more costly technologies into Rezolve’s platform or injure Rezolve’s reputation. Furthermore, many of Rezolve’s current and potential competitors have the ability to dedicate substantially greater resources to developing and protecting their technology or intellectual property rights than Rezolve does.

Rezolve may be subject to claims by third parties of intellectual property infringement.

The software industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patents and other intellectual property rights. Third parties may have in the past asserted, and may in the future assert, that

Rezolve’s platform, solutions, technology, methods or practices infringe, misappropriate or otherwise violate their intellectual property or other proprietary rights. Such claims may be made by Rezolve’s competitors seeking to obtain a competitive advantage or by other parties. Additionally, in recent years, non-practicing entities have begun purchasing intellectual property assets for the purpose of making claims of infringement and attempting to extract settlements from companies like Rezolve. The risk of claims may increase as the number of solutions that Rezolve offers and competitors in Rezolve’s market increases and overlaps occur. In addition, to the extent that Rezolve gains greater visibility and market exposure, Rezolve faces a higher risk of being the subject of intellectual property infringement claims.

Any such claims, regardless of merit, that result in litigation could result in substantial expenses, divert the attention of management, cause significant delays in introducing new or enhanced services or technology, materially disrupt the conduct of Rezolve’s business and have a material and adverse effect on Rezolve’s brand, business, financial condition and results of operations. It is possible that patents have been issued to third parties that cover all or a portion of Rezolve’s business. As a consequence of any patent or other intellectual property claims, Rezolve could be required to pay substantial damages, develop non-infringing technology, enter into royalty-bearing licensing agreements, stop selling or marketing some or all of Rezolve’s solutions or re-brand its solutions. Rezolve may also be obligated to indemnify its merchants or partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. If it appears necessary, Rezolve may seek to secure license rights to intellectual property that Rezolve is alleged to infringe at a significant cost, potentially even if Rezolve believes such claims to be without merit. If required licenses cannot be obtained, or if existing licenses are not renewed, litigation could result. Litigation is inherently uncertain and can cause Rezolve to expend significant resources, time and attention to it, even if Rezolve is ultimately successful. Any adverse decision could result in a loss of Rezolve’s proprietary rights, subject Rezolve to significant liabilities, require Rezolve to seek licenses for alternative technologies from third parties, prevent Rezolve from offering all or a portion of its solutions and otherwise negatively affect its business and operating results.

Rezolve’s use of “open source” software could negatively affect its ability to sell its solutions and subject Rezolve to possible litigation.

Rezolve’s solutions incorporate and are significantly dependent on the use and development of “open source” software and Rezolve intends to continue the use and development of open source software in the future. Such open source software is generally licensed by its authors or other third parties under open source licenses and is typically freely accessible, usable and modifiable. Pursuant to such open source licenses, Rezolve may be subject to certain conditions, including requirements that Rezolve offers its proprietary software that incorporates the open source software for no cost, that Rezolve makes available source code for modifications or derivative works it creates based upon, incorporating or using the open source software and that Rezolve licenses such modifications or derivative works under the terms of the particular open source license. If an author or other third party that uses or distributes such open source software were to allege that Rezolve had not complied with the conditions of one or more of these licenses, Rezolve could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from the sale of Rezolve’s solutions that contained or are dependent upon the open-source software and required to comply with the foregoing conditions, which could disrupt the distribution and sale of some of Rezolve’s solutions. Litigation related to the use of open-source software could be costly for Rezolve to defend, have a negative effect on its operating results and financial condition or require it to devote additional research and development resources to change its platform. The terms of many open-source licenses to which Rezolve is subject have not been interpreted by U.S. or foreign courts. As there is little or no legal precedent governing the interpretation of many of the terms of certain of these licenses, the potential impact of these terms on Rezolve’s business is uncertain and may result in unanticipated obligations regarding Rezolve’s solutions and technologies. It is Rezolve’s view that it does not distribute its software, since no installation of software is necessary and its platform is accessible solely through the “cloud.” Nevertheless, this position could be challenged. Any requirement to disclose Rezolve’s proprietary source code, termination of open-source license rights or payments of damages for breach of contract could be harmful to Rezolve’s business, results of operations or financial condition, and could help Rezolve’s competitors develop products, offerings and services that are similar to or better than Rezolve’s.

In addition to risks related to license requirements, usage of open-source software can lead to greater risks than the use of third-party commercial software, as open source licensors generally do not provide warranties, controls on the origin or development of the software, or remedies against the licensors. Many of the risks associated with usage of open source software cannot be eliminated and could adversely affect Rezolve’s business.

Although Rezolve believes that it has complied with its obligations under the various applicable licenses for open source software, it is possible that Rezolve may not be aware of all instances where open-source software has been incorporated into its proprietary software or used in connection with its solutions or its corresponding obligations under open-source licenses. Rezolve has open-source software usage policies or monitoring procedures in place but cannot assure that such policies and procedures will be effective in avoiding improper use of open-source software. To the extent that Rezolve has failed to comply with its obligations under particular licenses for open-source software, Rezolve may lose the right to continue to use and exploit such open-source software in connection with its operations and solutions, which could disrupt and adversely affect its business.

Risks Relating to Legal and Regulatory Compliance

Claims for indemnification by Rezolve’s directors and officers may reduce Rezolve’s available funds to satisfy successful third-party claims against Rezolve and may reduce the amount of money available to Rezolve.

Rezolve’s Memorandum and Articles of Association provide that Rezolve will indemnify its directors and officers, in each case to the fullest extent permitted by English law. More particularly, as permitted by English law, Rezolve’s Memorandum and Articles of Association and its indemnification agreements entered into with its directors and officers provide that, subject to the exceptions and limitations listed below, every person who is, or has been, a director or officer of Rezolve or a direct or indirect subsidiary of Rezolve shall be indemnified by Rezolve to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding which he or she becomes involved as a party or otherwise by virtue of his or her being or having been such director or officer and against amounts paid or incurred by him or her in the settlement thereof. The words “claim”, “action”, “suit” or “proceeding” include all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened, and the words “liability” and “expenses” include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities. However, no indemnification shall be provided to any director or officer of Rezolve or a direct or indirect subsidiary of Rezolve (i) by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties of a director or officer, (ii) with respect to any matter as to which any director or officer has been finally adjudicated to have acted in bad faith and against the interest of Rezolve, or (iii) in the event of a settlement, unless approved by a court or the board of directors. Rezolve may, to the fullest extent permitted by law, purchase and maintain insurance or furnish similar protection or make other arrangements, against any liability asserted against a director or officer or incurred by or on behalf of him or her in his or her capacity as a director or officer of Rezolve or a direct or indirect subsidiary of Rezolve. The right of indemnification will be severable, will not affect any other rights to which any director or officer of Rezolve or a direct or indirect subsidiary of Rezolve may now or in the future be entitled, will continue as to a person who has ceased to be such director or officer and will inure to the benefit of the heirs, executors and administrators of such a person. The right to indemnification is not exclusive and will not affect any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law. Expenses in connection with the preparation and representation of a defense of any claim, action, suit or proceeding will be advanced by Rezolve prior to final disposition thereof upon receipt of any undertaking by or on behalf of the officer or director, to repay such amount if it is ultimately determined that he or she is not entitled to indemnification.

Rezolve is subject to anti-corruption and anti-bribery laws and similar laws, and non-compliance with such laws can subject Rezolve to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect its business, prospects, financial condition, results of operations and reputation.

Rezolve is subject to the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010, and possibly other anti-bribery and anti-corruption laws and anti-money laundering laws in countries outside of the United States where Rezolve conducts its activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies, their employees, agents, representatives, business partners, and third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector.

Rezolve may leverage third parties to sell its offerings and conduct its business abroad. Rezolve, its employees, agents, representatives, business partners and third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities, and Rezolve may be held liable for the corrupt or other illegal activities of these employees, agents, representatives, business partners or third-party intermediaries even if Rezolve does not explicitly authorize such activities. Rezolve cannot assure you that all of its employees and agents will not take actions in violation of applicable law, for which Rezolve may be ultimately held responsible. As Rezolve increases its international sales and business, Rezolve’s risks under these laws may increase.

These laws also require that Rezolve keeps accurate books and records and maintains internal controls and compliance procedures designed to prevent any such actions. While Rezolve has policies and procedures to address compliance with such laws, Rezolve cannot assure you that none of its employees, agents, representatives, business partners or third-party intermediaries will take actions in violation of Rezolve’s policies and applicable law, for which Rezolve may be ultimately held responsible.

Any allegations or violation of anti-corruption and anti-bribery laws could subject Rezolve to whistleblower complaints, adverse media coverage, investigations, severe civil and criminal sanctions, settlements, prosecution, enforcement actions, fines, damages, loss of export privileges, suspension or debarment from government contracts and other collateral consequences and remedial measures, all of which could adversely affect Rezolve’s business, prospects, financial condition, results of operations and reputation. Responding to any investigation or action will likely result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees.

Enhanced trade tariffs, import restrictions, export restrictions, United States regulations or other trade barriers may materially harm Rezolve’s business.

Rezolve is continuing to expand its international operations and sales as part of its strategy which may present various risks to its business. Countries have imposed tariffs on imports from various jurisdictions, including on imports from jurisdictions where Rezolve sources products, which could increase the prices that Rezolve pays for certain products. Furthermore, governments have, and may continue to, impose tariffs and other trade restrictions that could increase the costs of Rezolve’s offerings in certain jurisdictions. The increased cost of Rezolve’s offerings may result in Rezolve losing Channels or merchants, which, in turn, could reduce Rezolve’s sales and harm Rezolve’s business and financial condition. Rezolve’s business also may be adversely impacted by retaliatory trade measures taken by the U.S. government or non-U.S. governments, which could materially harm Rezolve’s business, financial condition and operations. Rezolve’s business also could be adversely impacted by new economic sanctions, trade sanctions, and export controls. The imposition of economic sanctions, trade sanctions, or export controls could limit Rezolve’s ability to make sales in certain jurisdictions or to source products from certain jurisdictions, which could harm Rezolve’s business and its financial condition. Further, the continued threats of tariffs, trade restrictions (including sanctions and export controls) and trade barriers may have a disruptive impact on the global economy. Any such changes could directly and adversely impact Rezolve’s business and financial condition.

From time to time, Rezolve may be involved in legal proceedings and commercial or contractual disputes, which could have an adverse impact on Rezolve’s profitability and consolidated financial position.

Rezolve may be involved in legal proceedings and commercial or contractual disputes that, from time to time, are significant. Such claims may include, without limitation, commercial or contractual disputes, including disputes with merchants, intellectual property matters, personal injury claims, tax matters, and employment matters. For example, Rezolve has been notified that a civil complaint was filed against the Company and Daniel Wagner in the Supreme Court of the State of New York, New York County, by JBAAM Special Opportunities Fund II LLC and YA II PN, Ltd., in connection with the parties’ securities purchase agreement dated February 21, 2025. Efforts to defend against such claims may entail significant costs and harm Rezolve’s reputation, all of which could adversely affect Rezolve’s business, financial condition and results of operations.

Certain provisions of the Articles and English law could deter takeover attempts.

Certain provisions in the Articles and the application of the UK Takeover Code to Rezolve could delay, prevent or make more difficult a merger, tender offer, proxy contest or change of control. Rezolve’s shareholders might view any transaction of this type as being in their best interest since the transaction could result in a higher stock price than the then-current market price for Ordinary Shares.

Risks Related to Ownership of Ordinary Shares and Rezolve Operating as a Public Company

The trading price of Ordinary Shares could be volatile, and the value of Ordinary Shares may decline.

We cannot predict the prices at which Ordinary Shares will trade. The price of Ordinary Shares s is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in Ordinary Shares as you might be unable to sell your shares at or above the price you paid. Factors that could cause fluctuations in the trading price of Ordinary Shares include the following:

(a)
price and volume fluctuations in the overall stock market from time to time;
(b)
volatility in the market prices and trading volumes of technology company stocks;
(c)
changes in operating performance and stock market valuations of other technology companies generally, or those in Rezolve’s industry in particular;
(d)
sales of shares of Ordinary Shares by shareholders;
(e)
failure of securities analysts to initiate or maintain coverage of Rezolve, changes in financial estimates by securities analysts who follow Rezolve, or Rezolve’s failure to meet these estimates or the expectations of investors;
(f)
the financial projections Rezolve may provide to the public, any changes in those projections, or Rezolve’s failure to meet those projections;
(g)
announcements by Rezolve or its competitors of new offerings or contracts;
(h)
the public’s reaction to Rezolve’s press releases, other public announcements, and filings with the SEC;
(i)
changes in how customers perceive the benefits of Rezolve’s offerings and services, and future offerings;

(j)
changes in the structure of payment systems;
(k)
rumors and market speculation involving Rezolve or other companies in the same or similar industry;
(l)
actual or anticipated changes in Rezolve’s results of operations or fluctuations in Rezolve’s results of operations;
(m)
actual or anticipated developments in Rezolve’s business, Rezolve’s competitors’ businesses, or the competitive landscape generally;
(n)
litigation involving Rezolve, Rezolve’s industry or both, or investigations by regulators into Rezolve’s operations or those of Rezolve’s competitors;
(o)
developments or disputes concerning Rezolve’s intellectual property or other proprietary rights;
(p)
any security breach or incident involving our offerings, services or site or data stored or processed by us or on our behalf;
(q)
announced or completed acquisitions of businesses, commercial relationships, offerings, services, or technologies by Rezolve or its competitors;
(r)
new laws or regulations or new interpretations of existing laws or regulations applicable to Rezolve’s business;
(s)
changes in accounting standards, policies, guidelines, interpretations, or principles;
(t)
any adverse consequences related to the Rezolve Founder weighted voting capital structure, such as stock index providers excluding companies with weighted voting capital structures from certain indices;
(u)
any significant change in Rezolve’s management; and
(v)
general economic conditions and slow or negative growth of Rezolve’s markets and war or other hostilities.

In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of Ordinary Shares could decline for reasons unrelated to our business, financial condition or results of operations. The trading price of Ordinary Shares might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. In the past, following periods of volatility in the trading price of a company’s securities, securities class action litigation has often been brought against that company. If our share price is volatile, we may become the target of securities litigation. Securities litigation could result in substantial costs and divert our management’s attention and resources from our business. This could have an adverse effect on our business, financial condition and results of operations.

A market for our securities may not be sustained, which would adversely affect the liquidity and price of Ordinary Shares.

An active trading market for our securities may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, Rezolve’s general business condition and the release of Rezolve’s financial reports. Additionally, if our securities become delisted from the Nasdaq and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange) or Rezolve’s securities are not listed on the Nasdaq and are quoted on the OTC Bulletin Board, the liquidity and price of our securities may be more limited than if we were quoted or listed on the New York Stock Exchange, Nasdaq or another national securities exchange. The lack of an active market may impair your ability to sell your Rezolve securities at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling securities and may impair our ability to acquire other businesses or technologies using our shares as consideration, which, in turn, could materially adversely affect our business.

There can be no assurance that Rezolve will be able to comply with the continued listing standards of Nasdaq.

If Nasdaq delists Rezolve’s securities from trading on its exchange for failure to continue to comply with its listing standards, Rezolve and its stockholders could face significant material adverse consequences including:

1.
limited availability of market quotations for Rezolve’s securities;
2.
a determination that the Ordinary Shares are a “penny stock” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Ordinary Shares;
3.
a limited amount of analyst coverage; and
4.
a decreased ability to issue additional securities or obtain additional financing in the future.

If securities or industry analysts publish reports that are interpreted negatively by the investment community or publish negative research reports about our business, our share price and trading volume could decline.

The trading market for our Ordinary Shares depends, to some extent, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts or the information contained in their reports. If one or more analysts publish research reports that are interpreted negatively by the investment community, or have a negative tone regarding our business, financial condition or results of operations, industry or end-markets, our share price could decline. In addition, if a majority of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our Ordinary Shares less attractive to investors.

We are an “emerging growth company” as that term is used in the JOBS Act, and we may remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of the closing of the IPO of Armada, (B) in which we have total annual gross revenue of at least $1.07 billion, or (C) in which we are deemed to be a large accelerated filer, which means the market value of our outstanding Ordinary Shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the independent auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, being required to provide fewer years of audited financial statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may choose to take advantage of some, but not all, of these reduced reporting burdens. Accordingly, the information we provide to our shareholders may be different than the information you receive from other public companies in which you hold stock.

Rezolve is a “foreign private issuer” and, as a result, we are permitted to rely on exemptions from certain stock exchange corporate governance standards applicable to U.S. issuers. This may afford less protection to holders of Ordinary Shares.

As a foreign private issuer whose ordinary shares are listed on the Nasdaq, we are permitted to follow certain home country corporate governance practices in lieu of requirements under U.S. securities laws that apply to U.S. domestic public companies, provided that we disclose the requirements we are not following and describe the home country practices we are following. Certain of the requirements that we are permitted to not comply with as a foreign private issuer include:

1.
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;
2.
the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;
3.
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
4.
Nasdaq Rule 5635 requiring that a listed company obtain shareholder approval prior to an issuance of securities, including for acquisitions, equity-based compensation, changes of control, and private placements.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a semi-yearly basis as press releases, distributed pursuant to the Nasdaq rules. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

In addition, as a foreign private issuer we will be exempt from the provisions of Regulation Fair Disclosure (“Regulation FD”), which prohibits issuers from making selective disclosure of material nonpublic information. Even though we intend to comply voluntarily with Regulation FD, these exemptions and leniencies will reduce the frequency and scope of information and protections to which our shareholders are entitled as investors.

Furthermore, Rezolve shares are not listed, and we do not currently intend to list Rezolve shares on any market in the United Kingdom, Rezolve’s country of incorporation. As a result, we are not subject to the reporting and other requirements of companies listed in the United Kingdom.

We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense.

In order to maintain our current status as a foreign private issuer, either (a) more than 50% of our outstanding voting securities must be either directly or indirectly owned of record by non-residents of the United States or (b)(i) a majority of our executive officers or directors may not be U.S. citizens or residents, (ii) more than 50% of our assets cannot be located in the United States and (iii) our business must be administered principally outside the United States. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We would also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The additional requirements that we would become subject to if we were to lose our foreign private issuer status could lead us to incur significant additional legal, accounting and other expenses.

Our issuance of additional Ordinary Shares in connection with financings, acquisitions, investments, our stock incentive plans, or otherwise will dilute all other shareholders.

We expect to issue additional capital stock in the future that will result in dilution to all other shareholders. We expect to grant equity awards to employees, directors, consultants and contractors under our stock incentive plans. We may issue shares in the future and pursuant to the Standby Purchase Agreement and other convertible securities. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, offerings or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause shareholders to experience significant dilution of their ownership interests and the per share value of our Ordinary Shares to decline.

We incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company, which we expect to further increase after we are no longer an “emerging growth company” and/or a foreign private issuer. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Nasdaq listing requirements, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel are not experienced in managing a public company and are required to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.

U.S. holders that directly or indirectly own 10% or more of our equity interests may be subject to adverse U.S. federal income tax consequences under rules applicable to U.S. shareholders of controlled foreign corporations.

A non-U.S. corporation generally will be classified as a controlled foreign corporation for U.S. federal income tax purposes (a “CFC”), if “10% U.S. equityholders” (as defined below) own, directly, indirectly or constructively, more than 50% of either (i) the total combined voting power of all classes of stock of such corporation entitled to vote or (ii) the total value of the stock of such corporation. We do not currently expect that Rezolve will be classified as a CFC, but CFC status is determined after taking into account complex constructive ownership rules, the application of which may depend on circumstances we are not aware of, and, accordingly, there can be no assurance in this regard. However, certain of Rezolve’s non-U.S. subsidiaries may be classified as CFCs (including, for taxable years beginning before January 1, 2026, as a result of the application of certain constructive ownership rules which treat Rezolve’s U.S. subsidiaries as owning the equity of those non-U.S. subsidiaries), and it is possible that we may be classified as a CFC either now or in the future. The U.S. federal income tax consequences for U.S. holders who at all times are not 10% U.S. equityholders of any applicable CFC would not be affected by the CFC rules. However, a U.S. holder that owns (or is treated as owning, directly, indirectly or constructively, including by applying certain attribution rules) 10% or more of the combined voting power of all classes of our stock entitled to vote or the total value of our equity interests (including equity interests attributable to a deemed exercise of options and convertible debt instruments), or a “10% U.S. equityholder”, of us or an applicable subsidiary, if we or an applicable subsidiary were classified as a CFC, would generally be subject to current U.S. federal income taxation on a portion of our or our applicable subsidiaries’ earnings and profits (as determined for U.S. federal income tax purposes), regardless of whether such 10% U.S. equityholder receives any actual distributions. In addition, if we or an applicable subsidiary were classified as a CFC, a portion of any gains realized on the sale of our common shares by a 10% U.S. equityholder may be treated as ordinary income. A 10% U.S. equityholder will also be subject to additional U.S. federal income tax information reporting requirements with respect to our subsidiaries that are classified as CFCs and with respect to us (if we or any of our subsidiaries were classified as a CFC) and substantial penalties may be imposed for noncompliance. We cannot provide any assurances that Rezolve will assist U.S. holders in determining whether Rezolve or any of its subsidiaries are treated as a controlled foreign corporation for U.S. federal income tax purposes or whether any U.S. holder is treated as a 10% U.S. equityholder with respect to any of such controlled foreign corporations or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations if Rezolve, or any of its subsidiaries, is treated as a controlled foreign corporation for U.S. federal income tax purposes. Each U.S. holder should consult its own tax advisor regarding the CFC rules and whether such U.S. holder may be a 10% U.S. equityholder for purposes of these rules.

Our U.S. shareholders may suffer adverse tax consequences if we are classified as a “passive foreign investment company.”

A non-U.S. corporation generally will be treated as a “passive foreign investment company” (“PFIC”), for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the current and anticipated composition of the income, assets and operations of Rezolve and its subsidiaries and certain factual assumptions, Rezolve does not currently expect to be treated as a PFIC for the taxable year ending December 31, 2025. However, there can be no assurances in this regard, because PFIC status is determined annually and requires a factual determination that depends on, among other things, the composition of a company’s income, assets and activities in each taxable year, and can only be made annually after the close of each taxable year, and is thus subject to significant uncertainty. Furthermore, because the value of our gross assets is likely to be determined in part by reference to our market capitalization, a decline in the value of our Ordinary Shares may result in Rezolve becoming a PFIC. Accordingly, there can be no assurance that we will not be considered a PFIC for any taxable year. If we are a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder (as defined in “Material Tax Considerations - Material U.S. Federal Income Tax Considerations”). Prospective U.S. holders should consult their tax advisors regarding the potential application of the PFIC rules to them.

The Internal Revenue Service may not agree that Rezolve should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Although Rezolve is incorporated in England and Wales, the Internal Revenue Service (“IRS”) may assert that it should be treated as a U.S. corporation (and therefore a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation (or U.S. tax resident) if it is organized in the United States, and a corporation is generally considered a “foreign” corporation (or non-U.S. tax resident) if it is not a U.S. corporation. Because Rezolve is an entity incorporated in England and Wales, it would generally be classified as a foreign corporation (or non-U.S. tax resident) under these rules. Section 7874 of the Code provides an exception under which a foreign incorporated and foreign tax resident entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

Rezolve does not currently expect to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. However, the application of Section 7874 of the Code is complex and is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. Treasury regulations with possible retroactive effect) and is subject to certain factual uncertainties. Accordingly, there can be no assurance that Rezolve will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

If Rezolve were treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, Rezolve and certain Rezolve shareholders would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Rezolve and future withholding taxes on certain Rezolve shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes.

USE OF PROCEEDS

All of the securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.

We could receive up to an aggregate of approximately $86.3 million from the exercise of all Public Warrants, assuming the exercise in full of all such Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from such exercise for general corporate purposes. As of the date of this prospectus, our Public Warrants are “out-of-the money,” which means that the trading price of the Ordinary Shares underlying the Public Warrants is below the $11.50 exercise price of the Public Warrants. For so long as the warrants remain “out-of-the money,” we do not expect warrant holders to exercise their Public Warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. See the risk factor entitled “There can be no assurance that the Public Warrants will ever be in the money at the time they become exercisable or otherwise, and they may expire worthless” for more information.

The Selling Holders will pay any underwriting commissions and discounts, and expenses incurred by the Selling Holders for brokerage, marketing costs, or legal services (other than those detailed below). We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, securities or blue sky law compliance fees, Nasdaq listing fees and expenses of our counsel and our independent registered public accounting firm, and fees and expenses of one legal counsel.

DIVIDEND POLICY

We have not paid any cash dividends on the Ordinary Shares to date and do not intend to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. Further, our ability to declare dividends may be limited by the terms of financing or other agreements we or our subsidiaries enter into from time to time.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2024:

•
on an actual basis.
•
On a pro forma basis to give effect to (i) the Bluedot Acquisition and the GroupBy Acquisition; and (2) the PIPE Financing for aggregate gross proceeds of approximately $50 million, before deducting placement agent fees and other offering expenses, as if such events had occurred on December 31, 2024.

The following table should be read in conjunction our financial statements and related notes that are incorporated by reference into this prospectus and the other financial information included or incorporated by reference into this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

	As of
	December 31, 2024
	Actual (Audited)	Groupby & Bluedot Acquisitions	PIPE Financing	Proforma (Unaudited)
Cash and cash equivalents	$9,450,944	$6,760,931	$47,245,000	$63,456,875
Stockholders' Equity:
Ordinary shares, £0.0001 nominal value 208,260,754 shares issued and outstanding as of December 31, 2024; 256,365,817 shares authorized as of December 31, 2024	26,816	1,978	2,680	31,474
Additional paid-in capital	194,062,767	18,181,663	47,242,320	259,486,750
Stock subscription receivable	(80)	—	—	(80)
Accumulated deficit	(232,075,815)	(12,262,770)	—	(244,338,585)
Accumulated other comprehensive loss	(10,270)	—	—	(10,270)
Total shareholders' equity (deficit)	$(37,996,582)	$5,920,871	$47,245,000	$15,169,289
Total capitalization	$(37,996,582)	$5,920,871	$47,245,000	$15,169,289

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus.

Introduction

As previously disclosed in its Current Reports on Form 6-K furnished with the Securities and Exchange Commission (“SEC”) on March 31, 2025, March 6, 2025, February 21, 2025 and February 7, 2025, Rezolve AI plc (“Rezolve” or “the Company”) completed two acquisitions after December 31, 2024 but before the consolidated financial statements of the Company as of and for the year ended December 31, 2024 were issued.

Bluedot Acquisition

On February 4, 2025, the Company entered into a purchase agreement with DBLP Sea Cow Ltd (“DBLP”), to acquire the entire issued and to be issued share capital of each of Bluedot Industries, Inc. and Bluedot Industries Pty. Ltd. As consideration for this acquisition, the Company issued 819,737 ordinary shares of the Company in a private placement to DBLP.

DBLP is a related party and is wholly legally owned by Daniel Wagner, a director of DBLP and the Company. Prior to his death, DBLP was beneficially owned by John Wagner, a former director of Rezolve.

On March 17, 2025, the Company entered into a share purchase agreement with Tanist Group Limited (“Tanist Group”) pursuant to which the Company acquired 100% of the issued and outstanding shares of Bluedot Innovation Pty. Ltd. As consideration for this acquisition, the Company issued 1,941,111 ordinary shares of the Company to the Tanist Group.

Bluedot Industries, Inc., Bluedot Industries Pty. Ltd. and Bluedot Innovation Pty. Ltd, together “Bluedot”, is a developer of mobile location technology to enhance customer experiences.

On February 20, 2025 and March 17, 2025, the Company closed the acquisition of Bluedot and issued the above mentioned ordinary shares as consideration to DBLP and the Tanist Group, respectively.

The acquisition of Bluedot was not deemed significant under Rule 3-05 of Regulation S-X (“Rule 3-05”).

GroupBy Acquisition

On February 11, 2025, the Company entered into a purchase agreement with GroupBy Inc., GroupBy International Ltd., and Fortis Advisors LLC, as the representative of the sellers party thereto (“the Sellers”), to acquire the entire issued and to be issued share capital of each of GroupBy Inc., GroupBy International Ltd., GroupBy USA Inc., and GroupBy UK Ltd (together “GroupBy”).

GroupBy is an eCommerce Search and Product Discovery SaaS technology provider that powers some of the largest B2B and B2C brands.

On March 25, 2025, Rezolve closed the GroupBy acquisition. As consideration for the GroupBy acquisition, the Company issued an aggregate of 3,999,902 of its ordinary shares of the Company in a private placement to the Sellers.

The acquisition of GroupBy was deemed significant under Rule 3-05 and separate financial statements for GroupBy are included elsewhere in this prospectus.

Unaudited Pro Forma Condensed Combined Financial Information

The Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2024 gives effect to the Bluedot acquisition and the GroupBy acquisition as if both acquisitions had been completed on December 31, 2024. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2024 gives effect to the Bluedot acquisition and the GroupBy acquisition as if both acquisitions had been completed on January 1, 2024. As such the adjustments reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet will not necessarily reconcile with the adjustments in the Unaudited Pro Forma Condensed Combined Statements of Operations. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of Rezolve would have been had the Bluedot acquisition and the GroupBy acquisition occurred on the dates noted above, nor are they necessarily indicative of future consolidated results of operations. Future results may vary significantly from the results reflected because of various factors. In Rezolve’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the Bluedot acquisition and the GroupBy acquisition and does not attempt to predict or suggest future results.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

•
the historical audited consolidated financial statements of Rezolve as of, and for the years ended, December 31, 2024 and 2023, included elsewhere in this prospectus;
•
the historical audited combined consolidated financial statements for GroupBy as of, and for the years ended, December 31, 2024 and 2023, included elsewhere in this prospectus;
•
the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” included elsewhere in this prospectus.

REZOLVE AI plc AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

					Proforma Combined
	Rezolve AI plc and Subsidiaries (Historical as of 12/31/2024)	GroupBy (Historical as of 12/31/2024)	Bluedot Industries (Historical as of 12/31/2024)	Bluedot Innovation (Historical as of 12/31/2024)	GroupBy Transaction Accounting Adjustments		Bluedot Transaction Accounting Adjustments		Pro Forma Combined
	A	B	C	D	E		F		G = A+B+C+D+E+F
Assets
Current assets:
Cash and cash equivalents	$9,450,944	$6,482,298	$278,602	$31	—		—		$16,211,875
Accounts receivable, net	21,274	1,148,861	682,433	—	—		—		1,852,568
Prepaid expenses and other current assets	960,848	1,146,327	41,269	—	10,000	a	—		2,158,444
Derivative asset	2,587,581	—	—	—	—		—		2,587,581
Income taxes receivable	—	222,222	—	—	—		—		222,222
Total current assets	13,020,647	8,999,708	1,002,304	31	10,000		—		23,032,690
Non-current assets:
Property and equipment, net	17,332	—	4,987	4,082	—		—		26,401
Intangible assets, net	6,750,178	—	—	68,304	34,400,000	b	3,436,731	c	44,655,213
Goodwill	—	—	—	—	4,580,673	d	—		4,580,673
Right-of-use asset	—	174,568	—	—	9,771	e	—		184,339
Deferred tax asset			373,445						373,445
Other assets	—	—	—	—	—		—		-
Total non-current assets	6,767,510	174,568	378,432	72,386	38,990,444		3,436,731		49,820,071
Total assets	$19,788,157	$9,174,276	$1,380,736	$72,417	$39,000,444		$3,436,731		$72,852,761
Liabilities and Equity
Current liabilities:
Accounts payable	7,303,060	21,598,041	758,538	3,966	1,371,844	a,g	295,847	h	31,331,296
Due to related party	1,054,429	—	584,989	—	—		—		1,639,418
Accrued expenses and other payables	9,513,932	—	2,138,314	—	—		—		11,652,246
Short term debt to related party	5,102,211	—	—	—	—		—		5,102,211
Short term convertible debt	10,288,123	—	—	—	—		—		10,288,123
Short term convertible debt to related party	95,309	—	—	—	—		—		95,309
Convertible promissory notes	6,428,825	—	—	—	—		—		6,428,825
Ordinary Shares Payable	1,206,609	—	—	—	—		—		1,206,609
Share-based payment liability	1,400,000	—	—	—	—		—		1,400,000
Advisors loans	12,812,366	—	—	—	—		—		12,812,366
Derivative liabilities	2,579,875	—	—	—	—		—		2,579,875
Bank indebtedness	—	12,000,000	—	—	(12,000,000)	f	—		—
Deferred revenue	—	8,584,886	1,172,056	—	—		—		9,756,942
Warrant liability	—	20,149	—	—	(20,149)	i	—		—
Current portion of lease liabilities	—	43,069	—	—	—		—		43,069
Total current liabilities	57,784,739	42,246,145	4,653,897	3,966	(10,648,305)		295,847		94,336,289
Non-current liabilities:
Deferred tax liability	—	—	—	—	10,335,000	j	—		10,335,000
Debt	—	—	—	108,238	—		—		108,238
Lease liabilities	—	148,945	—	—	—		—		148,945
Other liabilities	—	—	—	—	—		—		-
Total non-current liabilities	—	148,945	—	108,238	10,335,000		—		10,592,183
Total liabilities	$57,784,739	$42,395,090	$4,653,897	$112,204	$(313,305)		$295,847		$104,928,472
Stockholders' Equity:
Ordinary shares, £0.0001 nominal value 208,260,754 shares issued and outstanding as of December 31, 2024; 152,262,295 shares issued and outstanding as of December 31, 2023; 256,365,817 and 161,710,480 shares authorized as of December 31, 2024 and 2023	26,816	—	—	—	1,623	l	355	k	28,794
Ordinary shares/Common Stock	—	14,005,728	1,000	50	(14,005,728)	m	(1,050)	m	(0)
Additional paid-in capital	194,062,767	6,291,080	22,815,832	3,324,360	11,767,156	l,m	(26,016,765)	k,m,n	212,244,430
Stock subscription receivable	(80)	—		(79,003)			79,003	m	(80)
Accumulated deficit	(232,075,815)	(58,196,350)	(26,133,930)	(3,285,194)	46,229,426	e,f,g i,j,m	29,123,278	h,m	(244,338,585)
Accumulated other comprehensive loss	(10,270)	—	43,937				(43,937)	m	(10,270)
Warrants	—	4,678,728	—	—	(4,678,728)	o	—		—
Total shareholders' equity (deficit)	$(37,996,582)	$(33,220,814)	$(3,273,161)	$(39,787)	$39,313,749		$3,140,884		$(32,075,711)
Total liabilities and stockholders’ deficit	$19,788,157	$9,174,276	$1,380,736	$72,417	$39,000,444		$3,436,731		$72,852,761

See accompanying notes to the unaudited pro forma condensed combined financial information

REZOLVE AI plc AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

						Proforma Combined
	Rezolve AI plc and Subsidiaries (Historical Year ended December 31, 2024)	GroupBy (Historical Year ended December 31, 2024)	Bluedot Industries (Historical Year ended December 31, 2024)	Bluedot Innovation (Historical Year ended December 31, 2024)		GroupBy Transaction Accounting Adjustments		Bluedot Transaction Accounting Adjustments		Pro Forma Combined
	A	B	C	D		E		F		G = A+B+C+D+E+F
Revenue	$187,788	$18,890,934	$1,825,779	$485,860	r	—		—		$21,390,361
Operating expenses
Cost of revenue	34,053	11,874,137	158,776	—		—		—		12,066,966
Sales and marketing expense	6,285,446	4,906,824	399,422	—		—		—		11,591,692
General and administrative expenses	131,430,412	2,789,811	592,728	23,979		112,554	y	—		134,949,484
Other operating expenses	255,412	—	—					—		255,412
Depreciation and amortization expenses	225,251	200,370	—	38,022		5,652,966	s,y	343,673	t	6,460,282
Research and development	—	6,835,367	1,152,807	—		—		—		7,988,174
Total operating expenses	138,230,574	26,606,509	2,303,733	62,001		5,765,520		343,673		173,312,010

Operating loss	(138,042,786)	(7,715,575)	(477,954)	423,859		(5,765,520)		(343,673)		(151,921,649)
Other (expense) income
Interest (expense)/income	(10,557,714)	(1,152,396)	(244,644)	(1,990)		1,173,596	u,y	—		(10,783,148)
Gain/(loss) on derivatives	19,001,681	—	—	—		—		—		19,001,681
Gain/(loss) on extinguishment	(44,332,819)	—	—	—		(279,851)	v,z	—		(44,612,670)
Other non-operating income (expense), net	1,329,781	(31,362)	(39,837)	—		(1,361,844)	x	(295,847)	x	(399,109)
Total other (expenses) / income, net	(34,559,071)	(1,183,758)	(284,481)	(1,990)		(468,099)		(295,847)		—
Income (loss) before taxes	(172,601,857)	(8,899,333)	(762,435)	421,869		(6,233,619)		(639,520)		(188,714,895)
Income tax expense	(44,933)	(33,524)	(41,908)	(50,067)		(10,335,000)	aa			(10,505,432)
Net (loss) income	$(172,646,790)	$(8,932,857)	$(804,343)	$371,802		$(16,568,619)		$(639,520)		$(199,220,327)
Earnings Per Share	(1.1)	—	—	—		—		—		(1.1)	bb
Basic and diluted weighted average shares outstanding	162,855,146	—	—	—		—		—		178,157,563	bb

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1—Basis of Presentation

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

GroupBy acquisition

The Company accounted for the GroupBy acquisition using the acquisition method of accounting under ASC 805. The acquisition method of accounting requires that purchase price of the acquisition be allocated to the assets acquired and liabilities assumed using the fair values determined by management as of the acquisition date, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded to goodwill.

The Company's preliminary estimates of fair values of the net assets acquired are based on the information that was available at the date of the GroupBy acquisition, and the Company is continuing to evaluate the underlying inputs and assumptions used in its valuations. Accordingly, these preliminary estimates are subject to change during the measurement period, which is up to one year from the date of the acquisition. A decrease in the fair value of assets acquired or an increase in the fair value of liabilities assumed in the acquisition from those valuations would result in a corresponding increase in the amount of goodwill from the acquisition. The acquisition-related transaction costs incurred by the Company were accounted for as expenses in the periods in which the costs were incurred and the services were received.

Bluedot acquisition

The Company accounted for the acquisition of Bluedot Industries, Inc. and Bluedot Industries Pty. Ltd as a common control transaction as it was an exchange of the equity interests in Bluedot Industries, Inc. and Bluedot Industries Pty. Ltd between two entities, the Company and DBLP, both under the control of Daniel Wagner. As noted above, DBLP is wholly legally owned by Daniel Wagner. Additionally, as disclosed elsewhere in this prospectus, Daniel Wagner controls 75% of the voting power of the Company’s outstanding capital stock. Under ASC 810-10-15-8, a controlling financial interest is defined as ownership of a majority voting interest, which as a general rule is ownership by one reporting entity or individual, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity. Therefore under ASC 805, Daniel Wagner has the power to control the Company. The Company initially recognized the assets and liabilities of Bluedot Industries, Inc. and Bluedot Industries Pty. Ltd in the unaudited pro forma condensed combined balance sheet at their carrying amounts on the date of transfer. The Company recognized the difference between the proceeds transferred and the carrying amounts of the net assets received in Additional Paid-in Capital.

The Company accounted for the acquisition of Bluedot Innovation Pty. Ltd as an asset acquisition under ASC 805. The Company evaluates acquisitions of assets and other similar transactions to assess whether or not the transaction should be accounted for as a business combination or asset acquisition by first applying a screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If the screen is met, the transaction is accounted for as an asset acquisition. The Company used a cost accumulation model to determine the cost of the asset acquisition. The Ordinary Shares issued as consideration in this asset acquisition were measured based on the acquisition date fair value of the equity interests issued. Direct transaction costs were recognized as part of the cost of an asset acquisition. The cost of an asset acquisition, including transaction costs, were allocated to identifiable assets acquired and liabilities assumed based on a relative fair value basis. Goodwill is not recognized in an asset acquisition. If applicable, any difference between the cost of an asset acquisition and the fair value of the net assets acquired is allocated to the non-monetary identifiable assets based on their relative fair values. However, as of the date of acquisition, if certain assets are carried at fair value under other applicable GAAP the consideration is first allocated to those assets with the remainder allocated to the non-monetary identifiable assets based on relative fair value basis.

Unaudited Pro Forma financial information

The Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2024 gives effect to the Bluedot acquisition and the GroupBy acquisition as if both acquisitions had been completed on December 31, 2024. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2024 gives effect to the Bluedot acquisition and the GroupBy acquisition as if both acquisitions had been completed on January 1, 2024.

The Company utilized the services of an independent valuation consultant, along with estimates and assumptions determined by management, to estimate the fair value of the assets acquired and liabilities assumed. Given the timing of the GroupBy acquisition, the assets acquired are still in process of being valued by an independent valuation consultant. The preliminary allocation of the purchase price was based on an evaluation of the appropriate fair values and represents management’s best estimate based on available data.

The purchase price allocation of the assets acquired and liabilities assumed is preliminary until the contractual post-closing adjustments are finalized, the final independent valuation consultant report is issued, and the measurement period allowed for under ASC 805 has closed. The final determination of the fair value of assets acquired and liabilities assumed will be completed within the one-year measurement period as allowed by ASC 805. Changes during the measurement period could be material.

The unaudited pro forma condensed combined financial information reflects transaction related adjustments management believes are necessary to present fairly Rezolve’s pro forma results of operations and financial position following the closing of the Bluedot acquisition and the GroupBy acquisition and related transactions as of and for the periods indicated above. The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Rezolve’s financial condition and results of operations as if the Bluedot acquisition and the GroupBy acquisition was completed on the dates mentioned above. Therefore, the unaudited pro forma condensed combined financial information and related notes are presented for illustrative purposes only. If the Bluedot acquisition and the GroupBy acquisition and other transactions contemplated herein had occurred in the past, Rezolve's operating results might have been materially different from those presented in this unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should not be relied upon as an indication of operating results that Rezolve would have achieved if the Bluedot acquisition and the GroupBy acquisition had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial statement of operations and should not be relied upon as an indication of the future results Rezolve will have after the contemplation of the Bluedot acquisition and the GroupBy acquisition.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Bluedot acquisition and the GroupBy acquisition.

The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. The unaudited pro forma condensed combined financial information should be read in conjunction with the audited financial statements and notes thereto of each of GroupBy and Rezolve included elsewhere in this prospectus.

The historical audited combined consolidated financial statements for GroupBy as of, and for the years ended, December 31, 2024 and 2023 have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and interpretations adopted by the International Accounting Standards Board (“IASB”). See note 2 and note 3 for more information on adjustments resulting from material differences between IFRS and US GAAP.

Note 2—Unaudited pro forma condensed combined balance sheet adjustments

In addition to the pro forma adjustments listed below, the unaudited pro forma condensed combined balance sheet as of December 31, 2024 presented also include adjustments to conform Bluedot’s and GroupBy's historical presentation of certain line items to the presentation of those line items by Rezolve.

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of December 31, 2024 are as follows:

(a)
An adjustment to reflect the purchase of a prepaid insurance tail policy by GroupBy (as required in the purchase agreement) for (i) directors’ and officers’ liability (including fiduciary and employment practices liability) insurance policy and (ii) cyber liability insurance policy, in each case providing coverage for a 6-year period commencing on the closing date of the GroupBy acquisition with respect to claims arising from acts, events or omissions that occurred at or prior to the closing of the GroupBy acquisition.
(b)
Reflects adjustments to intangible assets of GroupBy based on the fair values assigned in the preliminary purchase price allocation to: (1) Technology intellectual property and (2) Customer contract and related relationships.
(c)
Reflects adjustments to intangible assets of Bluedot Innovation Pty. Ltd based on the preliminary allocation of costs for the asset acquisition.
(d)
Reflects the recognition of goodwill for GroupBy based on the preliminary purchase price allocation.
(e)
Reflects the adjustment to the right-of use asset and lease liability resulting from (1) the application of the guidance in ASC 805-20-30-24 which requires Rezolve to measure the lease liability at the present value of the remaining lease payments, as if the acquired lease were a new lease of the acquirer at the acquisition date and (2) differences between IFRS and US GAAP. There is only a single accounting model for leases under IFRS, i.e., all leases are effectively equivalent to finance leases under ASC 842, therefore lease classification is unnecessary under IFRS. The leases of GroupBy were classified as operating leases under ASC 842 which resulted in the recognition of a straight-line rent expense in the income statement under ASC 842 rather than the recognition of an amortization expense and interest expense under IFRS 16.
(f)
In connection with the closing of the GroupBy acquisition, the Company entered into a subscription letter with Western Alliance Bank (“WAB”) pursuant to which the Company agreed to issue to WAB a number of Ordinary Shares which is equal to $12,300,000. In consideration for the allotment of these Ordinary Shares, WAB will irrevocably and unconditionally release and discharge the Company from the obligations owed by the Company to WAB. The pro forma adjustment assumes a price of $1.44 per share which is the closing price per share on March 25, 2025, the date on which Rezolve closed the GroupBy acquisition.
(g)
An adjustment to recognize the transactions costs directly associated with the acquisition of GroupBy, including, but not limited to advisory fees and legal fees.
(h)
An adjustment to recognize the transactions costs directly associated with the acquisition of Bluedot Industries, Inc. and Bluedot Industries Pty. Ltd , including, but not limited to advisory fees and legal fees.
(i)
Reflects an adjustment for the cancellation all warrant liabilities to which GroupBy is a party as one of the conditions for the closing of the GroupBy acquisition.
(j)
An adjustment to recognize deferred tax liabilities resulting from (1) goodwill identified in the purchase price allocation that is not deductible for tax purposes and (2) differences in the book and tax basis of intangible assets remeasured to fair value as a result of business combination accounting under ASC 805.
(k)
Reflects the issuance of ordinary shares as consideration for the acquisitions of Bluedot: the Company issued 819,737 ordinary shares of the Company to DBLP and 1,941,111 ordinary shares of the Company to the Tanist Group.
(l)
Reflects the issuance of ordinary shares as consideration for the acquisition of GroupBy: the Company issued 3,999,902 of its ordinary shares to the Sellers (as defined above). The pro forma adjustment assumes a price of $1.44 per share which is the closing price per share on March 25, 2025, the date on which the Company closed the GroupBy acquisition.
(m)
Reflects the elimination of accumulated deficit and other consolidation adjustments as a result of acquisition accounting.
(n)
Reflects an adjustment for difference between the proceeds transferred and the carrying amounts of the net assets received in Additional Paid-in Capital for the transfer of Bluedot Industries, Inc. and Bluedot Industries Pty. Ltd accounted for as a common control transaction.
(o)
Reflects an adjustment for the cancellation all warrants recognized in equity to which GroupBy is a party as one of the conditions for the closing of the GroupBy acquisition.

Note 3—Unaudited pro forma condensed combined statements of operations adjustments

In addition to the pro forma adjustments listed below, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 also include adjustments to conform Bluedot’s and GroupBy's historical presentation of certain line items to the presentation of those line items by Rezolve.

(r)
The revenue for Bluedot Innovation Pty. Ltd for the year ended December 31, 2024 represents revenue from a government grant.
(s)
Adjustment to add incremental depreciation expense for GroupBy based on the fair values assigned in the preliminary purchase price allocation to technology intellectual property and customer contract and related relationships.
(t)
Adjustment to add incremental depreciation expense for Bluedot Innovation Pty. Ltd based on the values assigned to technology intellectual property based on the preliminary allocation of costs for the asset acquisition.
(u)
Adjustment to remove GroupBy's historical interest expense for the year ended December 31, 2024, as a result of the settlement of $12 million of outstanding debt due to Western Alliance Bank. Refer to the unaudited pro forma condensed combined balance sheet adjustments above for more information.
(v)
In connection with the closing of the GroupBy acquisition, the Company entered into a subscription letter with Western Alliance Bank ("WAB") pursuant to which the Company agreed to issue to WAB a number of Ordinary Shares which is equal to $12,300,000. In consideration for the allotment of these Ordinary Shares, WAB will irrevocably and unconditionally release and discharge the Company from the obligations owed by the Company to WAB. The pro forma adjustment uses the share price of Rezolve Ordinary shares of $1.44 on March 25, 2025, the date on which Rezolve closed the GroupBy acquisition.

(w)
An adjustment to recognize the transactions costs directly associated with the acquisition of GroupBy including, but not limited to advisory fees and legal fees.
(x)
An adjustment to recognize the transactions costs directly associated with the transfer under common control of Bluedot Industries, Inc. and Bluedot Industries Pty. Ltd including, but not limited to advisory fees and legal fees.
(y)
An adjustment to lease expense for the difference between IFRS and US GAAP. There is only a single accounting model for leases under IFRS, i.e., all leases are effectively equivalent to finance leases under ASC 842, therefore lease classification is unnecessary under IFRS. The leases of GroupBy were classified as operating leases under ASC 842 which resulted in the recognition of a straight-line rent expense in the income statement under ASC 842 rather than the recognition of an amortization expense and interest expense under IFRS 16, for the year ended December 31, 2024.
(z)
Reflects an adjustment for the cancellation all warrant liabilities to which GroupBy is a party as one of the conditions for the closing of the GroupBy acquisition.
(aa)
An adjustment to recognize deferred tax liabilities resulting from (1) goodwill identified in the purchase price allocation that is not deductible for tax purposes and (2) differences in the book and tax basis of intangible assets remeasured to fair value as a result of business combination accounting under ASC 805.
(bb)
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Bluedot and GroupBy acquisitions, assuming the shares were outstanding since January 1, 2024. As the Bluedot and GroupBy acquisitions are being reflected in the unaudited pro forma condensed combined statement of operations as if both acquisitions had occurred on January 1, 2024, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Blue Dot and GroupBy acquisitions have been outstanding for the entire period presented.

DESCRIPTION OF SECURITIES, ARTICLES OF

ASSOCIATION AND CERTAIN LEGAL CONSIDERATIONS

Introduction

Set forth below is (i) a summary of certain information concerning Rezolve’s share capital, (ii) a description of certain provisions of Rezolve’s articles of association (the “Articles”), and (iii) a summary of relevant provisions of the UK Companies Act 2006 (as amended) (the “UK Companies Act”) and certain other English law considerations. The summary below contains only material information concerning Rezolve’s share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to the Articles, which are filed as an exhibit to the registration statement of which this prospectus forms a part.

General Description of Ordinary Shares

Ordinary Shares comprise a single class of ordinary shares with a nominal value of £0.0001 each.

The following information is a summary of Ordinary Shares:

•
Ordinary Shares carry the right to receive dividends and distributions paid by Rezolve, if any.
•
The holders of Ordinary Shares have the right to receive notice of, and to attend and vote at, all Rezolve’s general meetings provided that the aggregate number of votes attaching to all issued shares in Rezolve held by the Rezolve Founder and/or in which he is interested or of which he is beneficial owner will be equal to the higher of: (i) 75% of the votes attaching to all shares in the capital of Rezolve and (ii) the total number of votes that would have been conferred on the Rezolve Founder if (i) did not apply.
•
Subject to the UK Companies Act, any equity securities issued by Rezolve for cash must first be offered to Rezolve shareholders in proportion to their existing holdings of Ordinary Shares.
•
The UK Companies Act allows for the disapplication of pre-emption rights, which may be waived by a special resolution of not less than three quarters of Rezolve shareholders, either generally or specifically, for a maximum period not exceeding five years.
•
Ordinary Shares are not redeemable; however, Rezolve may purchase or contract to purchase any of its Ordinary Shares on-market or off-market, subject to the UK Companies Act and Rezolve’s Articles. Rezolve may only purchase its Ordinary Shares out of distributable reserves or the proceeds of a new issue of shares made for the purpose of funding the repurchase.

If Rezolve is wound up (whether the liquidation is voluntary, under supervision of the Court or by the Court), the liquidator is under a duty to collect in and realize Rezolve’s assets and to distribute them to Rezolve’s creditors and, if there is a surplus, to Rezolve’s shareholders according to their entitlements. This applies whether the assets consist of property of one kind or of different kinds.

Rezolve may convert Ordinary Shares into deferred shares of £0.0001 each (or other nominal value) in the capital of Rezolve (the “Deferred Shares”) in certain limited circumstances or issue Deferred Shares. The Deferred Shares have no rights to vote and do not entitle their holder to receive any dividend; distribution declared, made or paid; or any return of capital. The Deferred Shares also do not entitle their holder to any further or other right of participation in the assets of Rezolve (including on a winding-up). All or any part of the Deferred Shares from time to time shall be redeemable at the option of Rezolve for $1.00.

If at any time an employee or consultant (other than the Rezolve Founder) ceases to be an employee or consultant of or to Rezolve or any subsidiary (such that he or she is neither an employee or consultant of or to Rezolve or any subsidiary), then unless the board of directors of Rezolve resolves otherwise with the written consent of the Rezolve Founder, all the Ordinary Shares held by such holder and/or his permitted transferees shall automatically convert into Deferred Shares (on the basis of one Deferred Share for each Rezolve Share held) on the date of such cessation (rounded down to the nearest whole share).

Share Register

Rezolve is required by the UK Companies Act to keep a register of its shareholders. Under the laws of England and Wales, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in the share register. The share register therefore is prima facie evidence of the identity of Rezolve’s shareholders, and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of Rezolve’s Ordinary Shares. Rezolve’s share register is maintained by its registrar, Computershare Inc.

Under the UK Companies Act, Rezolve must enter an allotment of shares in its share register as soon as practicable and in any event within two months of the allotment. Rezolve also is required by the UK Companies Act to register a transfer of shares (or give the transferee notice of and reasons for refusal) as soon as practicable and in any event within two months of receiving notice of the transfer.

Rezolve, any of its shareholders or any other affected person may apply to the court for rectification of the share register if:

•
the name of any person, without sufficient cause, is wrongly entered in or omitted from Rezolve’s register of shareholders; or
•
there is a default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder or on which Rezolve has a lien, provided that such refusal does not prevent dealings in the shares taking place on an open and proper basis.

Public Warrants

Each whole Public Warrant entitles the holder to purchase one Ordinary Share at a price of $11.50 per share subject to adjustment as discussed below. The Public Warrants became exercisable 30 days after the Closing Date and terminating at 5:00pm New York City time on the earlier to occur of (i) five years from the consummation of the Business Combination, (ii) the date on which the warrants are redeemed, and (iii) the liquidation of Rezolve, provided in each case that Rezolve has an effective registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky laws of the state of residence of the holder.

We will not be obligated to deliver any Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue an Ordinary Share upon exercise of a warrant unless the Ordinary Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We have filed with the SEC a registration statement for the registration, under the Securities Act, of the Ordinary Shares issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement which will then apply to the Public Warrants.

Redemption of Public Warrants when the price per Ordinary Share equals or exceeds $18.00. Once the warrants become exercisable, we may redeem the outstanding warrants (subject to any restrictions under the UK Companies Act):

•
in whole and not in part;
•
at a price of $0.01 per warrant;
•
upon a minimum of 30 days’ prior written notice of redemption; and
•
if, and only if, the closing price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable the redemption right may be exercised even if it is not possible to register or qualify the underlying securities for sale under all applicable state securities laws. The last of the redemption criterion discussed above has been included to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

No fractional Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of Ordinary Shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Ordinary Shares pursuant to the applicable Warrant Agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Ordinary Shares, Rezolve (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Holder Election to Limit Exercise. A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (as specified by the holder) of the Ordinary Shares outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares, or by a split up of common stock or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of Ordinary Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all or substantially all holders of common stock entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a share capitalization of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) one minus the quotient of (x) the price per Ordinary Share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Articles of Association of Rezolve

The following information is a summary of the material terms of the Ordinary Shares as specified in the Articles. The following summary does not purport to be complete and is qualified in its entirety by reference to the Articles.

Share rights

Subject to the UK Companies Act, the Articles and to any rights for the time being attached to any existing share, Ordinary Shares may be issued with such rights or restrictions as Rezolve may from time to time by ordinary resolution determine, or, if not so determined, as Rezolve’s board of directors may determine.

Subject to the UK Companies Act, any share may be issued which is to be redeemed or is to be liable to be redeemed at the option of Rezolve or the holder, on such terms, conditions and in such manner as Rezolve’s board of directors may determine.

Voting rights and quorum

Subject as provided below and to any rights or restrictions attached to any shares from time to time, every member who is present in person or by a duly appointed proxy at a general meeting shall on a poll have one vote for each share of which he or she is the holder.

The aggregate number of votes attaching to all the issued shares held by Daniel Wagner as the “Rezolve Founder” or in which he is interested shall be equal to the higher of:

(i)
75% of the votes attaching to all shares in the capital of the Company; and
(ii)
the total number of votes that would otherwise have been conferred on Daniel Wagner.

No business (other than the appointment of a chair) shall be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business. Two persons entitled to vote upon the business to be transacted, each being a member, the proxy of a member or a duly authorized representative of a corporation which is a member, shall be a quorum (provided that, for so long as the Rezolve Founder is the holder, directly or indirectly or beneficially interested in Ordinary Shares and is entitled to exercise not less than 10% of the votes attaching to all shares of Rezolve immediately prior to the beginning of the general meeting, he must be present for a general meeting to be quorate).

Restrictions on Voting

No shareholder shall, unless the directors otherwise determine, be entitled to vote, either in person or by proxy, at any general meeting or at any separate class meeting in respect of any share held by such shareholder unless all calls or other sums payable by such shareholder in respect of that share have been paid.

Rezolve’s board of directors may from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to Rezolve serving on such shareholder at least 14 days’ notice specifying the time or times and place of payment) pay at the time or times so specified the amount called on such holder’s shares.

Variation of Rights

The rights attached to any class of shares may be varied in accordance with the provisions of the UK Companies Act and with either the written consent of the holders of not less than three-quarters of the voting rights attached to the issued shares of that class (calculated excluding any shares held as treasury shares), or with the sanction of a special resolution (being a 75% majority of Rezolve shareholders of the relevant class, present at a general meeting in person or by proxy) passed at a separate meeting of the holders of those class of shares. At every such separate general meeting (except an adjourned meeting), subject to the application of all other provisions of the articles of association with regard to general meetings, the quorum must be two or more persons holding, or representing by proxy, issued shares of the class (calculated excluding any shares held as treasury shares), provided that Daniel Wagner is also present so long as he is the holder, directly or indirectly or beneficially interested in Ordinary Shares and is entitled to exercise not less than 10% of the votes attaching to all shares in Rezolve.

The rights conferred upon the holders of any shares are not, unless otherwise expressly provided in the rights attaching to those shares, deemed to be varied by the creation or issue of further shares ranking equally with them or the purchase, or redemption by Rezolve of its own shares.

Share transfers

The Ordinary Shares are in registered form. Any Ordinary Shares may be held in uncertificated form.

A member may transfer certificated shares to another person by a written instrument of transfer in any usual form (or any other form approved by Rezolve’s board of directors) executed by or on behalf of the transferor and, in the case of a share which is not fully paid, by or on behalf of the transferee. Rezolve’s board of directors may refuse to register the transfer of a certificated share which is in respect of a partly paid share provided that any refusal does not prevent open and proper dealings of any class of shares which are admitted to trading on Nasdaq and may also refuse to register the transfer of any certificated (or uncertificated) share if Company has a lien on that share. The Rezolve board of directors may also refuse to register the transfer of a certificated share unless the transfer is in respect of only one class of share, is duly stamped (or certified as not chargeable to stamp duty) and is deposited to Rezolve’s registered office or any place the Rezolve board of directors may determine for registration and is accompanied by the relevant share certificate or such other evidence the Rezolve board of directors may reasonably require.

The transferor of an ordinary share is deemed to remain the holder until the transferee’s name is entered in the share register.

Subject to the provisions of Rezolve’s articles of association, title to uncertificated shares may be transferred in accordance with the Uncertificated Securities Regulations 2001. Rezolve’s board of directors is required to register a transfer of any uncertificated share in accordance with those regulations. Rezolve’s board of directors may refuse to register any such transfer which is in favor of more than four persons jointly or in any other circumstances permitted by those regulations. Provisions of the articles of association do not apply to any uncertificated shares to the extent that such provisions are inconsistent with the holding of shares in uncertificated form or with the transfer of shares by means of a relevant system.

Dividends

Subject to it having sufficient distributable reserves, Rezolve may, by ordinary resolution (being a resolution passed by a 50% majority of Rezolve shareholders in person or by proxy), from time to time declare dividends not exceeding the amount recommended by Rezolve’s board of directors. Rezolve’s board of directors may pay interim dividends, and any fixed rate dividend, whenever its financial position, in the opinion of its board of directors, justifies its payment.

All dividends on shares are to be paid according to the amounts paid up on their nominal value, or otherwise in accordance with the terms concerning entitlement to dividends on which shares were issued.

All unclaimed dividends may be made use of by Rezolve’s board of directors for Rezolve’s benefit until claimed.

Any dividend unclaimed for a period of 10 years from the date when it was declared or became due for payment shall revert to Rezolve.

Rezolve’s board of directors may, by way of ordinary resolution (being a resolution passed by a simple majority of votes of Rezolve shareholders in person or by proxy), from time to time offer any holders of a particular class of shares the right to elect to receive further fully paid shares of that class by way of scrip dividend instead of cash in respect of any dividend.

Shareholder meetings

Rezolve’s board of directors is required to convene annual general meetings in accordance with the UK Companies Act. The UK Companies Act provides that a general meeting (other than an adjourned meeting) must be called by notice of at least 21 days’ in the case of an annual general meeting (unless shareholders approve a notice period of 14 days’ by special resolution (being a resolution passed by a 75% majority of Rezolve shareholders present at a general meeting in person or by proxy) and at least 14 days’ in any other case). Rezolve’s board of directors may convene a general meeting which is not an annual general meeting whenever it thinks fit.

Rezolve is required to give notice of a general meeting to each member (other than a person who, under Rezolve’s articles of association or pursuant to any restrictions imposed on any shares, is not entitled to receive such a notice or to whom Rezolve, in accordance with applicable law, has not sent and is not required to send its latest annual report and accounts), to its directors and to its auditors. For these purposes “members” are the persons registered in the register of members as being holders of shares at any particular time on any particular record date fixed by the board of directors that (in accordance with the Uncertificated Securities Regulations 2001) is not more than 21 days before the sending out of the notice convening the meeting. The notice of a general meeting may specify a time by which a person must be entered on Rezolve’s register of members in order to have the right to attend or vote at the meeting.

A member who is entitled to attend and vote at a general meeting is entitled to appoint another person, or two or more persons in respect of different classes of shares held by him, as his proxy to exercise all or any of his rights to attend, to speak and to vote at the meeting.

The voting rights of each member at a general meeting are as set out under the heading “Voting Rights and Quorum” above.

Alteration of share capital

Rezolve may alter its share capital in any way permitted by the UK Companies Act and applicable law and confer any preference or other advantage on one or more of the shares resulting from any division or sub-division of its share capital. Rezolve may, by special resolution (being a resolution passed by a 75% majority of Rezolve shareholders present at a general meeting in person or by proxy), reduce its share capital, share premium account, capital redemption reserve or any other undistributable reserves.

Rezolve may agree with any member terms and conditions upon which all or any part of the Ordinary Shares held by such member from time to time shall be automatically converted into deferred shares.

If at any time an employee or consultant (other than the Rezolve Founder) ceases to be an employee or consultant of or to Rezolve or any subsidiary (such that he is neither an employee or consultant of or to Rezolve or any subsidiary), then unless the Board resolves otherwise with the written consent of the Rezolve Founder all the Shares held by such holder and/or his Permitted Transferees shall automatically convert into Deferred Shares on the date of such cessation. Deferred shares carry no right to a dividend, nor any right to vote or to participate on a winding up and can be redeemed at any time by Rezolve for a total payment for all deferred shares in issue of $1.

Change of Control

There is no specific provision in the articles of association that would have the effect of delaying, deferring or preventing a change of control. Our board will be divided into three classes serving staggered three-year terms with the first class being eligible for re-election at the annual general meeting of Rezolve held in 2025, the second class being eligible for re-election at the annual general meeting of Rezolve held in 2026 and the third class being eligible for re-election at the annual general meeting of Rezolve held in 2027. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three year term at the annual meeting of stockholders in the year in which their term expires. As a result of this classification of directors, it generally takes at least two annual meetings of stockholders for stockholders to effect a change in a majority of the members of our board of directors.

Distributions on Winding Up

On a winding up, the liquidator may, with the sanction of a special resolution of shareholders and any other sanctions required by law, divide amongst the shareholders (excluding the company itself to the extent it is a shareholder by virtue only of its holding of shares as treasury shares) in specie or in kind the whole or any part of its assets (whether they shall consist of property of the same kind or not) and may set such values and may determine how such division shall be carried out as between the shareholders or different classes of shareholder. The liquidator may, with the sanction of a special resolution of the shareholders and any other sanctions required by law, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but no shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

Directors

Number of Directors

Unless and until otherwise determined by an ordinary resolution of shareholders, Rezolve may not have less than three directors and there shall be no maximum number of persons permitted to sit on the board of directors.

Rezolve’s board is divided into three classes serving staggered three-year terms. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three year term at the annual meeting of stockholders in the year in which his term expires. As a result of this classification of directors, it generally takes at least two annual meetings of stockholders for stockholders to effect a change in a majority of the members of Rezolve’s board of directors. As of the date of this prospectus, there is currently no Class I director, four Class II directors and one Class III director.

Appointment of Directors

Subject to the provisions of the articles of association Rezolve may, by ordinary resolution of the shareholders, elect any person who is willing to act to be a director, either to fill a casual vacancy or as an addition to the existing board. No person that is not a director retiring from the existing board is eligible for appointment as a director unless recommended by the board of directors, or unless not less than seven and not more than 42 days before the date appointed for the meeting a notice is given to the company by a member expressing an intention to propose such person for appointment as a director, and such notice has also been signed by that person expressing a willingness to be elected.

Without prejudice to the power to appoint any person to be a director by shareholder resolution, the board has power to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing board but so that the total number of directors does not exceed any maximum number fixed by or in accordance with the Articles.

At the end of the period of 12 months after his appointment or from when the Sponsor group ceases to beneficially own any Ordinary Shares, if earlier, the Board may remove any of the two directors nominated by the Sponsor group and the independent director mutually determined by the nomination committee of the Board and the Sponsor group.

Retirement of Directors

Each retiring director that holds office on the date seven days before the date of notice of the annual general meeting shall retire from office ahead of the annual general meeting and be eligible for re-election, with all re-elected directors being treated as continuing in office without a break in their duties. A retiring director shall, if not re-appointed at such meeting, retain office until the conclusion of such meeting. If a vacated office is not filled the retiring director shall be deemed to be re-appointed, unless at such meeting a resolution is passed not to fill the vacancy or to elect another director in that retiring director’s place, or unless a resolution to re-elect that retiring director is put to the meeting and defeated.

Directors’ Interests

Subject to the requirements of the UK Companies Act, a director who is any way, whether directly or indirectly, interested in a proposed or existing transaction or arrangement with Rezolve shall declare the nature of his interest at a meeting of the directors.

The directors may authorize, to the fullest extent permitted by law, any matter proposed to them which would otherwise result in a director infringing his or her duty to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with Rezolve’s interests. A director shall not, save as otherwise agreed by him or her, be accountable to Rezolve for any benefit which he or she derives from any matter authorized by the directors and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit. This authorization does not extend to any conflicts of interest arising in relation to a transaction or arrangement with Rezolve. Such authorization is subject to any requirement as to quorum at the meeting at which the matter is considered being met without counting the director in question, or if the matter was agreed to without their voting or would have been agreed to without their voting. Such authorization is subject to any limitations imposed by the directors and is liable to be varied or revoked at any time.

A director shall not vote or be counted in the quorum at a meeting in relation to any resolution in respect of any transaction or arrangement with Rezolve in which the director has an interest that may reasonably be regarded as likely to give rise to a conflict of interest. A director shall not be counted in the quorum at a meeting in relation to any resolution on which he or she is debarred from voting.

A director shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

•
any contract, transaction or arrangement in which the director is interested by virtue of an interest in shares, debentures or other securities of Rezolve or any of its subsidiary undertakings;
•
the giving of any guarantee, security or indemnity in respect of (i) money lent or obligations incurred by him or any other person at the request of, or for the benefit of, Rezolve or any of its subsidiary undertakings, or (ii) a debt or obligation of Rezolve or any of its subsidiary undertakings for which he himself has assumed responsibility under a guarantee or indemnity or by the giving of security;
•
indemnification by Rezolve in relation to the performance of the director’s duties on behalf of the Company or any of its subsidiary undertakings;
•
any issue or offer of shares or debentures or other securities of or by Rezolve or any of its subsidiary undertakings for subscription or purchase, in respect of which the director is or may be entitled to participate in his capacity as a holder of any such securities or as an underwriter or sub-underwriter;
•
any transaction or arrangement concerning another company in which the director does not hold, directly or indirectly, an interest representing one per cent or more of any class of the equity share capital of such company;
•
any arrangement for the benefit of employees of Rezolve or of any of its subsidiary undertakings which does not accord to the director any privilege or benefit not generally accorded to the employees to whom the contract or arrangement relates; and
•
the purchase or maintenance of insurance either for or for the benefit of any director or for persons who include directors.

If a question arises at a meeting of the board or of a committee of the board as to whether an interest may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of any director to vote in relation to a transaction or arrangement with Rezolve, and such question is not resolved by his or her voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be determined by the chairman and their ruling in relation to any director other than themselves shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned, so far as known to said director, has not been fairly disclosed. If any question shall arise in respect of the chairman of the meeting and is not resolved by the chairman voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the Rezolve board of directors (for which purpose, the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chair of the meeting, so far as known to the chair, has not been fairly disclosed.

Subject to the UK Companies Act, the Company may, by ordinary resolution, suspend the above provisions to any extent or ratify any transaction or arrangement not duly authorized by reason of a contravention of these provisions.

Directors’ Fees and Remuneration

Special remuneration may be granted to any director who performs any special or extra services to, or at the request of, Rezolve, to be paid by way of lump sum, salary, commission, participation in profits or otherwise as the Rezolve board of directors may decide.

Each director may be paid all proper and reasonable expenses incurred in the discharge of the director’s duties, including attending and returning from meetings of the directors or committees of the directors or general meetings of Rezolve.

Borrowing Powers

Rezolve’s board of directors may exercise all the powers to borrow money and to mortgage or charge all or any part of Rezolve’s undertaking, property, assets (present or future) and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of Rezolve or of any third party, subject to and in accordance with the UK Companies Act.

Indemnity

Subject to the provisions of the UK Companies Act, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every one of the directors or other officers shall be indemnified out of the assets of Rezolve against any liability incurred by them for negligence, default, breach of duty, breach of trust or otherwise in relation to the affairs of Rezolve or the affairs of an associated company or in connection with the activities of Rezolve, or of an associated company, as a trustee of an occupational pension scheme (as defined in section 235(6) of the UK Companies Act), or in connection with Rezolve’s activities, or the activities of an associated company.

Other English Law Considerations

Mandatory Purchases and Acquisitions

Pursuant to Sections 979 to 991 of the UK Companies Act, where a takeover offer has been made for Rezolve and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he, she or it wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares.

Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to the court to prevent such squeeze-out any time prior to the end of those six weeks following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to Rezolve, which would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the UK Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell Out

The UK Companies Act also gives minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of Rezolve’s Ordinary Shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his, her or its shares if, prior to the expiry of the acceptance period for such offer, (i) the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of all the voting shares of Rezolve, and (ii) not less than 90% of the voting rights of Rezolve’s shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his, her or its rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.

Disclosure of Interest in Shares

Pursuant to Part 22 of the UK Companies Act, Rezolve may by notice in writing to any person whom Rezolve knows or has reasonable cause to believe to be interested in its shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to Rezolve particulars of that person’s interest and (so far as is within such person’s knowledge) particulars of any other interest that subsists or subsisted in those shares.

Under the Articles, if a person defaults in supplying Rezolve with the required particulars in relation to the shares in question, or default shares, within the prescribed period of 14 days from the date of the service of notice, the directors may by notice direct that:

•
in respect of the default shares, the relevant shareholder shall not be entitled to vote (either in person or by proxy) at any general meeting or to exercise any other right conferred by a shareholding in relation to general meetings; and
•
where the default shares represent at least 0.25% of their class, (i) any dividend or other money payable in respect of the default shares shall be retained by Rezolve without liability to pay interest and/or (ii) no transfers by the relevant shareholder of any default shares may be registered (unless the shareholder is not in default and the shareholder provides a certificate, in a form satisfactory to the directors, to the effect that after due and careful enquiry the shareholder is satisfied that none of the shares to be transferred are default shares).

Purchase of Own Shares

Under the laws of England and Wales, a limited company may only purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that they are not restricted from doing so by their articles of association. A limited company may not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased. Subject to the above, Rezolve may purchase its own shares in the manner prescribed below. Rezolve may make an “on-market” purchase of its own fully paid shares pursuant to an ordinary resolution of shareholders. The resolution authorizing an on-market purchase must:

•
specify the maximum number of shares authorized to be acquired;
•
determine the maximum and minimum prices that may be paid for the shares; and
•
specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Rezolve may purchase its own fully paid shares in an “off-market” purchase otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom Rezolve proposes to purchase shares votes on the resolution and the resolution would not have been passed if he, she or it had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Distributions and Dividends

Under the UK Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to Rezolve and to each of its subsidiaries that has been incorporated under the laws of England and Wales.

It is not sufficient that Rezolve, once re-registered as a public company, has made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

•
if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called-up share capital and undistributable reserves; and
•
if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

Anti-Money Laundering

If any person in the United Kingdom knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to the National Crime Agency of the United Kingdom, pursuant to the Proceeds of Crime Act 2002 of the United Kingdom. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Enforceability of Civil Liabilities

Rezolve is a company incorporated under the laws of England and Wales. A substantial portion of Rezolve’s assets and a number of its directors and executive officers are located, and reside, outside of the United States of America. Due to this, it may not be possible for investors to serve process within the United States upon Rezolve or upon such persons with respect to matters arising under the United States federal securities laws, or to enforce against Rezolve or persons located outside of the United States judgments of the courts of the United States which are asserted under the civil liability provisions of the United States federal securities laws.

Rezolve understands that there is doubt as to the enforceability in the United Kingdom, with respect to original actions or actions for enforcement of judgements of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United States insofar as they are fines or penalties. Further, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom, by way of it being a penalty.

Rezolve has appointed Cogency Global Inc. to act as process agent in respect of any action against the company in any state or federal court in the State of New York arising out of the Merger as described in this prospectus or any issuance of Rezolve shares in connection with the Merger.

Data Protection - United Kingdom

Rezolve has certain duties under the UK General Data Protection Regulation and the Data Protection Act 2018 (“UK GDPR”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

All shareholders in Rezolve will provide the Company with certain information which constitutes personal data within the meaning of the UK GDPR (“personal data”). In the following discussion, the “Company” refers to Rezolve and its affiliates and/or delegates, except where the context requires otherwise.

Investor Data

Rezolve will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. Rezolve will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct its activities on an ongoing basis or to comply with legal and regulatory obligations to which Rezolve is subject. Rezolve will only transfer personal data in accordance with the requirements of the UK GDPR and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In its use of this personal data, Rezolve will be characterized as a “data controller” for the purposes of the UK GDPR, while its affiliates and service providers who may receive this personal data from Rezolve in the conduct of its activities may either act as our

“data processors” for the purposes of the UK GDPR or may process personal information for their own lawful purposes in connection with services provided to Rezolve. Rezolve will ensure it has appropriate contractual agreements in place with any processors to ensure the protection of any shared personal data.

Rezolve may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a member and/or any individuals connected with a member as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the member’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides Rezolve with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How Rezolve May Use a Member’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

•
where this is necessary for the performance of its rights and obligations under any purchase agreements;
•
where this is necessary for compliance with a legal and regulatory obligation to which the company is subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or
•
where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should Rezolve wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), it will contact you.

Why Rezolve May Share Your Personal Data

In certain circumstances Rezolve may be legally obliged to share personal data and other information with respect to your shareholding, for instance with relevant regulatory authorities such as HMRC or other authorities. They, in turn, may exchange this information with foreign authorities, including tax authorities.

Rezolve anticipates disclosing personal data to persons who provide services to the company and their respective affiliates (which may include certain entities located outside the United States, the United Kingdom or the European Economic Area), who will process your personal data on its behalf.

Rezolve may share your personal data with our affiliates for any of the purposes described in this privacy notice.

Rezolve may disclose and transfer your personal data to service providers, advisors, potential transactional partners, or third parties in connection with the consideration, negotiation or completion of a corporate transaction in which we are acquired by or merged with another company or we sell, liquidate, or transfer all or a portion of our business or assets.

International Data Transfers

Where any personal data is transferred internationally, Rezolve will take reasonable steps to ensure that a safe transfer mechanism is in place to protect the personal data in question, such as Standard Contractual Clauses approved by the European Commission or the UK government.

The Data Protection Measures Rezolve Takes

Rezolve and its duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data. However, as no electronic transmission or storage of information can be entirely secure, Rezolve can make no guarantees as to the security or privacy of your personal data.

Retention

We take measures to delete your personal data or keep it in a form that does not permit identifying you when this personal data is no longer necessary for the purposes for which we process it, unless we are required by law to keep this personal data for a longer period. When we process personal data for our own purposes, we determine the retention period taking into account various criteria, such as the nature and length of our relationship with you, and mandatory retention periods provided by law and the statute of limitations.

SELLING HOLDERS

This prospectus relates to the resale by certain of the Selling Holders of up to [x] Ordinary Shares, consisting of (i) 106,134,552 Ordinary Shares, (ii) 569,982 Ordinary Shares underlying the Private Warrants; (iii) 23,074,054 Ordinary Shares issued upon conversion of the Convertible Notes; (iv) 15,207,479 Ordinary Shares issued upon conversion of the Advance Subscriptions; (v) 695,033 Ordinary Shares issued upon the conversion of the Promissory Notes; (vi) 3,043,735 Ordinary Shares issued upon conversion of the Cohen Note; (vii) 5,027,508 Ordinary Shares issuable upon conversion of the J.V.B. Note; (viii) 2,760,848 Ordinary Shares issued in connection with the Bluedot Acquisition; (ix) 3,986,531 Ordinary Shares issued in connection with the GroupBy Acquisition; (x) 5,857,143 Ordinary Shares issuable to WAB; (xi) 89,290 Ordinary Shares issuable to Roth Capital Partners, LLC as transaction-based compensation for the performance of advisory services rendered to the Company in connection with the Business Combination; (xii) 300,000 Ordinary Shares issued to Radio Group Holding GmbH and certain other holders in connection with the settlement of an agreement; (xiii) 800,000 Ordinary Shares issued to DBLP in connection with the DBLP Settlement Agreement; and (xiv) 20,000,000 Ordinary Shares issued in connection with the PIPE Financing.

The Selling Holders may from time to time offer and sell any or all of the Ordinary Shares a set forth below pursuant to this prospectus. When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table and in the footnotes in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus is a part or by supplement to this prospectus), and any pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the Class A ordinary shares or warrants after the date of this prospectus such that registration rights shall apply to those securities.

The following tables are prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders, the aggregate number of Ordinary Shares that the Selling Holders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holders both before and after the offering. Except as otherwise indicated in the table below, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer. We have based ownership prior to this offering as of September 15, 2025 .

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Ordinary Shares. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated, the business address of each of the following owners is 21 Sackville Street, London, United Kingdom, W1S 3DN.

	Ordinary Shares(1)
Name	Number Beneficially Owned Prior to Offering	Maximum Number Registered for Sale Hereby	Number Beneficially Owned After the Offered Shares are Sold(2)	Percent Owned After the Offered Shares are Sold
Daniel Wagner(3)	4,698,504(11)	4,698,504	--	--
Estate of John Wagner(4)	819,958(11)	819,958	--	--
Anthony Sharp(5)	1,937,643	1,937,643	--	--
Sir David Wright(6)	495,343	495,343	--	--
Stephen Perry(7)	791,556	791,556	--	--
Douglas Lurio(8)	357,647	357,647	--	--
Stephen Herbert(9)	199,971	199,971	--	--
Peter Vesco(10)	1,153,633	1,153,633	--	--
DBLP Sea Cow Limited(11)	48,731,428	37,265,689	11,465,739	4.03
Igor Lychagov(12)	35,843,258	35,843,258	--	--
Apeiron Investment Group Limited (13)	25,097,545	25,097,545	--	--
ACM Alameda Special Purpose Investment Fund II LP(14)	45,634	45,634	--	--
ACM Alamosa (Cayman) Holdco LP(15)	51,889	51,889	--	--

	Ordinary Shares(1)
Name	Number Beneficially Owned Prior to Offering	Maximum Number Registered for Sale Hereby	Number Beneficially Owned After the Offered Shares are Sold(2)	Percent Owned After the Offered Shares are Sold
ACM ASOF VII (Cayman) Holdco LP(16)	48,967	48,967	--	--
Adam Krupczynski(17)	111,913	67,113	44,800	*
Adam Wagner(18)	906,250	6,250	900,000	*
Antara Capital Total Return SPAC(19)	265,483	131,250	134,233	*
Aperitus Limited(20)	1,665,310	33,333	1,631,977	*
Arthur Yao(21)	1,311,816	119,481	1,192,335	*
ASJC Global LLC - Series 14 (22)	1,036,863	1,036,863	--	--
Atalaya Special Purpose Investment Fund II LP(23)	35,177	35,177	--	--
Berenberg Capital Markets LLC(24)	50,000	50,000	--	--
Bradley Wickens(25)	25,764,806	20,431,834	5,332,972	1.88
Brooks Newmark(26)	17,395,676	17,070,000	325,676	*
Cecil Levy(27)	30,553	10,000	20,553	*
Celso L. White(28)	125,000	125,000	--	--
Cohen & Company Financial Management LLC(29)	--	3,043,735	--	--
Cohen Sponsor LLC - A14 RS(30)	157,987	157,987	--	*
Context Partners Master Fund LP(31)	131,250	131,250	--	--
Corbin ERISA Opportunity Fund, Ltd. (32)	24,583	24,583	--	--
Julius Meller Management Services LTD(33)	27,812	27,812	--	--
David Weinberger(34)	201,300	201,000	300	*
Derek Smith(35)	33,334	33,334	--	--
Dionysios Kolyris(36)	65,209	11,951	53,258	*
DXG Deutsche Digital GmbH(37)	7,333	7,333	--	--
EF Hutton LLC(38)	50,000	50,000	--	--
Ercan Kilic(39)	18,175	18,175	--	--
FT SOF XIII (SPAC) Holdings, LLC(40)	6,921	6,921	--	--
Fujian Limatong XinXi Keji Youxian Gongsi(41)	325,411	325,411	--	--
George Bellow(42)	8,000	8,000	--	--
Jamie Beadle(43)	10,286	10,286	--	--
J.V.B. Financial Group, LLC(44)	--	5,027,508	--	--
Justin King(45)	42,509	35,321	7,188	*
Julien Nurse(46)	59,102	59,102	--	--
Kantor Investment Company LLC(47)	79,785	10,000	69,785	*
Karen Kalaris(48)	111,632	46,353	65,279	*
Mark Israel(49)	71,785	40,000	31,785	*
Maxim Group LLC(50)	50,000	50,000	--	--
Meteora Capital Partners, L.P. (51)	131,250	131,250	--	--
Mohammad Anwar Khan(52)	5	5	--	--
Patel Family Investment LLC(53)	206,398	166,667	39,731	*
Quality Kiosk(54)	35,402	35,402	--	--

	Ordinary Shares(1)
Name	Number Beneficially Owned Prior to Offering	Maximum Number Registered for Sale Hereby	Number Beneficially Owned After the Offered Shares are Sold(2)	Percent Owned After the Offered Shares are Sold
Radcliffe SPAC Master Fund, L.P. (55)	175,566	175,566	--	--
JingQian Hou (56)	2,321	2,321	--	--
Roth Capital Partners, LLC(57)	89,290	89,290	--	--
Rong Lin(58)	25,603	9,283	16,320	*
Sam Lewis(59)	137,832	20,000	117,832	*
Sandia Investment Management LP(60)	53,503	53,503	--	--
Sharat Williams(61)	3,372	3,372	--	--
Susan Briggs(62)	128,530	128,530	--	--
Techouts Solutions India Pvt ltd(63)	17,078	17,078	--
Thomas Decker(64)	125,000	125,000	--	--
Trustees of Risol Limited Pension(65)	486,987	46,353	440,634	*
UBIRY GmbH(66)	12,500	12,500	--	--
Vellar Opportunities Fund Master, Ltd.(67)	33,000	33,000	--	--
Yi-Han Pao(68)	1,000	1,000	--	--
Zedfesto Holding Ltd.(69)	100,000	100,000	--	--
Zheng Jie(70)	1,857	1,857	--	--
Radio Group Holding GmbH(71)	120,000	120,000	--	--
Stephan Schwenk(72)	180,000	180,000	--	--
Tanist Group Limited(73)	2,731,566	1,966,111	765,455	*
Western Alliance Bank(74)	--	5,857,143	--	--
Will Warren(75)	52,838	52,838	--	--
Jerome Cheung-Bret(76)	44,031	44,031	--	--
Laura Gossage(77)	168,587	168,587	--	--
Roland Gossage(78)	203,020	203,020	--	--
Susanne Bundy(79)	708	708	--	--
Amanda Young(80)	14,506	14,506	--	--
John Grange(81)	14,319	14,319	--	--
Kenneth A. Devlin(82)	6,173	6,173	--	--
Michael Long(83)	6,173	6,173	--	--
The Estate of Gerd Opderbeck(84)	12,346	12,346	--	--
M. Belcourt Consulting Group Inc.(85)	18,519	18,519	--	--
ITF KKLM Investments CO. Ltd.(86)	8,025	8,025	--	--
2432332 Ontario Inc.(87)	53,024	53,024	--	--
Holger Opderbeck(88)	24,691	24,691	--	--
Austin Ventures X, L.P.(89)	9,114	9,114	--	--
Dejan Mircevski(90)	10,058	10,058	--	--
John Dunlap(91)	79,093	79,093	--	--
Leonard Meloff(92)	59,451	59,451	--	--
Mark Stibbe(93)	205,803	205,803	--	--
Srikant Nayak(94)	21,610	21,610	--	--
Mark Alder(95)	2,379	2,379	--	--
Gorstidge Consulting Inc.(96)	36,278	36,278	--	--
Shashikant Nayak(97)	10,824	10,824	--	--
Deepa Shashikant(98)	4,937	4,937	--	--
Jacquie Estey(99)	44,733	44,733	--	--

	Ordinary Shares(1)
Name	Number Beneficially Owned Prior to Offering	Maximum Number Registered for Sale Hereby	Number Beneficially Owned After the Offered Shares are Sold(2)	Percent Owned After the Offered Shares are Sold
Jian Yang(100)	43,404	43,404	--	--
Kevin D’Souza(101)	21,601	21,601	--	--
Michael Cole(102)	16,468	16,468	--	--
PeakSpan Capital Growth Partners I, L.P.(103)	2,071,294	2,071,294	--	--
PeakSpan Capital Growth Partners l-A, L.P.(104)	14,251	14,251	--	--
Ramona D’Souza(105)	21,601	21,601	--	--
Randy Cornelisse(106)	11,203	11,203	--	--
Ravish Diwakar Kamath(107)	15,788	15,788	--	--
Srinivasan Kesavan(108)	10,769	10,769	--	--
William J Halpenny(109)	51,593	51,593	--	--
CHC Direct Investment Fund I, L.P.(110)	597,375	597,375	--	--
Alyeska Master Fund, L.P. (111)	10,000,000	10,000,000	--	--
Citadel CEMF Investments Ltd. (112)	10,000,000	10,000,000	--	--

* Less than 1%.

(1)
The percentage of Ordinary Shares to be beneficially owned after completion of this offering is calculated on the basis of 284,406,329 Ordinary Shares outstanding, which includes the issuance of all Ordinary Shares issuable upon the exercise of all currently outstanding Warrants, the sale of all securities offered hereby by that particular Selling Holder and does not assume the exercise, conversion or sale, as applicable, by any other Selling Holder.
(2)
Assumes the sale of all Ordinary Shares being offered pursuant to this prospectus.
(3)
Shares registered hereby consist of 4,698,504 Ordinary Shares directly held by Mr. Daniel Wagner. Mr. Daniel Wagner is the CEO and a director of Rezolve.
(4)
Shares registered hereby consist of (i) 815,989 Ordinary Shares and (ii) 3,969 Ordinary Shares underlying the Private Warrants held by Mr. John Wagner's estate. Mr. John Wagner was a director of Rezolve.
(5)
Shares registered hereby consist of (i) 1,879,352 Ordinary Shares; (ii) 42,441 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Sharp; and (iii) 15,850 Ordinary Shares underlying the Private Warrants held by Mr. Sharp. Mr. Sharp is a director of Rezolve.
(6)
Shares registered hereby consist of 495,343 Ordinary Shares directly held by Sir David Wright. Sir David Wright is a director of Rezolve.
(7)
Shares registered hereby consist of (i) 564,935 Ordinary Shares; (ii) 34,395 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Perry; (iii) 110,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Perry; (iv) 12,700 Ordinary Shares underlying the Private Warrants held by Mr. Perry; and (v) 69,526 Ordinary Shares issued upon conversion of the Convertible Note held by Mr. Perry. Mr. Perry is a director of Rezolve.
(8)
Shares registered hereby consist of 357,647 Ordinary Shares directly held by Mr. Lurio. Mr. Lurio served as President and a director of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since Armada’s inception in November 2020. Mr. Lurio became a director of Rezolve following the Business Combination and served in such capacity until his resignation on August 20, 2024. Mr. Lurio’s business address is 1007 Canterbury Lane, Villanova, PA 19805.
(9)
Shares registered hereby consist of 199,971 Ordinary Shares directly held by Mr. Herbert. Mr. Herbert was a director of Rezolve. Mr. Herbert served as Chief Executive Officer and Chairman of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since Armada’s inception in November 2020. Mr. Herbert’s business address is PO Box 2339, Breckenridge, CO 80424.

(10)
Shares registered hereby consist of (i) 1,142,384 Ordinary Shares and (ii) 11,249 Ordinary Shares issued upon conversion of the Advance Subscription made by Mr. Vesco. Mr. Vesco is the Chief Commercial Officer and General Manager (EMEA) of Rezolve.
(11)
Shares registered hereby consist of (i) 31,245,952 Ordinary Shares; (ii) 4,150,000 Ordinary Shares issued upon the conversion of the Advanced Subscription made by DBLP,(iii) 250,000 Ordinary Shares underlying the Private Warrants held by DBLP, (iv) 819,737 shares DBLP received in connection with the Blue Dot Acquisition and (v) 800,000 shares issued pursuant to a settlement agreement. Shares beneficially held consist of (i) 48,481,428 Ordinary Shares; and (ii) 250,000 Ordinary Shares underlying the Private Warrants held by DBLP Sea Cow Ltd (“DBLP”). DBLP is wholly legally owned by Daniel Wagner and is wholly beneficially owned by the Estate of John Wagner. Daniel Wagner is a directors of DBLP and may be deemed to share voting and investment power over the shares held by DBLP. Daniel Wagner is a director of Rezolve.
(12)
Shares registered hereby consist of (i) 34,649,207 Ordinary Shares and (ii) 1,194,051 Ordinary Shares of the issued upon conversion of the Convertible Note held by Mr. Lychagov. Mr. Lychagov has sole voting and investment power over these securities. These securities are held directly by Mr. Lychagov, with no agreements or understandings with any other parties regarding the distribution of the securities. Mr. Lychagov resigned as a director of Rezolve on May 19, 2023, having served in such position since August 2019. Mr. Lychagov’s business address is c/o LakeShore International Management AG, Obergrundstrasse 44, 6003 Luzern, Switzerland.
(13)
Shares registered hereby consist of (i) 10,712,645 Ordinary Shares, (ii) 182,886 Ordinary Shares with respect to Ordinary Shares issuable upon potential conversion of the Promissory Note held by Apeiron, (iii) 333,333 Ordinary Shares with respect to the potential conversion of the Advance Subscription made by Apeiron, (iv) 62,500 Ordinary Shares underlying the Private Warrants held by Apeiron; and (v) 13,806,181 Ordinary Shares with respect to Ordinary Shares issued upon conversion of the Convertible Note held by Apeiron. Excludes 1,240,865 Ordinary Shares held by Apeiron on Brad Wickens' behalf. Christian Angermayer is the majority shareholder of Apeiron Investment Group Limited (“Apeiron”) and may be deemed to share beneficial ownership of the securities beneficially owned by Apeiron. The principal business address of Apeiron and Mr. Angermayer is 66 & 67, Beatrice, Amery Street, Sliema SLM1707, Malta.
(14)
Shares registered hereby consist of 45,634 Ordinary Shares directly held by ACM Almeda Special Purpose Investment Fund II LP. The principal business address of ACM Almeda Special Purpose Investment Fund II LP is One Rockefeller Center, 32nd Floor, New York, NY 10020.
(15)
Shares registered hereby consist of 51,889 Ordinary Shares directly held by ACM Alamosa (Cayman) Holdco LP (“ACM Alamosa”). Mr. Ivan Zinn may be deemed to share beneficial ownership of the securities beneficially owned by ACM Alamosa. The principal business address of ACM Alamosa is One Rockefeller Center, 32nd Floor, New York, NY 10020.
(16)
Shares registered hereby consist of 48,967 Ordinary Shares directly held by ACM ASOF VII (Cayman) Holdco LP (“ACM ASOF”). Mr. Ivan Zinn may be deemed to share beneficial ownership of the securities beneficially owned by ACM ASOF. The principal business address of ACM ASOF is One Rockefeller Center, 32nd Floor, New York, NY 10020.
(17)
Shares registered hereby consist of 67,113 Ordinary Shares directly held by Mr. Krupczynski. Mr. Krupczynski is a long-term employee of Rezolve and currently holds an active employment contract with the Company. The principal business address for Mr. Krupczynski is Przy Agorze 26/191, 01-930 Warsaw, Poland.
(18)
Shares registered hereby consist of 6,250 Ordinary Shares underlying the Private Warrants held by Mr. Adam Wagner. Shares beneficially held consist of (i) 900,000 Ordinary Shares, and (ii) 6,250 Ordinary Shares underlying the Private Warrants held by Mr. Adam Wagner.
(19)
Shares registered hereby consist of 131,250 Ordinary Shares directly held by Antara Capital Total Return. Shares beneficially held consist of 265,483 Ordinary Shares directly held by Antara Capital Total Return SPAC Master Fund L.P. (“Antara Capital Total Return”). Mr. Himanshu Gulati is the Managing Member of the general partner of Antara Capital Total Return and may be deemed to beneficially own the securities owned by Antara Capital Total Return. The principal business address of Antara Capital Total Return is 2005 Market Street, Suite 3120, Philadelphia, PA 19103.
(20)
Shares registered hereby consist of 33,333 Ordinary Shares issued upon the conversion of the Advance Subscription made by Aperitus Limited. Shares beneficially held consist of (i) 1,631,977 Ordinary Shares and (ii) 33,333 Ordinary Shares issued upon the conversion of the Advance Subscription made by Aperitus Limited.
(21)
Shares registered hereby consist of (i) 50,780 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Yao; (ii) 49,951 Ordinary Shares issued upon conversion of the Advance Subscription made by Mr. Yao; and (iii) 18,750 Ordinary Shares underlying the Private Warrants held by Mr. Yao. Shares beneficially held consist of (i) 1,192,335 Ordinary Shares; (ii) 50,780 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Yao; (iii) 49,951 Ordinary Shares issued upon conversion of the Advance Subscription made by Mr. Yao; and (iv) 18,750 Ordinary Shares underlying the Private Warrants held by Mr. Yao. Mr. Yao is the Chief Executive Officer of Rezolve’s China office. The principal business address for Mr. Yao is No. 2 Zhuang, 268 Hao, Qinggong Lu, Fengxianqu, Shanghai, China.

(22)
Shares registered herby consist of 1,036,863 Ordinary Shares directly held by ASJC Global LLC - Series 14 (“ASJC Global”). Mr. Andrew Davilman, in his capacity as the Chief Operating Officer, may be deemed to control the securities owned by ASJC Global. ASJC Global is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that ASJC Global did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business office of ASJC Global is 3 Columbus Circle, 24th Floor, New York, NY 10019.
(23)
Shares registered hereby consist of 35,177 Ordinary Shares directly held by Atalaya Special Purpose Investment Fund II LP. The principal business address of Atalaya Special Purpose Investment Fund II LP is One Rockefeller Center, 32nd Floor, New York, NY 10020.
(24)
Shares registered hereby consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to Berenberg Capital Markets LLC (“Berenberg”), a registered broker-dealer, as transaction-based compensation for the performance of investment banking services rendered to the Company in connection with the recently completed Business Combination. The business address of Berenberg is 1251 Avenue of the Americas, 53rd Floor, New York, NY 10020. Berenberg's sole member is Berenberg Asset Management LLC (“BAM”). BAM’s sole member is Berenberg Americas LLC, which in turn is a wholly owned subsidiary of Berenberg Beteiligungsholding GmbH (“BBH”). BBH is the holding company for Joh. Berenberg, Gossler & Co. KG, a German regulated bank. The business address of Joh. Berenberg, Gossler & Co. KG is Neuer Jungfernstieg 20, 20354 Hamburg, Germany. No natural person holds more than 25% of the ownership interests in Joh. Berenberg, Gossler & Co. KG or controls more than 25% of the voting rights thereof and can therefore be regarded as the beneficial owner of the Ordinary Shares held by the Selling Holder.
(25)
Shares registered hereby consist of (i) 7,897,913 Ordinary Shares, (ii) 1,140,865 Ordinary Shares currently held by Apeiron on Mr. Wickens’s behalf, (iii) 156,250 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Wickens, (iv) 333,333 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Wickens, (v) 62,500 Ordinary Shares underlying the Private Warrants held by Mr. Wickens, and (vi) 10,840,973 Ordinary Shares issued upon conversion of the Convertible Note held by Mr. Wickens. Shares beneficially held consist of (i) 9,638,692 Ordinary Shares; (ii) 1,140,865 Ordinary Shares currently held by Apeiron on Mr. Wickens' behalf; (iii) 3,592,193 Ordinary Shares currently held by DBLP but subject to a call option currently exercisable by Mr. Wickens; (iv) 156,250 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Wickens; (v) 333,333 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Wickens, (vi) 62,500 Ordinary Shares underlying the Private Warrants held by Mr. Wickens; and (vii) 10,840,973 Ordinary Shares issued upon conversion of the Convertible Note held by Mr. Wickens.
(26)
Shares registered hereby consist of (i) 7,870,000 Ordinary Shares and (ii) 9,200,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Newmark. Shares beneficially held consist of 17,395,676 Ordinary Shares directly held by Mr. Newmark, as reported on the Schedule 13G/A filed by Mr. Newmark on June 3, 2025.
(27)
Shares registered hereby consist of 10,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Cecil Levy. Shares beneficially held consist of (i) 20,553 Ordinary Shares and (ii) 10,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Cecil Levy.
(28)
Shares registered hereby consist of 125,000 Ordinary Shares directly held by Mr. White. Mr. White served as a director of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since August 2021. Mr. White’s principal business address is 34 N. Calibogue Cay Road, Hilton Head Island, SC 29928.
(29)
Shares registered hereby consist of 3,043,735 (Ordinary Shares, which is the maximum number of remaining Ordinary Shares issuable upon the conversion of the unsecured convertible loan (the “Cohen Note”) issued to Cohen & Company Financial Management LLC (“Cohen”) on August 14, 2024. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of Ordinary Shares beneficially owned prior to the offering all of the Ordinary Shares that Cohen may receive under the Cohen Note, because the issuance of such Ordinary Shares is at our discretion and is subject to conditions contained in the Cohen Note, the satisfaction of which are entirely outside of Cohen’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, pursuant to the terms of the Cohen Note, we cannot issue Ordinary Shares to Cohen, and we cannot convert the Cohen Note, to the extent that Cohen would beneficially own, after any such issuance or conversion, more than 9.9% of the then issued and outstanding Ordinary Shares. The Coehn Note was settled on February 10, 2025, by issuing ordinary shares, and no further amounts remain outstanding. Cohen is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that such persons or entities did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an

“underwriter” within the meaning of the Securities Act. The principal business office of Cohen is 2929 Arch Street, Suite 1703, Philadelphia, PA.
(30)
Shares registered hereby consist of 494,203 Ordinary Shares directly held by Cohen Sponsor LLC – A14 RS. Cohen Sponsor LLC - A14 RS is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that such persons or entities did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business office of Cohen Sponsor LLC - A14 RS is 2929 Arch Street, Suite 1703, Philadelphia, PA.
(31)
Shares registered hereby consist of 131,250 Ordinary Shares directly held by Context Partners Master Fund, LP. The principal business address of Context Partners Master Fund, LP is 772 Girard Ave. Suite 300, La Jolla, CA 92037 .
(32)
Shares registered hereby consist of 24,583 Ordinary Shares directly held by Corbin Capital Partners, L.P. (“Corbin”). Corbin is the investment manager of Corbin ERISA Opportunity Fund, Ltd (“Corbin ERISA”). Craig Bergstrom, as the chief investment officer of Corbin, directs the voting and investment decisions with respect to the Ordinary Shares as listed herein. The foregoing statement and table shall not be construed as an admission that Mr. Bergstrom is, for purposes of Sections 13(d) or 13(g) of the Exchange Act, the beneficial owner of such securities and Mr. Bergstrom disclaims any such beneficial ownership. The principal business address of Corbin ERISA is 474 Madison Avenue, 21st Floor, New York, NY 10022.
(33)
Shares registered hereby consist of (i) 20,312 Ordinary Shares underlying the Promissory Note held by Mr. Meller; and (ii) the 7,500 Shares underlying the Private Warrants held by Mr. Meller.
(34)
Shares registered hereby consist of 201,000 Ordinary Shares issued upon conversion of the Advance Subscription made by Mr. Weinberger. Shares beneficially held consist of (i) 300 Ordinary Shares and (ii) 201,000 Ordinary Shares issued upon conversion of the Advance Subscription made by Mr. Weinberger.
(35)
Shares registered hereby consist of 33,334 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Smith.
(36)
Shares registered hereby consist of 11,951 Ordinary Shares beneficially owned by Mr. Kolyris and is the number of Ordinary Shares issued upon the conversion of the Advance Subscription made by Nadenco P.C., a company Mr. Kolyris may be deemed to control. Shares beneficially held consist of 65,209 Ordinary Shares, of which 11,951 Ordinary Shares are beneficially owned by Mr. Kolyris and is the number of Ordinary Shares issued upon the conversion of the Advance Subscription made by Nadenco P.C., a company Mr. Kolyris may be deemed to control. Mr. Kolyris has provided services to Rezolve as a contractor since November 2018. The principal business address for Mr. Kolyris is Noyaroy 12, Maroysi, 15126, Athens, Greece.
(37)
Shares registered hereby consist of 7,333 Ordinary Shares issued upon the conversion of the Advance Subscription made by DXG Deutsche Digital GmbH.
(38)
Shares registered hereby consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to EF Hutton, a registered broker-dealer, as transaction-based compensation for the performance of advisory services rendered to the Company in connection with the recently completed Business Combination. Mr. David Boral, CEO and Manager of EF Hutton LLC (“EF Hutton”), may be deemed to beneficially own the securities owned by EF Hutton. Mr. Ben Reed, in his capacity as the Head of Wealth Management and Power of Attorney, may also be deemed to control the securities owned by EF Hutton and thereby may be deemed to beneficially own the securities owned by EF Hutton. Mr. Reed has sole investment power over these securities. The principal address of EF Hutton LLC is 590 Madison Avenue, 39th Floor New York, NY 10022.
(39)
Shares registered hereby consist of 18,175 Ordinary Shares issued upon conversion of the Advanced Subscription made by Mr. Kilic. Mr. Kilic is employed as Vice President Global Head of Payments and Director DACH & TR at Rezolve. The principal business address for Mr. Kilic is Manstedtener Berg 19, 50259, Pulheim, Germany.
(40)
Shares registered hereby consist of 6,921 Ordinary Shares directly held by FT SOF XIII (SPAC) Holdings, LLC. The principal business address of FT SOF XIII (SPAC) Holdings, LLC is 500 Fifth Ave, 9thFloor, New York, NY 10110.
(41)
Shares registered hereby consist of (i) 135,411 Ordinary Shares issued upon conversion of the Promissory Note held by FMS China; (ii) 50,000 Ordinary Shares underlying the Private Warrants held by FMS China; and (iii) 140,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Fujian Global Services Co., Ltd. (collectively, with FMS China “Fujian Limatong XinXi Keji Youxian Gongsi”).
(42)
Shares registered hereby consist of 8,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Bellow.

(43)
Shares registered hereby consist of 10,286 Ordinary Shares issued upon the conversion of the Advance Subscription made by Jamie Beadle.
(44)
Shares registered hereby consist of up to 5,027,508 of Ordinary Shares that may be issued upon conversion of the convertible note issued to J.V.B. Financial Group, LLC (“JVB”), a registered broker-dealer, on August 14, 2024 (the “JVB Note”). In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of Ordinary Shares beneficially owned prior to the offering all of the Ordinary Shares that JVB may receive under the JVB Note, because the issuance of such Ordinary Shares is at our discretion and is subject to conditions contained in the JVB Note, the satisfaction of which are entirely outside of JVB’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, pursuant to the terms of the JVB Note, we cannot issue Ordinary Shares to JVB, and we cannot convert the JVB Note, to the extent that JVB would beneficially own, after any such issuance or conversion, more than 9.9% of the then issued and outstanding Ordinary Shares. The Company issued the JVB Note and the shares of Ordinary Shares underlying the JVB Note as transaction-based compensation for the performance of investment banking services rendered to the Company in connection with the recently completed Business Combination. The business address of JVB is 2929 Arch Street Ste. 1703, Philadelphia, PA 19104.
(45)
Shares registered hereby consist of (i) 25,796 Ordinary Shares underlying the Promissory Note held by Mr. King; and (ii) 9,525 Ordinary Share underlying the Private Warrants. Shares beneficially held consist of (i) 7,188 Ordinary Shares; (ii) 25,796 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. King; and (iii) 9,525 Ordinary Shares underlying the Private Warrants held by Mr. King.
(46)
Shares registered herby consist of (i) 21,497 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Nurse; (ii) 29,667 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Nurse; and (iii) 7,938 Ordinary Shares underlying the Private Warrants held by Julian Nurse.
(47)
Shares registered hereby consist of 10,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Kantor Investment Company LLC. Shares beneficially held consist of (i) 69,785 Ordinary Shares and (ii) 10,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Kantor Investment Company LLC.
(48)
Shares registered hereby consist of 33,853 Ordinary Shares underlying the Promissory Note held by Ms. Kalaris; and (ii) the 12,500 Ordinary Shares underlying the Private Warrants held by Ms. Kalaris. Shares beneficially held consist of (i) 65,279 Ordinary Shares; (ii) 33,853 Ordinary Shares issued upon the conversion of the Promissory Note held by Ms. Kalaris, and (iii) 12,500 Ordinary Shares underlying the Private Warrants held by Ms. Kalaris.
(49)
Shares registered hereby consist of 40,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Israel. Shares beneficially held consist of (i) 31,785 Ordinary Shares and (ii) 40,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Israel.
(50)
Shares registered hereby consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to Maxim Group LLC (“Maxim”), a registered broker-dealer, as transaction-based compensation for the performance of advisory services rendered to the Company in connection with the recently completed Business Combination. The business address of Maxim is 300 Park Ave., 16th Floor, New York, NY 10022.
(51)
Shares registered hereby consist of 131,250 Ordinary Shares directly held by Meteora Capital Partners, L.P. (“Meteora”). Vikas Mittal is the Managing Member of Meteora and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. Mr. Mittal expressly declares that he is not the beneficial owner for the purposes of sections 13(d) or 13(g) of the Act. The business address of Meteora is 1200 N. Federal Hwy #200 Boca Raton, Florida 33432.
(52)
Shares registered hereby consist of 5,000 Ordinary Shares directly held by Mr. Khan. Mr. Khan served as a director of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since August 2021. Mr. Khan’s principal business address is 2238 Bentley Ridge Drive, San Jose, CA 95138.
(53)
Shares registered hereby consist of 166,667 Ordinary Shares issued upon the conversion of the Advance Subscription made by Patel Family Investment LLC. Shares beneficially held consist of (i) 39,731 Ordinary Shares and (ii) 166,667 Ordinary Shares issued upon the conversion of the Advance Subscription made by Patel Family Investment LLC.
(54)
Shares registered hereby consist of 35,402 Ordinary Shares issued upon the conversion of the Advance Subscription made by Quality Kiosk.
(55)
Shares registered hereby consist of 175,566 Ordinary Shares directly held by Radcliffe SPAC Master Fund, L.P. (“Radcliffe Fund”). Pursuant to an investment management agreement, Radcliffe Capital Management, L.P. (“RCM”) serves as the investment manager of the Radcliffe Fund. RGC Management Company, LLC (“Management”) is the general partner of RCM. Steve Katznelson and Christopher Hinkel serve as managing members of Management. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The principal business address of Radcliffe Fund is c/o Radcliffe Capital Management, L.P., 50 Monument Road, Suite 300, Bala Cynwyd, PA 19004.
(56)
Shares registered hereby consist of 2,321 Ordinary Shares issued upon the conversion of the Advance Subscription made by JingQian Hou. The principal business address of JingQian Hou is 610, Haitian Ge, Haiwaihuayuan, Ligang Lu, Haizhuqu, Guangzhou, Zhongguo.
(57)
Shares registered hereby consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to Roth Capital Partners, LLC (“Roth Capital”), a registered broker-dealer, as transaction-based compensation for the performance of advisory services rendered to the Company in connection with the recently completed Business Combination. The business address of Roth Capital is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.
(58)
Shares registered hereby consist of 9,283 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Lin. Shares beneficially held consist of (i) 16,320 Ordinary Shares and (ii) 9,283 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Lin.
(59)
Shares registered hereby consist of 20,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Sam Lewis. Shares beneficially held consist of (i) 117,832 Ordinary Shares and (ii) 20,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Sam Lewis.
(60)
Shares registered hereby consist of an aggregate of 53,503 Ordinary Shares allocated to investors managed by Sandia Investment Management LP (“Sandia”). Sandia Investment Management LLC is the general partner of Sandia. Tim Sichler serves as Founder & CIO of the general partner of Sandia, and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. The business address of these entities and Mr. Sichler is 201 Washington Street, Suite 2600, Boston, MA 02108.
(61)
Shares registered hereby consist of 3,372 Ordinary Shares issued upon the conversion of the Advance Subscription made by Sharat Williams.
(62)
Shares registered hereby consist of 128,530 Ordinary Shares issued upon conversion of the Convertible Note held by Ms. Briggs.
(63)
Shares registered hereby consist of 17,078 Ordinary Shares issued upon the conversion of the Advance Subscription made by Techouts Solutions India Pvt ltd.
(64)
Shares registered hereby consist of 125,000 Ordinary Shares directly held by Mr. Decker. Mr. Decker served as a director of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since August 2021. The principal business office of Mr. Decker is 517 Old Gulph Road, Bryn Mawr, PA 19010.
(65)
Shares registered hereby consist of (i) 33,853 Ordinary Shares underlying the Promissory Note held by Trustees of Risol Limited Pension and (ii) the 12,500 Ordinary Shares underlying the Private Warrants held by Trustees of Risol Limited Pension. Shares beneficially held consist of (i) 440,634 Ordinary Shares, (ii) 33,853 Ordinary Shares issued upon the conversion of the Promissory Note held by Trustees of Risol Limited Pension; and (iii) 12,500 Ordinary Shares underlying the Private Warrants held by Trustees of Risol Limited Pension.
(66)
Shares registered hereby consist of 12,500 Ordinary Shares underlying the Private Warrants held by UBIRY GmbH.
(67)
Shares registered hereby consist of 33,000 Ordinary Shares directly held by Vellar Opportunities Fund Master, Ltd. (“Vellar”). Solomon J. Cohen, in his capacity as Director of Vellar, may be deemed to control the securities owned by Vellar. Vellar is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that such persons or entities did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business address of Vellar is 3 Columbus Circle, 24thFloor, New York, NY 10019.
(68)
Shares registered hereby consist of 1,000 Ordinary Shares held by Ms. Pao. Ms. Pao has been employed as a junior employee at the Taiwan branch of Rezolve since April 2022. The principal business address for Ms. Pao is 5F., No. 15, Ln. 128, Xinhu 1st Rd., Neihu District, Taipei City 114065, Taiwan (R.O.C.).
(69)
Shares registered hereby consist of 100,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Zedfesto Holding Ltd.
(70)
Shares registered hereby consist of 1,857 Ordinary Shares issued upon the conversion of the Advance Subscription made by Zheng Jie.

(71)
Shares registered hereby consist of 120,000 Ordinary Shares issued to Radio Group Holding GmbH in connection with the termination and settlement of an agreement.
(72)
Shares registered hereby consist of up to 180,000 Ordinary Shares issued to Stephan Schwenk in connection with the termination and settlement of an agreement.
(73)
Shares registered hereby consist of (i) 1,941,111 Ordinary Shares issued to Tanist Group Limited as consideration for the BlueDot Acquisition; and (ii) 25,000 Ordinary Shares issuable upon the conversion of Private Warrants. Shares beneficially held consist of (i) 765,455 Ordinary Shares directly held and (ii) up to 1,941,111 Ordinary Shares issued to Tanist Group Limited as consideration for the BlueDot Acquisition.
(74)
Shares registered hereby consist of up to 5,857,143 Ordinary Shares issuable to WAB in connection with the WAB Subscription Letter. The business address of WAB is One East Washington Street, Suite 1400, Phoenix, Arizona 85004.
(75)
Shares registered hereby consist of 52,838 Ordinary Shares received by Mr. Warren as consideration for the GroupBy Acquisition. The business address of Mr. Warren is 6545 Helgesen Road, Sooke, BC V9Z OV7 Canada.
(76)
Shares registered hereby consist of 44,031 Ordinary Shares received by Mr. Cheung-Bret as consideration for the GroupBy Acquisition. The business address of Mr. Cheung-Bret is 219 Roslin Avenue, Toronto, ON M4N 1Z5 Canada.
(77)
Shares registered hereby consist of 168,587 Ordinary Shares received by Ms. Gossage as consideration for the GroupBy Acquisition. The business address of Ms. Gossage is 59 Wanita Road, Toronto, ON M1C 1V3 Canada.
(78)
Shares registered hereby consist of 203,020 Ordinary Shares received by Mr. Gossage as consideration for the GroupBy Acquisition. The business address of Mr. Gossage is 59 Wanita Road, Toronto, ON M1C 1V3 Canada.
(79)
Shares registered hereby consist of 708 Ordinary Shares received by Ms. Bundy as consideration for the GroupBy Acquisition. The business address of Ms. Bundy is 1200 Barton Creek Blvd. #54, Austin TX 78735 United States.
(80)
Shares registered hereby consist of 14,506 Ordinary Shares received by Ms. Young as consideration for the GroupBy Acquisition. The business address of Ms. Young is 39 Albany Ave, Toronto, ON M5R 3C2 Canada.
(81)
Shares registered hereby consist of 14,319 Ordinary Shares received by Mr. Grange as consideration for the GroupBy Acquisition. The business address of Mr. Grange is 14139 Creditview Road, Cheltenham, ON L7C 3G5 Canada.
(82)
Shares registered hereby consist of 6,173 Ordinary Shares received by Mr. Devlin as consideration for the GroupBy Acquisition. The business address of Mr. Devlin is 338 Kennedy Ave, Toronto, ON M6P 3C3 Canada.
(83)
Shares registered hereby consist of 6,173 Ordinary Shares received by Mr. Long as consideration for the GroupBy Acquisition. The business address of Mr. Long is 2912 West Broadway, Suite 146, Vancouver, BC V6K 0E9 Canada.
(84)
Shares registered hereby consist of 12,346 Ordinary Shares received by The Estate of Gerd Opderbeck as consideration for the GroupBy Acquisition. The business address of The Estate of Gerd Opderbeck is 16 Bridle Lane, Newtown Square, PA 19073 United States.
(85)
Shares registered hereby consist of 18,519 Ordinary Shares received by M. Belcourt Consulting Group Inc. as consideration for the GroupBy Acquisition. The business address of M. Belcourt Consulting Group Inc. is 087238, 7th Sideroad, Thornbury ON, Box 83 NOH 2PO Canada.
(86)
Shares registered hereby consist of 8,025 Ordinary Shares received by ITF KKLM Investments CO. Ltd. as consideration for the GroupBy Acquisition. The business address of ITF KKLM Investments CO. Ltd. is 36 Forest Hill Road, Toronto, Ontario M4V 2L3.
(87)
Shares registered hereby consist of 53,024 Ordinary Shares received by 2432332 Ontario Inc. as consideration for the GroupBy Acquisition. The business address of 2432332 Ontario Inc. is 348024 15 Sideroad, Mono, Ontario L9W 6S6, Canada.
(88)
Shares registered hereby consist of 24,691 Ordinary Shares received by Mr. Opderbeck as consideration for the GroupBy Acquisition. The business address of Mr. Opderbeck is 363 Good Hope Rd, Bluffton, SC 29909 United States.
(89)
Shares registered hereby consist of 9,114 Ordinary Shares received by Austin Ventures X, L.P. as consideration for the GroupBy Acquisition. The business address of Austin Ventures X, L.P. is 1700 West 6thStreet, Austin, TX 78703.
(90)
Shares registered hereby consist of 10,058 Ordinary Shares received by Mr. Mircevski as consideration for the GroupBy Acquisition. The business address of Mr. Mircevski is 656 Blair Creek Drive, Kitchener, ON N2P 0E7 Canada.
(91)
Shares registered hereby consist of 79,093 Ordinary Shares received by Mr. Dunlap as consideration for the GroupBy Acquisition. The business address of Mr. Dunlap is 16630 Dufferin Street, King, ON L7B1K5 Canada.

(92)
Shares registered hereby consist of 59,451 Ordinary Shares received by Mr. Meloff as consideration for the GroupBy Acquisition. The business address of Mr. Meloff is 10 Fairland Road, Toronto, ON M4G 2T8 Canada.
(93)
Shares registered hereby consist of 205,803 Ordinary Shares received by Mr. Stibbe as consideration for the GroupBy Acquisition. The business address of Mr. Stibbe is 36 Redwood Avenue, Toronto, ON M4L 2S6 Canada.
(94)
Shares registered hereby consist of 21,610 Ordinary Shares received by Ms. Srikant Nayak as consideration for the GroupBy Acquisition. The business address of Ms. Nayak is 53 Schooner Drive, Brampton, ON L7A 3H6 Canada.
(95)
Shares registered hereby consist of 2,379 Ordinary Shares received by Mr. Alder as consideration for the GroupBy Acquisition. The business address of Mr. Alder is 5708 Loyalist Street, Ottawa, ON K0A 2W0 Canada.
(96)
Mr. Roland Gossage is the main owner and director of Gorstidge Consulting Inc. and is an employee of GroupBy. Shares registered hereby consist of 36,278 Ordinary Shares received by Gorstidge Consulting Inc. as consideration for the GroupBy Acquisition. The business address of Gorstidge Consulting Inc. is 59 Wanita Road, Toronto, ON M1c 1V3.
(97)
Shares registered hereby consist of 10,824 Ordinary Shares received by Mr. Shashikant Nayak as consideration for the GroupBy Acquisition. The business address of Mr. Nayak is 39 Fairhill Ave, Brampton, ON L7A 2E7 Canada.
(98)
Shares registered hereby consist of 4,937 Ordinary Shares received by Ms. Shashikant as consideration for the GroupBy Acquisition. The business address of Ms. Shashikant is 39 Fairhill Ave, Brampton, ON L7A 2E7 Canada.
(99)
Shares registered hereby consist of 44,733 Ordinary Shares received by Ms. Estey as consideration for the GroupBy Acquisition. The business address of Ms. Estey is 159 Rosedale Hts Dr, Toronto, ON M4T 1C7 Canada.
(100)
Shares registered hereby consist of 43,404 Ordinary Shares received by Mr. Yang as consideration for the GroupBy Acquisition. The business address of Mr. Yang is 60 Wilson Way, SPC 112, Milpitas, CA 95035 USA.
(101)
Shares registered hereby consist of 21,601 Ordinary Shares received by Mr. D’Souza as consideration for the GroupBy Acquisition. The business address of Mr. D’Souza is 18 Dalmeny Drive, Brampton, ON L6X 0X3 Canada.
(102)
Shares registered hereby consist of 16,468 Ordinary Shares received by Mr. Cole as consideration for the GroupBy Acquisition. The business address of Mr. Cole is 43 Norden Crescent, Toronto, ON M3B 1B7 Canada.
(103)
PeakSpan Capital, LLC is the general partner of PeakSpan Capital Growth Partners I, L.P., and Mr. Phil Dur is the majority owner of PeakSpan Capital, LLC. Shares registered hereby consist of 2,071,294 Ordinary Shares received by PeakSpan Capital Growth Partners I, L.P. as consideration for the GroupBy Acquisition. The business address of PeakSpan Capital Growth Partners I, L.P. is 192 Lexington Avenue, 16th Floor, New York, NY 10016.
(104)
PeakSpan Capital, LLC is the general partner of PeakSpan Capital Growth Partners l-A, L.P., and Mr. Phil Dur is the majority owner of PeakSpan Capital, LLC. Shares registered hereby consist of 14,251 Ordinary Shares received by PeakSpan Capital Growth Partners 1-A, L.P. as consideration for the GroupBy Acquisition. The business address of PeakSpan Capital Growth Partners l-A, L.P. is 192 Lexington Avenue, 16th Floor, New York, NY 10016.
(105)
Shares registered hereby consist of 21,601 Ordinary Shares received by Ms. D’Souza as consideration for the GroupBy Acquisition. The business address of Ms. D’Souza is 18 Dalmeny Drive, Brampton, ON L6X 0X3 Canada.
(106)
Shares registered hereby consist of 11,203 Ordinary Shares received by Mr. Cornelisse as consideration for the GroupBy Acquisition. The business address of Mr. Cornelisse is 42 Stockdale Road, Needham, MA 02492 United States.
(107)
Shares registered hereby consist of 15,788 Ordinary Shares received by Mr. Kamath as consideration for the GroupBy Acquisition. The business address of Mr. Kamath is 797 Spinning Wheel Crescent, Mississauga, ON L5W 1W4 Canada.
(108)
Shares registered hereby consist of 10,769 Ordinary Shares received by Mr. Kesavan as consideration for the GroupBy Acquisition. The business address of Mr. Kesavan is 2240 Foxfield Rd, Oakville, ON L6M 4C5 Canada.
(109)
Shares registered hereby consist of 51,593 Ordinary Shares received by Mr. Halpenny as consideration for the GroupBy Acquisition. The business address of Mr. Halpenny is 3 Relmar Gardens, Toronto, ON M5P 1S1 Canada.
(110)
Oak Lawn Direct Investment Fund GP, LLC is the managing general partner of CHC Direct Investment Fund I, L.P. Shares registered hereby consist of 597,375 Ordinary Shares received by CHC Direct Investment Fund I, L.P. as consideration for the GroupBy Acquisition. The business address of CHC Direct Investment Fund I, L.P. is 3953 Maple Avenue, Suite 250, Dallas TX 75219.
(111)
Shares registered hereby consist of 10,000,000 Ordinary Shares issued in connection with the July 24, 2025, PIPE Financing. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Alyeska Master Fund”), has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Alyeska Master Fund. The principal business address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.
(112)
Shares registered hereby consist of 10,000,000 Ordinary Shares issued in connection with the July 24, 2025, PIPE Financing. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors LLC. Citadel GP LLC, or CGP, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the registerable securities covered by a description thereof. This response is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas LLC, 830 Brickell Plaza, Floor 15, Miami, FL 33131.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 7,499,994 Ordinary Shares. We are also registering the resale, from time to time, by the Selling Holders or their permitted transferees of up to 187,546,155 Ordinary Shares issued or issuable to the Selling Holders, as described in this prospectus.

The Selling Holders may offer and sell, from time to time, their respective Ordinary Shares covered by this prospectus. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may offer and sell their securities by one or more of, or a combination of, the following methods:

•
on Nasdaq, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;
•
through trading plans entered into by a Selling Holder pursuant to Rule 10b5-l under the Exchange Act that are in place at the time of an offering pursuant to this prospectus or any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•
directly to purchasers, including through a specific bidding, auction or other process, or in in privately negotiated transactions;
•
in one or more underwritten offerings;
•
in block trades in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;
•
through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;
•
in ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•
through the writing or settlement of options (including put or call options) or other hedging transactions, whether the options are listed on an options exchange or otherwise;
•
in short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•
through agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;
•
by pledge to secured debts and other obligations;
•
to or through underwriters or agents;
•
in “at the market” or through market makers or into an existing market for the securities; or
•
any other method permitted pursuant to applicable law.

The Selling Holders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Holders and, at the time of the determination, may be higher or lower than the market price of our securities on Nasdaq or any other exchange or market.

If a donee, pledgee, transferee, or other successor-in-interest intends to sell our securities in connection with a foreclosure or otherwise, we will, to the extent required, promptly file a prospectus supplement or, if necessary, a post-effective amendment to the registration statement that includes this prospectus, to name specifically such person as a Selling Holder. The Selling Holders also may transfer our securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Holders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Holders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Holders. The Selling Holders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Holders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Holders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Holders, are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Holders. The anti manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

EXPENSES

The following table sets forth the fees and expenses payable by us in connection with the sale and distribution of the securities being registered hereby.

Expenses	Amount
SEC registration fee	$—
Legal fees and expenses Accounting fees and expenses Transfer agent fees and expenses Miscellaneous expenses	*
Total	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

ENFORCEABILITY OF CIVIL LIABILITY

Rezolve is a company incorporated under the laws of England and Wales. A substantial portion of Rezolve’s assets and most of its directors and executive officers are located and reside, respectively, outside the United States. Because of the location of Rezolve’s assets and board members, it may not be possible for investors to serve process within the United States upon Rezolve or such persons with respect to matters arising under the United States federal securities laws or to enforce against Rezolve or persons located outside the United States judgments of United States courts asserted under the civil liability provisions of the United States federal securities laws.

Rezolve understands that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United States insofar as they are fines or penalties. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom by reason of being a penalty.

Rezolve has appointed Cogency Global Inc. as its agent to receive service of process in any action against it in any state or federal court in the State of New York arising out of the transaction described in this proxy statement/prospectus or any issuance of Ordinary Shares in connection with this transaction.

LEGAL MATTERS

Taylor Wessing LLP, have passed upon the validity of the issue of the securities of Rezolve AI plc (formerly Rezolve AI Limited) which are offered by this prospectus.

EXPERTS

The audited financial statements of Rezolve incorporated by reference herein have been audited by Grassi & Co., CPAs, P.C., an independent registered public accounting firm, as set forth in their report thereon, and are included in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

The audited financial statements of GroupBy incorporated by reference herein have been audited by MNP, LLP an independent registered public accounting firm, as set forth in their report thereon, and are included in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the Ordinary Shares and Warrants offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://www.rezolve.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•
our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 24, 2025;
•
our Report of Foreign Private Issuer on Form 6-K filed with the SEC on March 31, 2025, July 24, 2025, July 25, 2025, July 25 2025, September 24, 2025 and September 24, 2025 ; and
•
the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-42254) filed with the SEC on August 15, 2024.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any applicable prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Rezolve AI plc

21 Sackville Street

London, W1S 3DN

United Kingdom

Attn: Investor Relations

Tel:+44 204 625 9700

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Rezolve’s articles of association provide that, to the extent permitted by the U.K. Companies Act, Rezolve may indemnify its directors against and every other officer of the company against any liability incurred by such director or officer for any negligence, default, breach of duty or breach of trust or otherwise in relation to the affairs or activities of Rezolve or any associated company. In addition, Rezolve will from Closing maintain directors’ and officers’ insurance to insure such persons against certain liabilities.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to our board, executive officers or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

(a)
Exhibits

Exhibit Number	Description
2.1

Business Combination Agreement, dated December 17, 2021, as amended on November 10, 2022 and as further amended and restated on June 16, 2023, as amended on August 4, 2023 (incorporated by reference to Exhibit 2.1 of Rezolve AI Limited’s Registration Statement on Form F-4, Amendment No. 2, filed with the SEC on September 25, 2023).

2.2

First Amendment to the Business Combination Agreement, dated as of August 4, 2023, by and among Armada Rezolve Limited, Rezolve and Rezolve Merger Sub (incorporated by reference to Exhibit 2.2 of Rezolve AI Limited’s Registration Statement on Form F-4, Amendment No. 2, filed with the SEC on September 25, 2023).

3.1

Amended and Restated Memorandum and Articles of Association of Rezolve (incorporated by reference to Exhibit 1.1 of Rezolve AI Limited’s Shell Company Report on Form 20-F, filed with the SEC on April 24, 2025).

4.1	Specimen of Ordinary Share Certificate (incorporated by reference to Exhibit 2.1 of Rezolve AI Limited’s Shell Company Report on Form 20-F, filed with the SEC on August 22, 2024).
4.2	Specimen Rezolve Warrant Certificate (incorporated by reference to Exhibit 2.2 of Rezolve AI Limited’s Shell Company Report on Form 20-F, filed with the SEC on August 22, 2024).

4.3

Warrant Agreement, dated August 15, 2024, by and among Rezolve AI Limited and Computershare Inc. and its affiliate, Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.3 of Rezolve AI Limited’s Shell Company Report on Form 20-F, filed with the SEC on August 22, 2024).

4.4

Warrant Assignment, Assumption and Amendment Agreement, dated August 15, 2024, by and among Rezolve AI Limited and Computershare Inc. and its affiliate, Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.4 of Rezolve AI Limited’s Shell Company Report on Form 20-F, filed with the SEC on August 22, 2024).

4.5

Investor Rights Agreement, dated August 15, 2024, by and among Rezolve AI Limited and the holders party thereto (incorporated by reference to Exhibit 4.6 of Rezolve AI Limited’s Shell Company Report on Form 20-F, filed with the SEC on August 22, 2024).

4.6

Form of Lock-In Agreement, dated August 15, 2024, by and among Rezolve AI Limited and the holders party thereto (incorporated by reference to Exhibit 4.7 of Rezolve AI Limited’s Shell Company Report on Form 20-F, filed with the SEC on August 22, 2024).

5.1*	Opinion of Taylor Wessing LLP.
10.1

Loan Note Instrument dated December 16, 2021, as amended and restated on November 21, 2022 and May 23, 2023, and as further amended and restated on December 18, 2023 and December 29, 2023 (incorporated by reference to Exhibit 10.17 of Rezolve AI Limited’s Registration Statement on Form F-4, Amendment No. 6, filed with the SEC on June 11, 2024).

10.2

Binding Term Sheet, dated August 30, 2021, by and among Rezolve, Radio Group and the other parties thereto (incorporated by reference to Exhibit 10.18 of Rezolve AI Limited’s Registration Statement on Form F-4, Amendment No. 5, filed with the SEC on May 20, 2024).

10.3

Amendment to Binding Term Sheet, dated May 24, 2023, by and among Rezolve, Radio Group and the other parties thereto (incorporated by reference to Exhibit 10.19 of Rezolve AI Limited’s Registration Statement on Form F-4, Amendment No. 5, filed with the SEC on May 20, 2024).

10.4

Agreement in Context of the Binding Term Sheet, dated May 24, 2023, by and among Rezolve, Radio Group and the other parties thereto (incorporated by reference to Exhibit 10.20 of Rezolve AI Limited’s Registration Statement on Form F-4, Amendment No. 6, filed with the SEC on June 11, 2024).

10.5

Contractual Agreement, dated August 30, 2021, by and among Rezolve, Radio Group and the other parties thereto (incorporated by reference to Exhibit 10.21 of Rezolve AI Limited’s Registration Statement on Form F-4, Amendment No. 6, filed with the SEC on June 11, 2024).

10.6

Contractual Relationship, dated April 30, 2023 (incorporated by reference to Exhibit 10.22 of Rezolve AI Limited’s Registration Statement on Form F-4, Amendment No. 5, filed with the SEC on May 20, 2024).

10.7

Power of Disposal over ANY Lifestyle Marketing GmbH, dated November 17, 2023 (incorporated by reference to Exhibit 10.23 of Rezolve AI Limited’s Registration Statement on Form F-4, filed with the SEC on May 20, 2024).

10.8

Loan Agreement, dated September 28, 2023, by and among Rezolve, Radio Group and the other parties thereto (incorporated by reference to Exhibit 10.24 of Rezolve AI Limited’s Registration Statement on Form F-4, filed with the SEC on May 20, 2024).

10.9

Amended and Restated Standby Equity Purchase Agreement, dated as of February 2, 2024, by and between YA II PN, Ltd., Armada Acquisition Corp. I, Rezolve Limited and Rezolve AI Limited (incorporated by reference to Exhibit 2.1 of Armada's Current Report on Form 8-K, filed with the SEC on February 9, 2024).

10.10

Second Amended and Restated Standby Equity Purchase Agreement, dated as of September 6, 2024, by and between YA II PN, Ltd. and Rezolve AI Limited (incorporated by reference to Exhibit 99.1 of Rezolve's Report on Form 6-K, filed with the SEC on September 13, 2024).

10.11

Promissory Note, dated as of September 9, 2024, by and among YA II PN, Ltd. and Rezolve AI Limited (incorporated by reference to Exhibit 99.2 of Rezolve’s Report on Form 6-K, filed with the SEC on September 13, 2024).

10.12	Promissory Note, dated as of November 29, 2024, by and among YA II PN, Ltd. and Rezolve AI Limited (incorporated by reference to Exhibit 99.1 of Rezolve's Report on Form 6-K, filed December 5, 2024).
10.13

Letter Agreement, dated as of December 17, 2024, by and among the Company, Apeiron Investment Group Ltd. and Bradley Wickens (incorporated by reference to Exhibit 10.2 of Rezolve's Report on Form 6-K, filed December 18, 2024).

10.14	Form of Deed of Amendment (incorporated by reference to Exhibit 10.3 of Rezolve's Report on Form 6-K, filed December 18, 2024).
10.15	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of Rezolve's Report on Form 6-K, filed December 23, 2024).
10.16

Loan Agreement, dated January 23, 2025, between Rezolve AI Ltd., as borrower, and Joh. Berenberg, Gossler & Co. KG, as lender (incorporated by reference to Exhibit 10.1 of Rezolve's Report on Form 6-K, filed January 29, 2025.

10.17	Purchase Agreement, dated February 4, 2025, by and between Rezolve AI Limited and DBLP Sea Cow Ltd. (incorporated by reference to Exhibit 10.1 of Rezolve's Report on Form 6-K, filed February 7, 2025).
10.18

Purchase Agreement, dated February 11, 2025, by and among Rezolve AI Limited, GroupBy Inc, GroupBy International Ltd. and Fortis Advisors LLC, as representative of the sellers party thereto (incorporated by reference to Exhibit 10.1 of Rezolve's Report on Form 6-K, filed February 11, 2025).

10.19

Form of Securities Purchase Agreement, dated February 21, 2025, between Rezolve AI Ltd., and each of the investors listed on the Schedule of Buyers attached thereto (incorporated by reference to Exhibit 10.1 of Rezolve's Report on Form 6-K, filed February 25, 2025).

10.20	Form of Convertible Note (incorporated by reference to Exhibit 10.2 of Rezolve's Report on Form 6-K, filed February 25, 2025).
10.21

Amendment to the Purchase Agreement, dated February 28, 2025, by and among Rezolve AI Limited and Fortis Advisors LLC, as representative of the sellers party thereto (incorporated by reference to Exhibit 10.1 of Rezolve's Report on Form 6-K, filed March 6, 2025).

10.22	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of Rezolve's Report on Form 6-K, filed July 25, 2025).
10.23

Placement Agent Agreement, dated July 24, 2025, between Rezolve AI plc and A.G.P/Alliance Global Partners (incorporated by reference to Exhibit 10.2 of Rezolve's Report on Form 6-K, filed July 25, 2025).

10.24	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of Rezolve's Report on Form 6-K, filed July 25, 2025).
23.1*	Consent of Grassi & Co., CPAs, PC.
23.2*	Consent of MNP LLP.

II-2

23.3*	Consent of Taylor Wessing LLP (included in Exhibit 5.1).
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema With Embedded Linkbase Documents.
104	Cover Page Interactive Data File.
107*	Calculation of Fee Table.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city London, United Kingdom, on the 25th day of September, 2025.

Rezolve AI plc
/s/ Daniel Wagner
Daniel Wagner
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel Wagner Daniel Wagner	Chief Executive Officer and Director (Principal Executive Officer)	September 25, 2025

/s/ Richard Burchill Richard Burchill	Chief Financial Officer (Principal Financial and Accounting Officer)	September 25, 2025
September 25, 2025
/s/ Anthony Sharp
Anthony Sharp	Director	September 25, 2025

/s/ Sir David Wright
Sir David Wright	Director	September 25, 2025

/s/ Stephen Perry
Stephen Perry	Director	September 25, 2025

/s/ Derek Smith
Derek Smith	Director	September 25, 2025

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on the 25th of September, 2025.

Cogency Global Inc
/s/ Colleen A. DeVries
Colleen A. DeVries
Senior Vice-President on behalf of Cogency Global Inc